   As filed with the Securities and Exchange Commission on September 14, 1999
                                                      Registration No. 333-83141

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                 Amendment No. 1
                                       To

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------
                          Bombardier Capital CF II Inc.
             (Exact name of Registrant as specified in its charter)

          Delaware                                 P.O. Box 200                            59-3586233
(State or other jurisdiction                 1600 Mountain View Drive                   (I.R.S. Employer
of incorporation or organization)            Colchester, Vermont  05446               Identification Number)
                                                  (802) 655-2607
                                          (Address, including zip code, and
                                       telephone number, including area code, of
                                        Registrant's principal executive offices)
                                                 --------------------

                                                  GEORGE W. CALVER
                                                    P.O. Box 200
                                              1600 Mountain View Drive
                                              Colchester, Vermont 05446
                                                   (802) 655-2607
                                 (Name and address, including zip code, and telephone
                                    number, including area code, of agent for service)
                                               --------------------
                                                     Copies to:

  STEVEN J. MOLITOR, ESQ.                                                                SIEGFRIED KNOPF, ESQ.
Morgan, Lewis & Bockius LLP                                                                Brown & Wood LLP
    101 Park Avenue                                                                      One World Trade Center
New York, New York  10178                                                               New York, New York 10048
     212-309-6183                                                                             212-839-5334

                         --------------------
     Approximate date of commencement of proposed sale to the public:
  From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                              --------------------


                                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
                                                    Proposed              Proposed
         Title of Each                               Maximum               Maximum             Amount of
      Class of Securities        Amount to be     Offering Price      Aggregate Offering      Registration
        to be Registered          Registered        Per Share*              Price*               Fee**
-----------------------------------------------------------------------------------------------------------
Asset Backed Securities.....      $1,000,000           100%               $1,000,000              $278
-----------------------------------------------------------------------------------------------------------


(*) Estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(**) The registration fee has been previously paid.

     We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained in this prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration relating to these securities has been filed with the SEC but has not yet been declared effective by the SEC. We may not sell these securities until the final prospectus supplement and prospectus are delivered. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities in any state where it is not permitted.

           PRELIMINARY PROSPECTUS SUPPLEMENT DATED __________ __, 1999
                              SUBJECT TO COMPLETION


PROSPECTUS SUPPLEMENT                                                    [LOGO]
To Prospectus dated ________ __, 199_

                      BCI CONSUMER RECEIVABLE TRUST 1999-_
                                     issuer

                $_________________% Asset Backed Notes, Class A-1
          $_________________Floating Rate Asset Backed Notes, Class A-2
                $_________________% Asset Backed Notes, Class A-3


                          BOMBARDIER CAPITAL CF II INC.
                                    depositor
                             BOMBARDIER CAPITAL INC.
                               seller and servicer

Investing in these notes involves risks. You should not purchase these notes unless you fully understand their risks and structure. See "Risk Factors" beginning on page S-__ of this prospectus supplement.

These notes will be obligations of the trust only. Neither these notes nor the assets of the trust will be obligations of Bombardier Capital CF II Inc., Bombardier Capital Inc. or any of their respective affiliates.


 General:

    The trust's source of funds for making payments on the notes will be collections on the receivables owned by the trust, a reserve account and a bond insurance policy. The receivables consist of retail installment sales contracts and promissory notes for the purchase of a variety of consumer products and equipment.

    Interest and principal will be payable on the __th of each month. The first payment will be due ___________, 1999.

    Principal will be paid on the Class A-1 Notes , then on Class A-2 , and then on Class A-3 until each is fully paid.

Credit Enhancement:

    An insurance policy issued by ________________________ will guarantee timely payment of interest and ultimate payment of principal.

   [A reserve account funded with an initial balance of $_________ will be available to pay shortfalls in payments on the notes.]

   [The notes will be overcollateralized since the principal balance on ________, 199_ of the receivables owned by the trust will exceed the initial principal balance of the notes by $________.]



                                                                          Proceeds to the
                                Price to           Underwriting          Depositor Before
                                 Public              Discount                Expenses
Per Class A-1 Note.........    $ ______           $ ______               $ ________
Per Class A-2 Note.........    $ ______           $ ______               $ ________
Per Class A-3 Note.........    $ ______           $ ______               $ ________
Total......................    $                  $                      $
                                =======             =======                ========



         Neither the SEC nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement and prospectus are accurate or complete. Any representation to the contrary is a criminal offense.
                               Merrill Lynch & Co

The date of this prospectus supplement is ___________ ___, 199_.

                                TABLE OF CONTENTS


                                                                          Page
                                                                          ----
IMPORTANT NOTICE...........................................................S-4

Summary....................................................................S-5

Risk Factors..............................................................S-10

Delinquency and losses on
   the receivables may be higher due
   to Bombardier Capital Inc.'s
   limited experience in underwriting
   consumer loans.........................................................S-10

The geographic concentration of
   receivables means noteholders will
   be especially sensitive to economic
   conditions in particular states........................................S-10

The trust has limited assets from which to
   make payments on your notes............................................S-11

Because the timing of principal payments
   is uncertain, the return on your
   investment may be adversely
   affected...............................................................S-11

The notes may lack liquidity which may
   limit your ability to sell your notes..................................S-11

The lack of physical notes may cause
   delays in payment and difficulties
   in pledging............................................................S-12

A reduction in the rating of your notes
   would have an adverse effect on
   the value of your notes................................................S-12

The trust's interest in the receivables may
   not be protected if Bombardier
   Capital Inc. improperly delivers
   the receivables to another party.......................................S-12

The value to the trust of its interest in the
   products securing the receivables
   is diminished because the trust
   may not have an interest in the
   products which is superior to other
   creditors..............................................................S-13

Collections on the receivables may be
   delayed or reduced if Bombardier
   Capital Inc. becomes insolvent.........................................S-13

The value to the trust of its interest in the
   products securing the receivables
   is diminished because the dollar
   amount of each receivable is high
   compared to the value of the
   product it finances...................................................S-14

Year 2000 readiness disclosure: you
   could be adversely affected in
   absence of year 2000 compliance.......................................S-14

The Trust................................................................S-17

General..................................................................S-17

Capitalization of the Trust..............................................S-18

The Owner Trustee........................................................S-18

The Trust Property.......................................................S-18

The Receivables Pool.....................................................S-20

General..................................................................S-20

Other Characteristics....................................................S-20

Characteristics of the Receivables.......................................S-21

Bombardier Capital Inc...................................................S-27

Delinquency, Loss and Repossession Information...........................S-27

Weighted Average Life of the Notes.......................................S-30

                                                                          Page
                                                                          ----
Description of the Notes.................................................S-34

General..................................................................S-34

Distributions...........................................................S-35

Interest................................................................S-35

Principal...............................................................S-36

Reserve Account.........................................................S-37

Optional Redemption.....................................................S-38

Description of the Trust Documents and Indenture........................S-39

Accounts................................................................S-39

Distributions...........................................................S-39

Statements to Securityholders...........................................S-41

Administrator...........................................................S-42

The Bond Insurance Policy...............................................S-42

The Insurer.............................................................S-44

Rights of the Insurer...................................................S-46

Material Federal Income Tax Consequences................................S-47

ERISA Considerations....................................................S-47

Underwriting............................................................S-48

Legal Matters...........................................................S-50

                 IMPORTANT NOTICE ABOUT THE INFORMATION IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


       Information about the offered securities is contained in (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered securities, and (b) this prospectus supplement, which describes the specific terms of the offered securities.


       You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.


       This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

                                     Summary

This summary contains only selected information about the notes and does not contain all information that you should consider in making your investment decision. To fully understand the terms of the notes, you should read the remainder of this prospectus supplement and the accompanying prospectus in their entirety.


Offered Securities

We are forming a trust to be named "BCI Consumer Receivable Trust 1999-__." The trust will issue the following classes of notes:

         $________ ___% Asset Backed
        Notes, Class A-1,
         $________ Floating Rate Asset
        Backed Notes, Class A-2 and
         $________ ___% Asset Backed
        Notes, Class A-3.

We are offering the notes by means of this prospectus supplement and the accompanying prospectus. The notes will represent obligations of the trust secured by the assets of the trust.



Trust Assets


The trust's source of funds for making payments on the notes will be collections on its receivables[, amounts on deposit in a reserve account] and a bond insurance policy.

The receivables will consist of conventional retail installment sales contracts and promissory notes for the purchase of consumer products and equipment, including:

       all terrain vehicles, including three and four-wheeled off-road vehicles,

       snowmobiles,

       personal watercraft,

       motorcycles, including street-legal
       motorcycles and dirt bikes,

       recreational vehicles, including
       motorhomes, hitch-mounted trailers
       and truck bed-mounted trailers and
       trucks used with trailers,

       trailers, including horse trailers, cargo trailers and boat trailers,

       boats, including inboard and outboard
       motored boats,

       neighborhood vehicles, which are
       electric vehicles similar to golf carts and generally used in gated communities,

       lawn and garden equipment, including
       lawn tractors,

       golf carts, and

       keyboard instruments, including
       pianos and organs

The receivables have been either originated by Bombardier Capital Inc. through its network of independent dealers or purchased by it in the ordinary course of business. The dealers include specialized dealers as well as dealers that sell multiple products and other goods and services. The receivables are generally prepayable at any time without penalty.

The bond insurance policy will be issued by [ ] for the benefit of the noteholders. See "The Bond Insurance Policy" in this prospectus supplement.

Selected Receivable Data as of_____________, 1999

Number of receivables _________

Aggregate unpaid principal balances   $________

Range of unpaid principal balances $_______- $_______

Average unpaid principal balance    _________

Range of financing rates    _______%________%

Weighted average financing rate _______%


Range of remaining terms to maturity ____months - ____months

Weighted average remaining term to maturity ____months

Weighted average contract or promissory note age ____months


[Range of original loan-to-value ratios _______%-_______%]

[Weighted average original loan-to-value ratio _______%]


The figures relating to remaining term to maturity were derived assuming that scheduled payments on the receivables after __________ 1, 1999 are received when due and without prepayment. The figure for weighted average contract or promissory note age was based on the number of months from and including the first monthly payment to and including __________ 1, 1999. Weighted averages are calculated by multiplying the relevant data for each receivable by the outstanding principal balance of that receivable, taking the sum of all of these products and dividing the total by the total outstanding principal balance of all the receivables in the trust.

Principal Parties:


Trust - BCI Consumer Receivable Trust 1999-1, a Delaware business trust, will issue the notes and certificates.

Depositor - Bombardier Capital CF II Inc., a Delaware special purpose corporation, will form the trust and will deposit the receivables into the trust.

Seller - Bombardier Capital Inc. will sell the receivables to the depositor. See "Bombardier Capital Inc." in the prospectus.

Servicer - Bombardier Capital Inc. or its wholly-owned subsidiary will service the receivables on behalf of the trust.


Indenture Trustee - [                 ] will act as trustee under the indenture
between the trust and the indenture trustee. The notes will be issued under the indenture.


Owner Trustee - [                      ], a Delaware trust company, will act as
owner trustee for the trust.


Insurer - _________________ will provide an irrevocable financial guaranty insurance policy which will unconditionally and irrevocably guaranty payments on the notes as specified in "The Bond Insurance Policy ."

Closing Date

We expect that the notes will be issued and purchased by the underwriters on or about ________, 1999.


Distributions on the Notes:


General


You will receive payments of interest and principal on the _____th day of each month or the first business day after the __th beginning
________, 1999.

Interest Payments

On each payment date, you will be entitled to interest accrued on your notes since the last payment date. For the ____, 1999 payment date interest will accrue from the closing date.


Per Annum Interest Rates. The Class A-1 Notes and Class A-3 Notes will accrue interest at a fixed rate per annum; the Class A-2 Notes at a variable rate per annum subject to a maximum rate of __%:

Class A-1 ___%
Class A-2 LIBOR plus __%

Class A-3 ___%


        The Class A-1 and Class A-3 Notes
        will accrue interest on the basis of a
        360-day year of twelve 30-day
        months.  This means that on each
        payment date, 30 days of interest will
        have accrued on the Class A-1 and
        Class A-3 Notes, regardless of the
        actual number of days since the last
        payment date.

        The Class A-2 Notes will accrue
        interest on the basis of the actual
        number of days in each year, divided
        by 360.  This means that on each
        payment date, the number of days of
        interest that will have accrued on the
        Class A-2 Notes will be the actual
        number of days since the last payment
        date.

Determination of LIBOR - For purposes of setting the interest rate on the Class A-2 Notes, LIBOR is the rate for deposits in U.S. dollars for a one-month period which appears on the Dow Jones Telerate Page 3750 or similar replacement page as of 11:00 a.m., London time, on the related LIBOR determination date. See "Description of the Notes--Interest" in this prospectus supplement for a discussion of the determination of LIBOR if that rate does not appear on Dow Jones Telerate Page 3750 or similar replacement page. The LIBOR determination date is the second London business day prior to each payment date and the closing date. On each payment date, the interest rate on the Class A-2 Notes will adjust based on that determination.


Principal Payments:

Amount of Principal Payable on Each Payment Date. The trust will make payments of principal on the notes on each payment date . The principal payable on each payment date will be based on the total principal collections on the receivables during the preceding calendar month, plus the principal balance of defaulted receivables.


Sequential Payment Among Classes. No principal payments will be made on the

Class A-2 Notes until the Class A-1 Notes have been paid in full. No principal payments will be made on the Class A-3 Notes until the Class A-2 Notes have been paid in full.


Stated Maturity Dates.  The trust is
required to pay the outstanding principal amount of a class of notes, to the extent not previously paid, by the following date:


Class           Stated Maturity

A-1
A-2
A-3


Optional Redemption. The trust will redeem the outstanding notes on any payment date on which the depositor exercises its option to purchase the receivables. [Terms and conditions of redemption to be specified.] The depositor may purchase the receivables once the aggregate principal balance of the receivables has declined to [10]% or less of their balance as of _____ 1, 1999.

Credit Enhancement:


Bond Insurance Policy

You will have the benefit of an irrevocable
financial guaranty insurance policy issued
by [           ]. See "The Insurer" in this prospectus supplement.


The bond insurance policy will permit claims to be made on it in circumstances where collections on the receivables and amounts in the reserve account are insufficient to pay interest due on the notes on any payment date or principal due at maturity. See "The Bond Insurance Policy" for a description of procedures and conditions for claims on the policy.

Amounts held in the reserve account, and available amounts from collections on the receivables, must be exhausted before a claim can be made on the bond insurance policy. Unless it is in default under the bond insurance policy, the insurer will control all noteholder consents, approvals and directions under the indenture.


Reserve Account


You will also have the benefit of funds held in the reserve account . The initial amount in the reserve account will be ___% of the principal balance of the notes as of [date]. This amount will be deposited from [funds of the depositor] [offering proceeds]. The indenture trustee will apply funds in the reserve account to make payments due on the notes that are not covered by collections on the receivables. Amounts held in the reserve account must be exhausted before a claim can be made on the bond insurance policy.


Priority of Payments;
Overcollateralization
On each payment date, the indenture trustee will apply the trust's available funds as described in this document:


        first, to pay the premium on the bond
        insurance policy ;

        second, if Bombardier Capital Inc. is
        no longer the servicer, the servicing
        fee;

        third, to reimburse the
        servicer for advances it has made;

        fourth, to pay interest on the
        notes;

        fifth, to pay principal due on
        the notes in the order described
        under "Description of the
        Notes--Principal";

        sixth, if necessary, to restore
        the reserve account to its
        required level;

        seventh, to pay the administrator,
        the administrator fee;

        eighth,  to pay Bombardier
        Capital Inc., if it is the
        servicer, the servicing fee;
        and

        ninth, to pay amounts due to the
        holders of the certificates.

The notes will be overcollateralized since the principal balance of the receivables on _____1, 1999 will exceed the initial principal balance of the notes by approximately $__________. This overcollateralization will be represented by the certificates. In the event that the trust has insufficient funds to make full payment of interest on the notes when due, the funds available will be applied pro rata to each class of notes based on the amount payable to each class. The amount of the shortfall will be carried forward to be added to the amount of interest payable on the next payment date. The shortfall amount will bear interest, to the extent permitted by law, at the interest rate for that class.


Ratings


Before the notes can be issued, we must obtain a rating on the notes of "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. The ratings of the notes will depend primarily on an assessment by these rating agencies of the claims-paying ability of the insurer. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.


Federal Income Tax Matters


In the opinion of Morgan, Lewis & Bockius LLP, for federal income tax purposes, the notes will be characterized as debt, and the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation. See " Material Federal and State Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the prospectus.


ERISA Considerations

Subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and the prospectus, the notes are eligible for purchase by employee benefit plans.

                                  Risk Factors

        The notes are not suitable investments for all investors. In particular, you should not purchase any class of notes unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class.

        The notes are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.


Delinquency and losses on the receivables may be higher due to Bombardier Capital Inc.'s limited experience in underwriting consumer loans

        You will be relying on Bombardier Capital Inc. both for its origination and underwriting of the receivables securing the notes and for its ongoing servicing of those receivables. Bombardier Capital Inc.'s Consumer Finance Division began underwriting and servicing retail installment contracts for consumer products and equipment in May 1997. The future performance of receivables underwritten and serviced by Bombardier Capital Inc. may entail a greater risk of delinquency and default than that of a company that has operated for a longer period of time. This is because underwriters and servicers with relatively less experience have a greater risk of performing below market averages. In addition, these underwriters and servicers have more limited historical delinquency and loss data available for an investor to assess. The result is an increased risk of delinquency and loss on the receivables that increases the risk of a loss on your notes. There can be no assurance that the delinquency and loss experience on the receivables will not exceed industry norms. Bombardier Capital Inc. does not currently have extensive historical loss data on its consumer finance receivable portfolio which limits your ability to assess this risk.

The geographic concentration of receivables means noteholders will be especially sensitive to economic conditions in particular states

        Approximately __%, __%, __% and __% of the receivables by principal balance as of ______ 1, 1999 are expected to be located in the states of ___, ___, ___ and ___. Consequently, losses and prepayments on the receivables and the resulting payments on the notes may be affected significantly by adverse economic conditions or other factors particularly affecting these states. No more than [5]% of the receivables by aggregate principal balance as of ______ 1, 1999 will be located in any other state. [Revise depending on concentrations.]

The trust has limited assets from which to make payments on your notes


        The trust will not have any significant assets or sources of funds to make payments on the notes other than the receivables, the bond insurance policy and the reserve account. If for any reason the policy is unavailable, you will be relying for repayment of your notes solely upon payments on the receivables and amounts, if any, in the reserve account. Although funds in the reserve account may be available to cover shortfalls in distributions of interest and principal on the notes, the amounts available in the reserve account are limited. If the reserve account becomes depleted and the policy becomes unavailable, the trust will depend solely on current collections on the receivables to make payments on the notes. In these circumstances, a decline in payments on the receivables could result in a loss on your notes.

Because the timing of principal payments is uncertain, the return on your investment may be adversely affected

        Each receivable may be prepaid at any time at the option of the obligor and must be prepaid if the obligor sells the product securing the receivable. Prepayments may also occur as a result of defaults, damage to the related products, death of an obligor or other reasons. Also, the depositor and the seller may be required to repurchase one or more receivables from the trust as a result of breaches of representations and warranties, and the depositor will have the right to purchase all remaining receivables from the trust when their balance has declined to [10]% or less of the initial balance. Each prepayment, repurchase or purchase will shorten the average life of the notes. Prepayment rates may be influenced by a variety of factors and cannot be predicted with any assurance.

        You may therefore receive principal payments on the notes at a rate that is faster or slower than you expect. For example, you could receive principal payments on the notes more quickly than expected at a time when the interest rate at which you can reinvest the principal returned to you is lower than the rate on the notes. You will bear this and all other risks that the timing of principal payments on the notes will prevent you from attaining your desired return.

The notes may lack liquidity which may limit your ability to sell your notes

        The underwriters intend to make a market for the purchase and sale of the notes after their initial issuance but have no obligation to do so. There is no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may only be able to sell your notes at a reduced price, if at all.

        The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity could have a severely adverse effect on the prices at which the notes can be sold.

The lack of physical notes may cause delays in payment and difficulties in pledging


        The notes will be issued only in book-entry form through The Depository Trust Company, Euroclear or Cedelbank. Your ability to pledge a note to a person that does not participate in those systems may be limited because of the lack of a physical note. In addition, note payments will not be made directly to you. Instead, the indenture trustee or its paying agent will send all distributions to The Depository Trust Company, which will then credit those distributions to the participating organizations. Those organizations must in turn credit accounts you have either directly or indirectly through indirect participants for you to receive your payments. This may cause you to experience some delay in receiving payments on the notes.


A reduction in the rating of your notes would have an adverse effect on the value of your notes

        Any suspension, reduction or withdrawal in the ratings assigned to the notes would reduce the market value of the notes and may adversely affect your ability to sell them. The ratings of the notes will depend primarily on an assessment by Moody's and S&P of the claims-paying ability of the insurer. Any reduction in the rating assigned to the claims-paying ability of the insurer would likely result in a corresponding reduction in the rating of the notes. The rating by the rating agencies of the notes is not a recommendation to you to purchase, hold or sell the notes. For example, the rating does not comment as to the price at which the notes are being offered to you or the suitability of the notes for you. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In addition, ratings assess credit risk and do not address likelihood of prepayments.

The trust's interest in the receivables may not be protected if Bombardier Capital Inc. improperly delivers the receivables to another party

        Under the indenture, the trust will grant a security interest in the receivables under applicable state law to the indenture trustee for your benefit. Bombardier Capital Inc., as servicer, and not the indenture trustee, will maintain custody of the receivable files. The contracts evidencing the receivables will not be stamped or otherwise marked to indicate that they have been sold to the trust and pledged to the indenture trustee. If through inadvertence or otherwise, any of the contracts evidencing the receivables are sold or pledged to another party who takes physical possession of the contracts evidencing those receivables, under applicable state law governing the rights of parties in receivables, there is a risk that party will acquire an interest in those receivables superior to the interest of the indenture trustee and the noteholders. The party acquiring a superior interest could then deprive you of the benefits of those receivables. In that case you would be reliant on the reserve account, the bond insurance policy and any receivables not improperly delivered for payments on the notes. This could cause losses on the notes. The value to the trust of its interest in the products securing the receivables is diminished because the trust may not have an interest in the products which is superior to other creditors

        The documents which are filed with applicable state authorities showing Bombardier Capital Inc.'s interest in the products securing the receivables will not be amended to reflect the assignment of these interests in the products to the indenture trustee. Without an amendment, in some states the indenture trustee may not have a interest in the products securing the receivables superior to other parties which obtain an interest. In addition, Bombardier Capital Inc., as servicer, does not always take steps under applicable state law to cause its interest to be superior to other parties which could take an interest in the products. Thus the interest in a particular product that has been assigned to the indenture trustee may not be superior to other parties' interests. Also, interests in the products created because of repair or unpaid taxes may be superior to the indenture trustee's interest even if Bombardier Capital Inc. takes all legal steps to protect its interest. See "Description of the Trust Documents--Sale and Assignment of the Receivables" and "Material
Legal Aspects of the Receivables" in the prospectus. If the indenture trustee does not have an interest in a particular product which is superior to the interests of other parties in the products, then the receivables may not be secured, which increases the risk that you will not be paid all of the interest and principal due to you.

        Collections on the receivables may be delayed or reduced if Bombardier Capital Inc. becomes insolvent

        Bombardier Capital Inc. and the depositor intend that the transfer of receivables to the depositor will constitute an absolute transfer and assignment, rather than a pledge of the receivables to secure indebtedness of the seller. For accounting purposes, Bombardier Capital Inc. and the depositor intend that the transfer of receivables be treated as a financing. If Bombardier Capital Inc. were to become a debtor under the federal bankruptcy code or similar applicable state laws, a creditor or trustee in bankruptcy of the seller or the seller as debtor-in-possession might attempt to include the receivables in the seller's bankruptcy estate. To do so it might argue that the transfer of receivables by Bombardier Capital Inc. was in fact a pledge of the receivables rather than an absolute transfer and assignment. Alternately or in addition, it might argue that the assets of the depositor, including the receivables, should be consolidated into Bombardier Capital Inc.'s bankruptcy estate. Either of these positions, if presented to or accepted by a court, could cause the trust to experience a delay in, or reduction of, collections on the receivables and could cause you to lose your entire investment.

The value to the trust of its interest in the products securing the receivables is diminished because the dollar amount of each receivable is high compared to the value of the product it finances

        The dollar amount owed on each receivable is almost equal to or exceeds the dollar value of the product which is financed. Because products quickly lose their value, the value of a product is likely to be less than the amount owed under the receivable. This increases the chance that if an obligor does not pay amounts that are owed, the trust will lose money on that receivable. This in turn increases the risk you will not receive all amounts due to you.

Year 2000 readiness disclosure: you could be adversely affected in absence of year 2000 compliance

        Bombardier Capital Inc. has made efforts to identify, modify or replace computer systems which are not year 2000 compliant and to address other related issues associated with the change of the millennium, although there is no assurance these efforts will be fully successful. In the event that computer problems arise out of a failure to identify, modify or replace appropriate systems on time, or in the event that the computer systems of Bombardier Capital Inc., the trustee or material external suppliers are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the receivables could materially and adversely affect the holders of the notes.

        Bombardier Capital Inc.'s efforts at year 2000 compliance seek to identify and address the effects of the change of the millennium on various information technology and non-information technology elements of its business. With the support of an outside analyst, Bombardier Capital Inc. has assessed four main areas where there would likely be a year 2000 impact: the information technology areas of hardware and software components, business applications and end-user applications and the non-information technology area of building facilities. The analyst assigned each of these elements a high, medium or low level of criticality and recommended actions which outlined the need to fix, replace, discard or further test that element. Most of the areas identified as needing adjustment for compliance purposes have at this time been made year 2000 compliant; those areas not yet year 2000 compliant are scheduled to be made so by the end of third quarter of 1999. It is however not possible to ensure that all aspects of remediation and testing will be successful.

        Bombardier Capital Inc. deals with many different manufacturing companies and dealerships. The divisions within Bombardier Capital Inc. which interface directly with these companies have been asked to ascertain their compliance status by sending Year 2000 letters and questionnaires. Bombardier Capital Inc.'s Consumer Finance Division deals only with dealers and individual consumers. Due to the large number of entities this represents and the low risk presented by each--a single default on a loan at this level would not jeopardize the Consumer Finance Division's business--Bombardier Capital Inc.
has taken the view that sending questionnaires to every account would entail an unreasonable amount of effort. In the event that an unexpectedly large number of dealer and/or consumer defaults occurred in connection with the change of the millennium, collections on the receivables might not be enough to fund payments on your securities.

        The most likely worst case year 2000 scenario faced by the Consumer Finance Division would be a power outage. Part of the contingency plan for such an occurrence is the development of a "war room" which would allow the business to continue, if at a degraded capacity. A cost analysis is currently being put together for the reservation of a generator to run the computer rooms and the war room. With the implementation of this plan, telephone communication would remain viable and the Consumer Finance Division would continue to be in a position to accept applications. Contingency planning for the possibility of an operational disruption at this stage also anticipates the availability of support teams during the weekend of January 1, 2000 to ensure that facilities are operational, critical systems are intact, hardware and software are thoroughly tested, and key suppliers are contacted. Further elements, already completed, of this planning include the identification of manual processes that can be put in place in the event that operational systems have year 2000-related problems and the identification of alternate suppliers, including credit bureaus, to replace the existing suppliers should they be adversely affected by the change of millennium. Bombardier Capital Inc. has also formed a crisis management committee to develop plans and procedures that will prepare the organization to initiate effective and timely action in the instance of year 2000-related emergency situations.

        The Consumer Finance Division is also assessing suppliers that are deemed critical to sustained operations. This assessment involves appraising supplier understanding of compliance issues, as well as their ability to deliver products and services effectively throughout the year 2000 transition. The Consumer Finance Division currently utilizes two vendor packages for its operating systems. Bombardier Capital Inc. has secured written confirmation from these vendors of their respective systems' year 2000 compliance as well as a disclosure of their company contingency and disaster recovery plans. Bombardier Capital Inc. has also gathered information with respect to all significant vendors and third parties, either from the internet or by written inquiries. The information collected indicates that approximately 79% of Bombardier Capital Inc.'s significant vendors and other business relations are presently year 2000 compliant. The remainder are in the process of reaching compliance, none scheduled for completion later than the end of the third quarter of 1999. Bombardier cannot confirm the accuracy of this information. There is no assurance all significant vendors and third parties will be year 2000 compliant.


        With respect to the year 2000 problem, The Depository Trust Company has informed members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions, including principal and interest payments, to certificate holders, book-entry deliveries, and settlement of trades within The Depository Trust Company, continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, The Depository Trust Company's plan includes a testing phase, which is expected to be completed within appropriate time frames. Bombardier has not independently verified the information provided to it by The Depository Trust Company.

        However, The Depository Trust Company's ability to perform properly its services is also dependent upon other parties, including but not limited to its participating organizations, through which you will hold your certificates, as well as the computer systems of third party service providers. The Depository Trust Company has informed the financial community that it is contacting and will continue to contact third party vendors from whom The Depository Trust Company acquires services to:

        impress upon them the importance of their services being year 2000 compliant; and

        determine the extent of their efforts for year 2000 remediation, and, as appropriate, testing, of their services.

        In addition, The Depository Trust Company has stated that it is in the process of developing these contingency plans as it deems appropriate.


        If problems associated with the year 2000 problem were to occur with respect to The Depository Trust Company and the services it provides, payments to you could be delayed or otherwise adversely affected.

                           Forward-Looking Statements

        In this prospectus supplement [and the accompanying prospectus], Bombardier Capital CF II Inc. uses forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Weighted Average Life of the Notes." Forward-looking statements are also found elsewhere in this prospectus supplement and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are inherently subject to a variety of risks and uncertainties. Actual results differ materially from those we anticipate due to changes in, among other things:

        economic conditions and industry competition;

        political, social and economic conditions;

        the law and government regulatory initiatives; and

        interest rate fluctuations.

        Bombardier Capital CF II Inc. will not update or revise any forward-looking statements to reflect changes in its expectations or changes in the conditions or circumstances on which the statements were originally based.

                                    The Trust

General


        BCI Consumer Receivable Trust 1999-_ is a business trust formed under the laws of the State of Delaware by a trust agreement, dated as of ____ 1, 1999, between the depositor and ____________, as owner trustee under the trust agreement. The trust will be formed solely for the purpose of engaging in the transactions described in this prospectus supplement.

        Not including amounts in the reserve account, the trust will initially be capitalized with equity equal to approximately $[ ], which is the difference between the aggregate principal amount of the receivables in the trust as of the cut-off date of ________ 1, 1999 and the initial aggregate principal amount of the notes. The equity in the trust, including the right to receive distributions from the reserve account, will be evidenced by the certificates issued by the trust to the depositor, which may then hold the equity or sell or otherwise transfer it. The net proceeds from the sale of the notes will be used by the trust to purchase the receivables from the depositor in accordance with the sale and servicing agreement, dated as of ____ 1, 1999 , among the depositor, the trust, the indenture trustee and the servicer, which initially is Bombardier Capital Inc. Simultaneously, Bombardier Capital Inc., in its capacity as seller will have [contributed] [sold] and absolutely assigned the receivables to the depositor in accordance with a transfer agreement, dated as of ____ 1, 1999, between the Bombardier Capital Inc., as seller, and the depositor.

        The trust's principal offices are in Wilmington, Delaware, at the address listed below under "--The Owner Trustee."


Capitalization of the Trust

        The following table illustrates the capitalization of the trust as of the cut-off date, as if the issuance and sale of the notes and certificates had taken place on that date:



Class A-1 Notes...........................             $___,___,___
Class A-2 Notes...........................              ___,___,___
Class A-3 Notes...........................              ___,___,___
Certificates..............................              ___,___,___
        Total.............................             $___,___,___

                                             ======================

The Owner Trustee


        [Owner Trustee] is the owner trustee under the trust agreement. [Owner Trustee] is a Delaware banking corporation and its principal offices are located at ___________________________________________. The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee's liability in connection with the issuance and sale of the certificates and the notes is limited solely to the express obligations of the owner trustee as set forth in the trust agreement.


                               The Trust Property

        The trust property will include:

                (1) the receivables in the trust;

                (2) all rights to receive payments due thereon on or after [DATE] but excluding insurance premiums, late fees and other servicing charges;

                (3) amounts held in the collection account and the reserve account, including all investments and all income from the investment of funds in these accounts, and all proceeds thereof;

                (4) an assignment of the security interests of Bombardier Capital Inc., as seller, in the products and equipment securing the related receivables in the trust;

                (5) an assignment of the right to receive proceeds from claims on insurance policies covering the products and equipment and the obligors;

                (6) an assignment of the right to receive proceeds from dealer recourse, meaning contractual recourse against dealers of the products in the event that certain representations made by the dealer as to the manner in which the products are sold have been breached; and

                (7) all of the trust's rights under the sale and servicing agreement.

        The receivables in the trust will consist of retail installment sales contracts and promissory notes relating to the purchase of various consumer products including all terrain vehicles, including three and four-wheeled off-road vehicles, snowmobiles, personal watercraft, motorcycles, including street-legal motorcycles and dirt bikes, recreational vehicles, including motorhomes, hitch-mounted trailers and truck bed-mounted trailers and trucks used with trailers, trailers, including horse trailers, cargo trailers and boat trailers, boats, including inboard and outboard motored boats, neighborhood vehicles, which are electric vehicles similar to golf carts and generally used in gated communities, lawn and garden equipment, including lawn tractors, golf carts and keyboard instruments, including pianos and organs. The receivables are generated when a consumer of these goods elects to fund the purchase price by entering into a financing arrangement with the dealer of such goods. The dealers' rights to receive payments under these arrangements, whether originated by Bombardier Capital Inc. or acquired by it from a third party dealer, are conveyed by Bombardier Capital Inc. to the depositor and from the depositor to the trust.


        See "The Receivables" and "Description of the Trust Documents-- Collections" in the accompanying Prospectus.


        Under the indenture, dated as of ________ 1, 1999 , between the trust and _________, as indenture trustee under the indenture, the trust will grant a security interest in the trust property in favor of the indenture trustee on behalf of the noteholders. In addition, [INSURER], the insurer, will issue its irrevocable financial guaranty in the form of the bond insurance policy to the indenture trustee for the benefit of the noteholders.

        The servicer, as custodian on behalf of the trust, will hold for each receivable in the trust a receivable file containing the original contract evidencing the receivable, as well as copies of documents and instruments relating to that receivable and evidencing the interest in the product or equipment securing that receivable. Under applicable state law, a buyer or pledgee of assets like the receivables protects its interests by making a filing in the state where the principal place of business of the seller or pledgor of the receivables is located. State law provides the form of that filing and the office or offices within the state where the filing must occur. The form of that filing is known as a UCC-1 financing statement. Therefore, to protect the trust's ownership interest in the receivables in the trust under applicable state law, and the interests of the noteholders in these receivables under the indenture, the depositor will file a UCC-1 financing statement in Nevada, the location of the depositor's principal place of business. To further protect the interests of the noteholders in the receivables and other trust property, the trust will in turn file a UCC-1 financing statement in Florida. State law provides further methods by which parties like the trust and the depositor may protect themselves in acquiring assets like the receivables. One method is for the contracts evidencing the receivables to be stamped or otherwise marked to indicate that they have been sold or pledged. Another method is for the contracts to be physically delivered, directly or through an agent, to the purchaser or the pledgee. However, the contracts evidencing the receivables will not be stamped or otherwise marked to indicate thay have been sold to the trust and pledged to the indenture trustee. Nor will they be delivered to the indenture trustee as its agent. Because these additional steps will not have been taken, if through inadvertence or otherwise, any of the contracts evidencing the receivables are sold or pledged to another party who takes physical possession of the contracts evidencing those receivables, under applicable state law governing the rights of parties in receivables, there is a risk that party will acquire an interest in those receivables superior to the interest of the indenture trustee and the noteholders. This would cause a loss of principal on the notes.

                              The Receivables Pool

General


        The information presented in this prospectus supplement relates to the receivables in the trust as of the cut-off date, which is ___________. All of the receivables in the trust will be purchased directly or indirectly by Bombardier Capital Inc., as seller, from dealers, brokers and finance companies who regularly originate and sell receivables to Bombardier Capital Inc. or an affiliate, or will be originated by Bombardier Capital Inc. or an affiliate directly.

Other Characteristics

        As of the cut-off date, the receivables in the trust:


                (1) had a remaining maturity of at least __ months, but not more than ___ months;

                (2) had an original maturity of at least __ months, but not more than ___ months;

                (3) had an original principal balance of at least $______ and not more than $---------;


                (4) had a remaining principal balance of at least $_______ and not more than $________;


                (5) had a contractual rate of interest of at least ___% and not more than ___%; and

                (6) [were for the purchase of new products for _% of the trust and were for the purchase of used products for _% of the trust.]

        [As of the cut-off date, __% of the receivables in the trust were in an interest deferral period and the average deferral period remaining was _ months.] Neither the depositor nor the servicer may substitute other receivables for the receivables in the trust.


                       Characteristics of the Receivables

                   Geographic Concentration of the Receivables

                                     [TABLE]







(1) Based on the billing address of the obligor set forth in Bombardier Capital Inc.'s records.

* Indicates an amount greater than zero but less than ___% of the number of receivables in the trust based on the cut-off date principal balance of the initial receivables.

                         Types of Products and Equipment

                                     [TABLE]

                                 Distribution of Original Principal Balances of the Receivables
                                                                                                    % of Initial
                                                                          Aggregate                Receivables by
                                              Number of               Principal Balance             Outstanding
         Original Principal               Receivables as of           Outstanding-as-of          Principal-Balance
               Balance                      Cut-off-Date               Cut-off-Date             as-of-Cut-off-Date
------------------------------------------------------------------------------------------------------------------------
Less than $10,000....................                                      [TABLE]
Between $10,000 and
$19,999..............................
Between $20,000 and
$29,999..............................
Between $30,000 and
$39,999..............................
Between $40,000 and
$49,999..............................
Between $50,000 and
$59,999..............................
Between $60,000 and
$69,999..............................
Between $70,000 and
$79,999..............................
Between $80,000 and
$89,999..............................
Between $90,000 and
$99,999..............................
Between $100,000 and
$109,999.............................
Between $110,000 and
$119,999.............................
Between $120,000 and
$129,999.............................
Between $130,000 and
$139,999.............................
Between $140,000 and
$149,999.............................
Between $150,000 and
$159,999.............................
Between $160,000 and
$169,999.............................

Between $170,000 and
$179,999.............................
Between $180,000 and
$189,999.............................
Between $190,000 and
$199,999.............................
Between $200,000 and
$249,999.............................
Between $250,000 and
$299,999.............................
Between $400,000 and
$449,999.............................
Between $450,000 and
$499,999.............................
Between $500,000 and
$549,999.............................
Between $550,000 and
$599,999.............................
Between $600,000 and
$649,999.............................
Between $650,000 and
$699,999.............................
Between $700,000 and
$749,999.............................
Between $750,000 and
$799,999.............................
Between $800,000 and
$849,999.............................
Between $850,000 and
$899,999.............................
Between $900,000 and
$949,999.............................
Between $950,000 and
$999,999.............................
Over $999,999........................

                                     --------------------------       ----------------------   ------------------------
        Total........................
                                     =========================       =====================     ========================

                                         Year of Origination of the Receivables
                                                                                                  % of Initial
                                                                                                 Receivables-by
                                       Number of                 Aggregate Principal               Outstanding
                                   Receivables-as-of             Balance-Outstanding          Principal-Balance-as
     Year of Origination              Cut-off Date               as of Cut-off Date              of Cut-off Date
----------------------------------------------------------- ------------------------------------------------------------
1997.........................
1998.........................
1999.........................
                                     --------------------------      ---------------------     ------------------------
        Total................
                                     =========================       =====================     ========================


---------------------------


* Indicates an amount greater than zero but less than ___% as of the statistical calculation date principal balance.


                                 Distribution of Original Loan-to-value Ratios of the Receivables

                                                                                                  % of Initial
                                                                                                 Receivables by
                                       Number of                 Aggregate Principal               Outstanding
        Loan-to-Value              Receivables as of             Balance Outstanding          Principal-Balance-as
            Ratio                     Cut-off-Date               as-of-Cut-off-Date              of Cut-off Date
----------------------------------------------------------- ------------------------------------------------------------
Less than 61%................
From 61 to 65%...............
From 66 to 70%...............
From 71 to 75%...............
From 76 to 80%...............
From 81 to 85%...............
From 86 to 90%...............
From 91 to 95%...............
Over 95%.....................
                                     --------------------------      ---------------------     ------------------------
        Total................
                                     =========================       =====================     ========================

                                           Contractual Rates of Interest
                                                                                                  % of Initial
                                                                                                 Receivables by
                                          Number of             Aggregate Principal               Outstanding
  Contractual Rate of                 Receivables as of         Balance Outstanding           Principal-Balance-as
       Interest                          Cut-off Date           as of Cut-off Date              of Cut-off Date
--------------------------------------------------------- ------------------------------ -----------------------------
Less than 7.001%.............
7.001% to 8.000%.............
8.001% to 9.000%.............
9.001% to 10.000%............
10.001% to 11.000%...........
11.001% to 12.000%...........
12.001% to 13.000%...........
13.001% to 14.000%...........
14.001% to 15.000%...........
15.001% to 16.000%...........
16.001% to 17.000%...........
Over 17.000%.................
                                     --------------------------      ---------------------     ------------------------

        Total................
                                     =========================       =====================     ========================


                                          Remaining Months to Maturity of the Receivables
                                                                                                  % of Initial
                                                                                                 Receivables by
                                       Number of                 Aggregate Principal              Outstanding
      Remaining Months             Receivables as of             Balance Outstanding           Principal-Balance-as
         to Maturing                 Cut-off-Date                 as-of-Cut-off-Date             of Cut-off Date
----------------------------------------------------------- ------------------------------------------------------------
Fewer than 31................
31 to 60.....................
61 to 90.....................
91 to 120....................
121 to 150...................
151 to 180...................
181 to 210...................
211 to 240...................
                                     --------------------------      ---------------------     ------------------------
        Total................
                                     =========================       =====================     ========================

                             Bombardier Capital Inc.

        The following information supplements the information in the prospectus under the heading "Bombardier Capital Inc."

Delinquency, Loss and Repossession Information


        The following tables set forth information relating to Bombardier Capital Inc.'s delinquency, loss and repossession experience for each period indicated with respect to all financing to retail customer and equipment receivables it has purchased and continues to service, including receivables which do not meet the criteria for selection as a receivable to be held in the trust. Bombardier Capital Inc. began underwriting and servicing retail installment contracts for consumer products and equipment in May of 1997. Thus, contracts have not yet exhibited a delinquency and loss experience that is likely to be representative of the delinquencies that may be experienced over a longer period of time. In addition, because of the rapid growth of Bombardier Capital Inc.'s portfolio of consumer product and equipment receivables, the experience shown in more recent periods may not be indicative of the experience to be expected from a more seasoned portfolio. No representation is made as to the possible likelihood, amount, timing or severity of delinquencies and losses which might occur with respect to the receivables in the trust.



                                                                            Delinquency Experience

                                                  Quarter ended                Quarter ended           Quarter ended
                                                  June 30, 1998                Sept. 30, 1998          Dec. 31, 1998
                                           ----------------------------   ------------------------  ------------------------
                                                          % of total                  % of total                % of total
                                                          receivable                  receivable                 receivable
                                             $ value       balance         $ value     balance       $ value      balance
                                           ---------- -----------------   --------- --------------  --------- --------------
Receivables Outstanding................... $288,454,387                 $383,139,853               $412,020,489

Receivables Delinquent

      30-59 Days.......................... $   5,129,712    1.8%        $  11,123,677   3.0%      $  14,498,182    3.5%

      60-89 Days.......................... $   2,139,748    0.7%        $   4,622,979   1.2%      $    6,398,144   1.6%

      90-120 Days......................... $     892,518    0.3%        $   2,397,348   0.6%      $    3,584,191   0.9%

  150 Days or More........................ $     395,424    0.1%        $   1,224,276   0.3%      $    2,223,355   0.5%
                                           ---------------------        ---------------------     ------------------------

Total Receivables Delinquent.............. $   8,557,402    3.0%        $  19,368,280   5.2%      $   26,703,872   6.5%
                                           =====================        =====================     ========================




                                                  Quarter ended                Quarter ended
                                                  March 31, 1999               June 30, 1999
                                           --------------------------    -----------------------
                                                          % of total                  % of total
                                                          receivable                  receivable
                                             $ value       balance       $ value        balance
                                           ----------- --------------    ----------  -----------
Receivables Outstanding................... $ 424,217,773                $ 510,714,769
Receivables Delinquent
      30-59 Days.......................... $  13,616,962   3.2%         $  25,246,961  4.9%
      60-89 Days.......................... $   5,933,147   1.4%         $   7,474,727   1.5%
      90-120 Days......................... $   3,442,014   0.8%         $   3,964,750   0.8%
   150 Days or More....................... $   2,445,510   0.6%         $   3,584,284   0.7%
                                           ----------------------   ------------------------
Total Receivables Delinquent.............. $  25,437,632   6.0%         $  40,270,722   7.9%
                                           ======================   ========================

                                                Loss/Repossession Experience

                                             Quarter ended           Quarter ended               Quarter ended
                                             March 31, 1998          June 30, 1998               Sept. 30, 1998
                                        ------------------------  ----------------------      ----------------------
                                                      % of total               % of total                   % of total
                                                      receivable                receivable                  receivable
                                        $ value        balance    $ value        balance        $ value      balance
                                        ---------    -----------  --------    ------------      ---------   ----------
Receivables Outstanding...............  $107,538,099              $193,663,906                 $329,604,471
Gross Losses..........................                                                         $  1,557,107
 .                                       $     30,595     0.11%    $    245,872     0.25%                        0.63%
Recoveries............................  $        256              $      9,640                 $     80,844
Net Losses:...........................  $     30,339     0.11%    $     36,232     0.24%       $   1,476,263    0.60%

                                              Quarter ended                  Quarter ended                    Quarter ended
                                             Dec. 31,  1998                   March 31, 1999                   June 30, 1999
                                        ---------------------------     --------------------------    ----------------------------
                                                        % of total                     % of total                    % of total
                                                        receivable                     receivable                    receivable
                                        $ value          balance        $ value        balance        $ value        balance
                                        ----------    -------------     ------------   -----------    ----------    -------------
Receivables Outstanding............... $384,350,586                    $399,443,833                   $446,246,487
Gross Losses ......................... $  3,978,719   1.04%            $  5,994,489    6.00%          $  6,094,898      2.73%
Recoveries:........................... $    469,475                    $  1,449,982                   $  1,744,572
Net Losses:........................... $  3,509,244   0.91%            $  4,544,507    4.55%          $  4,350,326      1.95%



      The figures for "Receivables Outstanding" in the immediately preceding tables do not take not take into account receivables already in repossession. The periods of delinquency set out in the immediately preceding table are based on the number of days payments are contractually past due, assuming 30-day months. Consequently, a receivable due on the first day of a month is not 30 days delinquent until the first day of the next month.

        The data in this table reflect circumstances as of the end of the period indicated. Figures for "Receivables Liquidations" include receivables already in repossession. The information on "Receivable Liquidations" reflects this activity during each quarter, as a percentage of the total number of receivables being serviced as of period end. The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation during each quarter. Bombardier Capital Inc. currently writes off a receivable when it becomes 150 days delinquent, if the obligor has become deceased and the estate has been settled, if consumer fraud has occurred and Bombardier Inc. does not anticipate any recovery, or the obligor's obligations have been discharged in bankruptcy.

      There can be no assurance that the delinquency, loss or repossession experience of the trust with respect to the receivables in the trust will be better than, worse than or comparable to the experience set forth in the preceding tables. See "Risk Factors--Delinquency and losses on the receivables may be higher due to Bombardier Capital Inc.'s limited experience in underwriting consumer loans." Management is aware of several trends which may adversely affect the performance of consumer finance receivables. Increasing competition may cause lenders to increase the amount they are willing to lend on a product. This causes the potential loss on a receivable to be greater. Another trend that may adversely affect the receivables is the enactment of laws that limit the use of products. [For example, laws restricting the use of all terrain vehicles have been proposed or enacted in a number of states.] Laws that limit use may cause obligors not to honor their obligations and may cause the value of the products to decrease.


                       Weighted Average Life of the Notes


      The following information is given solely to illustrate the effect of prepayments on the receivables in the trust on the weighted average life of the notes under the stated assumptions . This information is not a prediction of the prepayment rate that might actually be experienced by the receivables in the trust.

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the notes will be influenced by the rate at which principal on the receivables in the trust is paid. Principal payments on the receivables in the trust may be in the form of scheduled amortization or prepayments, including, for this purpose, liquidations due to default. The rate of prepayments on the receivables in the trust may be influenced by a variety of social and other factors and cannot be predicted. In addition, the depositor has the option to purchase from the trust all remaining receivables in the trust, and cause an early redemption of the notes on any payment date when the principal balance of the receivables is [10]% or less than the principal balance of the receivables on the cut-off date. See "Description of the Trust Documents--Termination" in the prospectus and "Description of the Trust Documents and Indenture--Termination" in this prospectus supplement. Noteholders will bear all reinvestment risks resulting from the timing of principal payments on the notes. See "Yield and Prepayment Considerations" in the prospectus.

        The sample prepayment rates set forth in the following table are an example of the prepayment rates that may be experienced on the receivables in the trust. Because Bombardier Capital Inc. began originating and servicing receivables for many of the products and equipment only recently, the model is based in part on the rates of prepayment utilized for modeling purposes by other financial entities engaged in financing similar products rather than on Bombardier Capital Inc.'s experience. There can be no assurance that the receivables in the trust will experience prepayments at the sample prepayment rate, or that the receivables in the trust in the aggregate will experience prepayments similar to the overall prepayment rate or in the manner assumed in the sample prepayment rates.



                                                      Sample Constant
Product                                               Prepayment Rate
-------                                              ----------------
All Terrain Vehicles.............................          18%
Snowmobiles......................................          18%
Personal Watercraft..............................          18%
Motorcycles......................................          30%
Recreational Vehicles............................          18%
Trailers.........................................          18%
Boats............................................        0-14%
Neighborhood Vehicles............................          18%
Lawn and Garden Equipment........................          18%
Golf Carts.......................................          18%
Keyboard Instruments.............................          18%



        All prepayment rates set forth in this prospectus supplement represent an assumed constant prepayment rate per year. This means that the prepayment each month is assumed to be a constant fixed percentage of the outstanding principal balance of each applicable receivable. The sole exception to this method in this prospectus supplement is that the prepayment speed for boats is assumed to increase from 0% to 14% during the first year and then stay at 14%. In all cases the sample constant prepayment rate is expressed as a per annum percentage of the outstanding principal balance of the receivables in the trust [as of ______________] secured by the particular types of products and equipment listed above.

      As used in the following tables, the columns headed __%, __%, ___%, ___% and ___% assume that prepayments on the receivables in the trust are made at the sample constant prepayment rates multiplied by __%, __%, ___%, ___% and ___%, respectively. For example, the __% and ___% columns in the following tables assume that receivables in the trust related to horse trailers, power sport vehicles, keyboard instruments and recreational vehicles have been assumed to have a constant prepayment rate equal to ___% , __%, __% and ___% , respectively. The sample constant prepayment rate does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables in the trust.


      The percentages and weighted average lives in the following tables were determined assuming that:


         (1) scheduled interest and principal payments on the receivables in the trust are received in a timely manner and prepayments are made at the percentages of the sample prepayment model set forth in the table;

         (2) the depositor exercises its right of optional termination ;

         (3) the aggregate principal balance of the receivables in the trust as of the cut-off date is $___,___,___.__ and the receivables in the trust have the characteristics described in the chart on the next page;

         (4) no interest shortfalls will arise in connection with prepayments in full of the receivables in the trust;

         (5) distributions are made on the notes on the ___ day of each month commencing in [Date]; and

         (6) the notes are issued on [Date] .

      No representation is made that the receivables will not experience delinquencies or losses.

      Assumed Characteristics of the Receivables as of the cut-off date



                                              Weighted
                                              Average                Aggregate              Weighted              Weighted
                                              Balance                Principal              Average                Average
                                            Outstanding           Receivable Rate        Original Term         Remaining Term
                                        --------------------- ---------------------------------------------------------------------
All Terrain Vehicles...................
Snowmobiles............................
Personal Watercraft....................
Motorcycles............................
Recreational Vehicles..................
Trailers...............................
Boats..................................
Neighborhood Vehicles..................
Lawn and Garden Equipment..............
Golf Carts.............................
       Total...........................

------------

(1) Based on scheduled payments due after the cut-off date and assuming no prepayments on the receivables in the trust.

        Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each class of notes and set forth the percentages of the original principal balance of each class that would be outstanding after each of the dates shown, at the indicated percentages of the sample prepayment rate. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement.

          Percentage of the Original Principal Balance of the Class A-1
                   Notes at the Respective Percentages of the
                    Sample Prepayment Model Set Forth Below:


               DATE                             __%               __%                   __%                 __%              __%
----------------------------------    --------------     --------------      --------------      --------------     --------------
Initial Percentage................
[DATE]............................
Weighted Average Life
Years.............................


         The weighted average life of a Class A-1 Note set forth in the immediately preceding table is determined by adding the products of the amount of cash distributions in reduction of the principal balance of that note multiplied by the number of years from the date of issuance of the Class A-1 Note to the stated payment date and dividing the sum by the initial principal balance of the Class A-1 Note.

          Percentage of the Original Principal Balance of the Class A-2
                   Notes at the Respective Percentages of the
                    Sample Prepayment Model Set Forth Below:


               DATE                             __%               __%                   __%                 __%              __%
----------------------------------    --------------     --------------      --------------      --------------     --------------
Initial Percentage..................
[DATE]..............................
[DATE]..............................
[DATE]..............................
Weighted Average Life
Years...............................


         The weighted average life of a Class A-2 Note set forth in the immediately preceding table is determined by adding the products of the amount of cash distributions in reduction of the principal balance of that note multiplied by the number of years from the date of issuance of the

Class A-2 Note to the stated payment date and dividing the sum by the initial principal balance of such Class A-2 Note.

          Percentage of the Original Principal Balance of the Class A-3
                   Notes at the Respective Percentages of the
                    Sample Prepayment Model Set Forth Below:


               DATE                             __%               __%                   __%                 __%              __%
----------------------------------    --------------     --------------      --------------      --------------     --------------
Initial Percentage..................
[DATE]..............................
[DATE]..............................
[DATE]..............................
[DATE]..............................
Weighted Average Life
Years...............................


         The weighted average life of a Class A-3 Note set forth in the immediately preceding table is determined by adding the products of the amount of cash distributions in reduction of the principal balance of that note multiplied by the number of years from the date of issuance of the Class A-3 Note to the stated payment date and dividing the sum by the initial principal balance of the Class A-3 Note.


                            Description of the Notes


         The following information supplements the information contained in the accompanying prospectus. Prospective noteholders should consider, in addition to the information in this section, the information in the accompanying prospectus under "The Notes," "Material Information Regarding the Securities," and "Description of the Trust Documents."


General


        The notes will be issued under the terms of the indenture, a form of which has been filed as an exhibit to the registration statement. A copy of the indenture, as executed, will be filed with the Securities and Exchange Commission following the issuance of the notes and certificates. The following summary describes the material terms of the notes and the indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes set forth in the accompanying prospectus . For information regarding these general terms, prospective noteholders should refer to the description contained in the accompanying prospectus.

_________________, a [national banking association] headquartered in
____________, ______, will be the indenture trustee.


Distributions


      Noteholders will be entitled to receive distributions of interest and principal on each payment date commencing in ____ __, to the extent that sufficient funds are available . Distributions on the notes will be made from funds available first in respect of interest on the notes, then in respect of principal on the notes, in the manner and order of priority set forth below under "--Interest" and "--Principal".


Interest


         Interest on the principal balance of each class of notes will accrue from [DATE], or from the most recent payment date on which interest has been paid, to but excluding the following payment date, at the interest rate for that class. The principal balance of any class of notes as of any payment date will be the original principal balance minus all amounts previously distributed to the noteholders of that class in respect of principal.

         Interest on the Class A-1 and Class A-3 Notes will be calculated on the basis of a 360-day year of twelve 30-day months. Interest on the Class A-2 Notes will be calculated on the basis of the actual number of days in each interest period. Each interest period will begin on and include a payment date and end on but exclude the next payment date; provided that the first interest period will begin on and include [DATE] and end on but exclude the next payment date.

         Interest will be paid on the notes on each payment date to the extent of funds available on that date. In the event the funds available are not sufficient to make a full payment of interest on the notes, the funds available will be applied pro rata to each class of notes based on the amount payable to each class and the amount of the shortfall will be carried forward and added to the amount of interest payable on the next payment date. Any amount carried forward will bear interest at the interest rate for that class, to the extent legally permissible.

Determination of LIBOR.

        LIBOR, for the purposes of calculating the Class A-2 Rate, will be determined as described in this paragraph. LIBOR with respect to any LIBOR interest period will be established by the indenture trustee acting as calculation agent and will equal the offered rate for one month United States dollar deposits that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second business day prior to that LIBOR interest period which is also a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. The LIBOR interest periods will be the same as the interest periods used in the calculation of interest on the Class A-2 Notes. Telerate Page 3750 means the display page so designated on the Dow Jones Telerate Service or such other page as may replace that page for the purpose of displaying London interbank offered rates of major banks on that service, or such other service as may be nominated as the information vendor. If such rate appears on Telerate Page 3750, LIBOR will be that rate. If on any day on which LIBOR is to be determined the offered rate does not appear on Telerate Page 3750, the indenture trustee will request each of the reference banks, which shall be major banks that are engaged in transactions in the London interbank market selected by the indenture trustee, to provide the indenture trustee with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the indenture trustee with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the indenture trustee with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upwards, of the offered per annum rates that one or more leading banks in The City of New York selected by the indenture trustee acting as calculation agent are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month. If such banks are not making such quotations, LIBOR for such date will be LIBOR applicable to the LIBOR interest period immediately preceding such LIBOR interest period.

Principal

        Noteholders will be entitled to receive on each payment date as payments of principal, in the manner and order of priority set forth in the following sentence. Such amount will paid as principal on the Class A-1 Notes until the Class A-1 Notes have been paid in full, then on the Class A-2 Notes until the Class A-2 Notes have been paid in full, and then on the Class A-3 Notes until the Class A-3 Notes have been paid in full.

         To the extent not paid in full prior to such date, the outstanding principal amount of each class of notes will be payable on the following stated maturity date for such class:


    Class A-1: [DATE]

    Class A-2: [DATE]

    Class A-3: [DATE]


         The amount of principal required to be paid on each payment date is equal to the following:

               (1) all scheduled payments of principal due on each outstanding receivable during the preceding calendar month--after adjustments for previous partial principal prepayments and after any adjustments to a receivable's amortization schedule as a result of a bankruptcy or similar proceeding involving the related obligor;

               (2) the amount of principal on a receivable received from Bombardier Capital Inc. because of any repurchase by it because of a breach of any representation or warranty regarding the receivable that Bombardier Capital Inc. made when it sold the receivable to the depositor;

               (3) all partial principal prepayments applied and all principal prepayments in full received on receivables in the trust during the preceding calendar month;

               (4) the remaining principal balance of each receivable that the servicer has determined that all amounts it expects to recover have been recovered during the preceding calendar month, plus the amount of any reduction in the outstanding principal balance of a receivable during such calendar month ordered as a result of a bankruptcy or similar proceeding involving the related obligor; and

               (5) all collections in respect of principal on the receivables in the trust received during the preceding calendar month.

        In the event the funds available to pay principal are not sufficient to pay the amount required to be paid, the amount of such deficiency will be added to the amount to be paid on the next payment date.


Reserve Account


        The reserve account held by the trust for the benefit of the noteholders will be created with an initial deposit by the depositor on [DATE] in the amount of $[REQUIRED RESERVE AMOUNT], which is ___% of the initial principal balance of the notes.

         Amounts allocated from time to time to the reserve account will continue to be held for the benefit of noteholders. On each payment date, funds will be withdrawn from the reserve account to the extent that the amount available to be paid to the noteholders with respect to the preceding calendar month is less than the sum of the interest due on the notes plus the amount of principal required to be paid for such payment date and will be paid to the noteholders. The amount available to be paid to the noteholders shall be determined after giving effect to the payment of the servicing fee [if Bombardier Capital Inc. is not the servicer] for such calendar month. On each payment date, the reserve account will be reinstated up to an amount equal to $[REQUIRED RESERVE AMOUNT] to the extent of the portion, if any, of the amount available to be paid remaining after payment of the servicing fee [if Bombardier Capital Inc. is not the servicer] exceeds interest and principal due on the notes.

         After giving effect to all deposits in or withdrawals from the reserve account on any payment date, if the amount allocated to the reserve account is greater than $[REQUIRED RESERVE AMOUNT] for such payment date, except as described in the next succeeding paragraph, such excess amount will be distributed to the depositor. Upon any distribution to the depositor of such amounts, the noteholders will not have any rights in, or claims to, such amounts.

         After the payment in full, or the provision for such payment, of all interest and principal due on the notes, any funds in the reserve account will be paid to the depositor.

        The reserve account is intended to enhance the likelihood of receipt by noteholders of the full amount of principal and interest due them and to decrease the likelihood that the noteholders will experience losses. However, if draws are required to be made on the reserve account the only source from which the reserve account may be replenished are collections on the receivables. There is no assurance that collections on the receivables will be sufficient for this purpose. Thus, the reserve account could be depleted. If the bond insurance policy were unavailable for any reason, and the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the receivables in the trust exceeds the amount then in the reserve account, noteholders could incur losses or a temporary shortfall in the amounts distributed to the noteholders could result, which could, in turn, increase the average life of the notes.


Optional Redemption


         The notes will be redeemed in whole, but not in part, on any payment date on which the servicer exercises its option to purchase the receivables in the trust. The depositor may purchase the receivables in the trust when the aggregate principal due on the receivables has declined to [10]% or less of the aggregate principal due on the receivables as of the cut-off date, as described in the accompanying prospectus under "Description of the Trust Documents-- Termination." Redemption would effect early retirement of the Class A-[3] Notes. The redemption price will be equal to the unpaid principal amount of the notes redeemed plus accrued and unpaid interest thereon.


                Description of the Trust Documents and Indenture


         The following summary describes the material terms of the sale and servicing agreement, the trust agreement and the indenture. Forms of the sale and servicing agreement, the trust agreement and the indenture, as executed, have been filed as exhibits to the registration statement. A copy of each of the sale and servicing agreement, trust agreement and indenture will be filed with the Securities and Exchange Commission following the issuance of the notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the sale and servicing agreement, the trust agreement and the indenture. The following summary supplements, the description of the general terms and provisions of the sale and servicing agreement, the trust agreement and the indenture as such terms are used in the accompanying prospectus and as set forth in the accompanying prospectus. For information regarding these general terms, you should refer to the description contained in the accompanying prospectus.

Accounts

         The servicer will establish and maintain one or more collection accounts, in the name of the indenture trustee on behalf of the noteholders, into which all payments made on or with respect to the receivables in the trust will be deposited. The servicer will establish and maintain an account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the collection account for distribution to noteholders will be deposited and from which all distributions to noteholders will be made . See "Description of the Trust Documents-Collections" in the accompanying prospectus.


Distributions


         On each payment date, the servicer shall instruct the indenture trustee to distribute from the collection account the amount available to make payments in the following order of priority:

        1. [If Bombardier Capital Inc. or an affiliate is no longer the servicer, then] to the servicer, the monthly servicing fee for the preceding calendar month.

        2. To [INSURER], the premium due on the bond insurance policy.

        3. To the servicer, reimbursement for advances made with respect to delinquent payments that were recovered during the prior calendar month and with respect to advances no longer deemed collectible by the servicer out of proceeds of the related receivable.

        4. To the distribution account for the notes, all accrued interest on the notes.

        5. To the distribution account for the notes, all principal due on the notes for such payment date.

        6. To the reserve account, the amount, if any, necessary to restore its balance to [REQUIRED RESERVE AMOUNT].

        7. To the administrator, the administrator fee.

        8. To Bombardier Capital Inc., any remaining amount as the monthly servicing fee.

        9. To an account established for the benefit of the certificateholders, all amounts due on the certificates.

        On each payment date, the indenture trustee or its paying agent will distribute all amounts on deposit in the distribution account for the notes in payment of interest and principal on the notes in accordance with this order of priority.

        The amount available to make payments with respect to any payment date is the sum of:

        (1) payments on the receivables in the trust received during the preceding month;

        (2)  any advances made by the servicer;

        (3) prepayments and other unscheduled collections received during the preceding month;

        (4)  any payments made under the bond insurance policy;

        (5) all earnings from the investment of funds in the collection account;

        (6) any amounts deposited with respect to receivables in the trust that Bombardier Capital Inc., as seller, or depositor has become obligated to repurchase, or, under specified circumstances , has elected to repurc hase, as a result of uncured breaches by Bombardier Capital Inc., as seller, or the depositor of representations or warranties that it made with respect to those receivables; and

        (7) any amounts deposited in respect of receivables in the trust that the servicer has become obligated to repurchase, or, under specified circumstances, has elected to repurchase, as a result of uncured breaches of the covenants made by it with respect to such receivables in the trust.

Statements to Securityholders


         On or prior to each payment date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the noteholders. Each such statement to be delivered to noteholders will include the following information as to the notes, with respect to such payment date or the period since the previous payment date, as applicable:

        1. the amount of the distribution allocable to interest on or with respect to each class of notes;

        2. the amount of the distribution allocable to principal on or with respect to each class of notes;

        3. the aggregate outstanding principal balance for each class of notes after giving effect to all payments reported under (2) above on such date;

        4. the amount of interest owing, but not paid, for each class of notes, if any, and the change in such amounts from the preceding statement;

        5. the amount on deposit in the reserve account and the amount required to be in the reserve account;

        6. the amount of the monthly servicing fee paid to the servicer;

        7. the number and aggregate principal balances of delinquent receivables in the trust, the number of products and equipment repossessed and repossessed and remaining in inventory and the number of receivables in the trust that became liquidated receivables with respect to the immediately preceding calendar month; and

        8. the aggregate amount of advances made by the servicer with respect to that payment date, and the aggregate amount paid to the servicer as reimbursement of advances made on prior payment dates.

        Each amount set forth under subclauses (1) through (6) with respect to notes will be expressed as a dollar amount per $______ of the initial principal amount of the notes.

        Unless and until notes are issued in definitive form to the noteholders, rather than to The Depository Trust Company, such reports will be sent on behalf of the trust to Cede & Co., as registered holder of the notes and the nominee of The Depositary Trust Company. Note owners, as opposed to noteholders, may receive copies of such reports upon written request, together with a certification that they are note owners, and payment of any expenses associated with the distribution of such reports, from the indenture trustee. See "Reports to Securityholders" in this prospectus supplement and "Reports to Securityholders" and "Material Information Regarding the Securities" in the accompanying prospectus.

        Within the required period of time after the end of each calendar year, the indenture trustee will furnish to each person who at any time during such calendar year was a noteholder, a statement as to the aggregate amounts of interest and principal paid to such noteholder, information regarding the amount of servicing compensation received by the servicer and such other information as the depositor deems necessary to enable such noteholder to prepare its tax returns. See "Material Federal Income Tax Consequences" in this prospectus supplement.


Administrator


        Bombardier Capital Inc., acting as administrator, will provide the notices and perform other administrative obligations required by the indenture and the trust agreement. The administrator will perform duties that would otherwise be performed by the trust as issuer under the indenture. The trust, however, has no officers or employees of its own and therefore has retained the administrator to perform those tasks. Bombardier Capital Inc. as administrator, will enter into an administration agreement with the trust and the indenture trustee relating to its duties and obligations as administrator. The administrator will be paid an administrator fee of _______ per month. The fee will be paid on each payment date from the trust's amount available for that payment date.


                            The Bond Insurance Policy


         The following information and the information under "--The Insurer" in this prospectus supplement have been supplied by [INSURER] for inclusion in this prospectus supplement. None of the underwriters, Bombardier Capital Inc., as seller, the servicer, the depositor nor any of their affiliates have checked the accuracy or completeness of such information.

        [INSURER], in consideration of the payment of the premium and subject to the bond insurance policy, unconditionally and irrevocably guarantees to any noteholder that an amount equal to interest and principal due to the noteholders but not available in the distribution account or the reserve account plus any amount that a trustee in bankruptcy of Bombardier Capital Inc. or the depositor recovers from the noteholders because such payment was determined to be a voidable preference will be paid to the indenture trustee on behalf of the noteholders. [INSURER]'s obligations under the bond insurance policy with respect to any payment will be fulfilled when such amount is received by the indenture trustee. No accelerated payments under the insurance policy shall be made regardless of any acceleration of the notes, unless such acceleration is at the option of [INSURER].

         The bond insurance policy does not cover shortfalls, if any, attributable to the liability of the trust or the indenture trustee for withholding taxes, if any, including any interest and penalties .

         [INSURER] will pay any amounts due because a trustee in bankruptcy of Bombardier Capital Inc., or the depositor recovers payments from noteholders because they are determined to be voidable preferences if [FISCAL AGENT] receives:


               (1) a certified copy of the order requiring the return of a preference payment;

               (2) an opinion of legal counsel satisfactory to [INSURER] that such order is final and not subject to appeal;

               (3) an assignment in such form as is reasonably required by [INSURER], irrevocably assigning to [INSURER] all rights and claims of the noteholders relating to or arising under the related notes against Bombardier Capital Inc. or the depositor which made such preference payment ; and

               (4) appropriate instruments to effect the appointment of [INSURER] as agent for such noteholder in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to [INSURER];

Payments will be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the noteholder and not to any noteholder directly unless such noteholder has returned principal or interest paid on the related notes to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such noteholder.

        Amounts due under the bond insurance policy will be disbursed by [FISCAL AGENT] or any successor fiscal agent to the indenture trustee on behalf of the noteholders by wire transfer of immediately available funds less any available amount held by the indenture trustee for payment of voidable preference payments.

        [FISCAL AGENT] is, and any successor fiscal agent will be, the agent of [INSURER] only and neither [FISCAL AGENT] nor any successor fiscal agent shall in any event be liable to owners for any acts of [FISCAL AGENT] or any successor fiscal agent, respectively, or any failure of [INSURER] to deposit, or cause to be deposited, sufficient funds to make payments due under the bond insurance policy. The bond insurance policy is being issued under and in accordance with and will be construed under, the laws of the State of New York.

        The insurance provided by the bond insurance policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

        The bond insurance policy is not cancelable for any reason. The premium on the bond insurance policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the notes.


                                   The Insurer


        ________________________________, the insurer, is a [ ] ===============
company. [INSURER] is a [STATE] company and is licensed to do business in and is subject to regulations under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. New York has laws prescribing minimum capital requirements, limited classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by [INSURER], changes in control and transactions among affiliates. Additionally, [INSURER] is required to maintain contingency reserves on its liabilities in specifies amounts and for specified periods of time.

        The consolidated financial statements of [INSURER] and its subsidiaries as of December 31, 1998 and December 31, 1997 and for the three years ended December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of _______ for the year ended December 31, 1998 which was filed with the Securities and Exchange Commission on _________, 1999 and the consolidated financial statements of [INSURER] and its subsidiaries for the nine months ended September 30, 1999 and for the periods ending September 30, 1999 and September 30, 1998 included in the Quarterly Report on Form 10-Q of ________ for the period ending September 30, 1998 which was filed with the Security and Exchange Commission on __________, 1998, are incorporated by reference into , and shall be deemed to be a part of, this prospectus supplement. Any statement contained in a document incorporated by reference in this prospectus supplement shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         All financial statements of [INSURER] and its subsidiaries included in documents filed by _______ under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

         The tables below present selected financial information of [INSURER] determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles.



                                                                       Statutory Accounting Practices
                                                                       ------------------------------
                                                                  December 31, 1998          September 30, 1999
                                                              ------------------------   --------------------------
                                                                      (Audited)                  (Unaudited)
                                                                                  (In millions)
Admitted Assets...............................................
Liabilities...................................................
Capital and Surplus...........................................



                                                                     Generally Accepted Accounting Practices
                                                                     ---------------------------------------
                                                                  December 31, 1998          September 30, 1999
                                                              ------------------------   --------------------------
                                                                      (Audited)                  (Unaudited)
                                                                                  (In millions)
Assets........................................................
Liabilities...................................................
Shareholder's Equity..........................................



         Copies of the financial statements of [INSURER] incorporated by reference in this prospectus supplement and copies of [INSURER]'s 199_ year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from [INSURER]. The address of [INSURER] is _____________________________. The telephone number of [INSURER] is
____________.

        [INSURER] does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the bond insurance policy and [INSURER] set forth under the heading "Description of the Trust Documents and Indenture--The Bond Insurance Policy" in this prospectus supplement. Additionally, [INSURER] makes no representation regarding the notes or the advisability of investing in the notes.

        Moody's Investors Service, Inc. rates the claims paying ability of [INSURER] "Aaa."

        Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., rates the claims paying ability of [INSURER] "AAA."

        [Fitch Investors Service, L.P. rates the claims paying ability of [INSURER] "AAA."]

        Each rating of [INSURER] should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of [INSURER] and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of these ratings may be obtained only from the applicable rating agency.

        These ratings are not recommendations to buy, sell or hold the notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of these ratings may have an adverse effect on the market price of the notes. [INSURER] does not guaranty the market price of the notes nor does it guaranty that the ratings on the notes will not be revised or withdrawn.


Rights of the Insurer


        The indenture provides that the indenture trustee is permitted to distribute amounts received from the insurer only for purposes of paying the noteholders any amount for which a claim was made to [INSURER].

        In the event a payment is made under the insurance policy until [INSURER] has been fully reimbursed, [INSURER] will be subrogated to the rights of noteholders to receive any payments on the notes.

        Provided no insurer default has occurred and is continuing, [INSURER] shall have the right to direct specified actions of the servicer and indenture trustee and shall control all noteholder consents, approvals and directions under the indenture.

        The bond insurance policy does not guarantee to the noteholders any specified rate of principal prepayments.

                    Material Federal Income Tax Consequences

        The following is a discussion of the material federal and state income tax consequences relating to the purchase, ownership, and disposition of the notes. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated under the Internal Revenue Code, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. For additional information regarding federal income tax consequences, see "Material Federal Income Tax Consequences--Owner Trust Series "in the prospectus.

        It is suggested that prospective investors consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the notes. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed in this prospectus supplement or in the accompanying prospectus, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described in this prospectus supplement with respect to the trust, involving both debt and equity interests issued by a trust with terms similar to those of the notes.

        In the opinion of Morgan, Lewis & Bockius LLP, for federal income tax purposes, the notes will be characterized as debt and the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation. Each Noteholder, by the acceptance of a note, agrees to treat the notes as debt for federal income tax purposes. The notes will not be issued with original issue discount.


                              ERISA Considerations


        Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and some types of Keogh Plans, from engaging in specified transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to such benefit plan. A violation of these prohibited transaction rules may result in an excise tax or other penalties and liabilities under these laws for such persons. Title I of ERISA also requires that fiduciaries of a benefit plan subject to ERISA make investments that are prudent, diversified, except if prudent not to diversify, and in accordance with governing plan documents.

        Some transactions involving the purchase, holding or transfer of the notes and certificates might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code if assets of the trust were deemed to be assets of a benefit plan. Under a regulation issued by the United States Department of Labor , the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The depositor believes that the notes should be treated as indebtedness without substantial equity features for purposes of the regulation. However, without regard to whether the notes are treated as an equity interest for such purposes, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the trust, the owner trustee or the indenture trustee, the owner of certificates, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan. In such case, some exemptions from the prohibited transaction rules could be applicable, depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company general accounts; Prohibited Transaction Class Exemption

96-23, regarding transactions effected by in-house asset managers; and Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers."

        Employee benefit plans that are governmental plans, as defined in
Section 3(32) of ERISA, and specified church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. Such plans may, however, be subject to the provisions of other applicable federal and state laws, including, for any such governmental or church plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code, the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

        A plan fiduciary considering the purchase of notes should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  Underwriting

        Each of the underwriters named below severally agreed, subject to the terms and conditions of the underwriting agreement among each of the underwriters and the depositor, to purchase from the depositor the respective principal amounts of notes set forth opposite its name below:


                                                            Class A-1         Class A-2          Class A-3
                                                              Notes             Notes              Notes
                                                         -----------------------------------------------------
                                                            $                 $                 $
Merrill Lynch, Pierce, Fenner &
Smith Incorporated.....................................
[Underwriter]..........................................
Total..................................................
                                                            ==========        ==========        ==========


        The depositor has been advised by the underwriters that they propose initially to offer the notes to the public at the respective offering prices set forth on the cover page of this prospectus supplement and to some dealers at such price less a concession not in excess of the respective amounts set forth in the table below and which is expressed as a percentage of the principal balance of the applicable class of notes. The underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to other dealers.

                                                Selling               Reallowance
                 Class                        Concession               Discount
        ------------------              -------------------    -------------------------
A-1.....................................           %                       %
A-2.....................................           %                       %
A-3.....................................           %                       %


        Until the distribution of the notes is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and specified selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in limited transactions that stabilize the price of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

        If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are set forth on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

        Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that these price stabilizing transactions may have on the prices of the notes. In addition, neither the depositor nor any of the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        The depositor does not intend to apply for listing of the notes on a national securities exchange, but has been advised by the underwriters that the underwriters currently intend to make a market in the notes, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes and any such market may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes.

        Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from an underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the depositor and the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus supplement and prospectus.

        The depositor and Bombardier Capital Inc. have agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  Legal Matters

        Matters with respect to the legality of the notes and with respect to the federal and New York income tax matters discussed under "Material Federal and State Income Tax Consequences" will be passed upon for Bombardier Capital Inc. by Morgan, Lewis & Bockius LLP, New York, New York. The validity of the notes will be passed upon for the underwriters by Brown & Wood LLP, New York, New York.

                     BCI Consumer Receivable Trust 1999-____

                                    issuer

                              Asset-Backed Notes,

                                 Series 1999-__



                          Bombardier Capital CF II Inc.

                                     Issues

                                    depositor


                             Bombardier Capital Inc.

                               seller and servicer


                 $___,___,___ ___%Asset Backed Notes, Class A-1

            $___,___,___ Floating Rate Asset Backed Notes, Class A-2

                 $___,___,___ ___% Asset Backed Notes, Class A-3


                      ------------------------------------

                              PROSPECTUS SUPPLEMENT

                      ------------------------------------


                               Merrill Lynch & Co.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.


         We are not offering the notes in any state where the offer is not permitted.

        We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.




        Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until ________________, 1999.

Information contained in this prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration relating to these securities has been filed with the SEC but has not yet been declared effective by the SEC. We may not sell these securities until the final prospectus supplement and prospectus are delivered. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities in any state where it is not permitted.





           PRELIMINARY PROSPECTUS SUPPLEMENT DATED __________ __,1999

                              SUBJECT TO COMPLETION


PROSPECTUS SUPPLEMENT                                                     [LOGO]
To Prospectus dated ________ __, 199_


                      BCI CONSUMER RECEIVABLE TRUST 1999-_

                                     Issuer

     $_______________________________% Asset Backed Certificates, Class A-1
  $_________________________Floating Rate Asset Backed Certificates, Class A-2

                          BOMBARDIER CAPITAL CF II INC.

                                    Depositor
                             BOMBARDIER CAPITAL INC.
                               Seller and Servicer


Investing in these certificates involves risks. You should not purchase these certificates unless you fully understand their risks and structure. See "Risk Factors" beginning on page S-__ of this prospectus supplement.

These certificates will be obligations of the trust only. Neither these certificates nor the assets of the trust will be obligations of Bombardier Capital CF II Inc., Bombardier Capital Inc. or any of their respective affiliates.


 General:

     The trust's source of funds for making payments on the certificates will be collections on the receivables owned by the trust a reserve account and a bond insurance policy. The receivables consist of retail installment sales contracts and promissory notes for the purchase of a variety of consumer products and equipment.

     Interest and principal will be payable on the __th of each month. The first payment will be due ___________, 1999.

     Principal will be paid on the certificates pro rata.


Credit Enhancement:


     An insurance policy issued by ____________________ will guarantee timely payment of interest and ultimate payment of principal.

     Payments on the certificates will be guaranteed by -----------------------.

     [A reserve account funded with an initial balance of $_________. will be available to pay shortfalls in payments on the notes.]

     [The certificates will be overcollateralized since the principal balance on ________, 199_ of the receivables owned by the trust will exceed the initial principal balance of the certificates by $________.]


                                                                          Proceeds to the
                                Price to           Underwriting          Depositor Before
                                 Public              Discount                Expenses
                                 ------              --------                --------

Per Class A-1 Certificate.....  $                  $                     $
                                ----------         -------------         -------------


Per Class A-2 Certificate.....  $                  $                     $
                                ----------         -------------         -------------


Total......................     $                  $                     $
                                ----------         -------------         -------------



     Neither the SEC nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement and prospectus are accurate or complete. Any representation to the contrary is a criminal offense.

                                Merill Lynch & Co

     The date of this prospectus supplement is ___________ ___, 199_.

                              TABLE OF CONTENTS



Caption                                                              Page
-------                                                              ----
IMPORTANT
  NOTICE.............................................................  S-4

Summary .............................................................  S-5

Risk Factors ........................................................ S-10

Delinquency and losses on
 the receivables may be higher due
 to Bombardier Capital Inc.'s
 limited experience in underwriting
 consumer loans...................................................... S-10

The geographic concentration of
 receivables means certificate
 holders will be especially sensitive
 to economic conditions in
 particular states................................................... S-10

The trust has limited assets from which to
 make payments on your
 certificates ....................................................... S-11

Because the timing of principal payments
 is uncertain, the return on your
 investment may be adversely
 affected............................................................ S-11

The certificates may lack liquidity which
 may limit your ability to sell your
 certificates........................................................ S-11

The lack of physical certificates may
 cause delays in payment and
 difficulties in pledging............................................ S-12

The trust's interest in the receivables may
 not be protected if Bombardier
 Capital Inc. improperly delivers
 the receivables to another party.................................... S-12

The value to the trust of its interest in the
 products securing the receivables
 is diminished because the trust
 may not have an interest in the
 products which is subject to other
 creditors........................................................... S-13

Collection on the receivables may be
 delayed or reduced if Bombardier
 Capital Inc. becomes insolvent....................................... S-13

The value of the trust of its interest in the
 products securing the receivables
 is diminished because the dollar
 amount of each receivable is high
 compared to the value of the
 product it finances.................................................. S-14

Year 2000 readiness disclosure: you could
 be adversely affected in absence of
 year 2000 compliance................................................ S-14

The Trust ........................................................... S-17

General ............................................................. S-17

Capitalization of the Trust.......................................... S-18

The Trustee ........................................................  S-18


Caption                                                              Page
-------                                                              ----

The Trust Property .................................................. S-18

The Receivables Pool ................................................ S-20
General ............................................................. S-20
Other Characteristics ............................................... S-20

Characteristics of the Receivables .................................. S-21

Bombardier Capital Inc. ............................................. S-27
Delinquency, Loss and Repossession Information ...................... S-27

Weighted Average Life of the Certificates ........................... S-30

Distributions ....................................................... S-34
Interest ............................................................ S-34
Principal ........................................................... S-35
Reserve Account ..................................................... S-37
Optional Redemption ................................................. S-37

Description of the Trust Documents .................................. S-38
Accounts ............................................................ S-38
Distributions ....................................................... S-38
Statements to Securityholders ....................................... S-40

The Bond Insurance Policy ........................................... S-41

The Insurer ......................................................... S-43
Rights of the Insurer................................................ S-45

Material Federal Income Tax Consequences ............................ S-45

ERISA Considerations ................................................ S-46

Underwriting ........................................................ S-47

Legal Matters ....................................................... S-48

                 IMPORTANT NOTICE ABOUT THE INFORMATION IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS



         Information about the offered securities is contained in (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered securities, and (b) this prospectus supplement, which describes the specific terms of the offered securities.


         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.


         This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

                                     SUMMARY


This summary contains only selected information about the certificates and does not contain all information that you should consider in making your investment decision. To fully understand the terms of the certificates, you should read the remainder of this prospectus supplement and the accompanying prospectus in their entirety.


Offered Securities


We are forming a trust to be named "BCI Consumer Receivable Trust 1999-__." The trust will issue the following classes of certificates:

         $________ ___% Asset Backed
         Certificates, Class A-1,

         $________ Floating Rate Asset
         Backed Certificates, Class A-2.


We are offering the certificates by means of this prospectus supplement and the accompanying prospectus. The certificates will represent obligations of the trust secured by the assets of the trust.

Securities Not Offered

The trust will also issue principal amount of asset backed certificates, Class
B. The Class B, or subordinated, certificates will represent fractional undivided interests in the trust. Payments on the Class B certificates will be subordinated to those on the Class A certificates. The subordinated certificates are not being offered by this prospectus supplement and will be held initially by the depositor.


Trust Assets


The trust's source of funds for making payments on the certificates will be collections on its receivables [, amounts on deposit in a reserve account] and a bond insurance policy.

The receivables will consist of conventional retail installment sales contracts and promissory notes for the purchase of consumer products and equipment, including:

        all terrain vehicles, including three and four-wheeled off-road vehicles,

        snowmobiles,

        personal watercraft,

        motorcycles, including street-legal
        motorcycles and dirt bikes,
        recreational vehicles, including
        motorhomes, hitch-mounted trailers
        and truck bed-mounted trailers and
        trucks used with trailers,

        trailers, including horse trailers,
        cargo trailers and boat trailers,

        boats, including inboard and
        outboard motored boats,

        neighborhood vehicles, which are
        electric vehicles similar to golf carts
        and generally used in gated
        communities,

        lawn and garden equipment,
        including lawn tractors,

        golf carts, and

        keyboard instruments, including
        pianos and organs

The receivables have been either originated by Bombardier Capital Inc. through its network of independent dealers or purchased by it in the ordinary course of business. The dealers include specialized dealers as well as dealers that sell multiple products and other goods and services. The receivables are generally prepayable at any time without penalty.


The bond insurance policy will be issued by [_____________________________] for the benefit of the certificateholders. See "The Bond Insurance Policy" in this prospectus supplement.

Selected Receivable Data as of _____________, 1999

Number of receivables                    _________


Aggregate unpaid principal balances              $________

Range of unpaid principal balances       $_______-$_____


Average unpaid principal balance  _________

Range of financing rates  _________%

Weighted average financing rate  _________%

Range of remaining terms to maturity  ____months - ____months

Weighted average remaining term to maturity  ____months

Weighted average contract or promissory note age ____months

[Range of original loan-to-value ratios _______%-_______%]

[Weighted average original loan-to-value ratio _______________%]


The figures relating to remaining term to maturity were derived assuming that scheduled payments on the receivables after __________ 1, 1999 are received when due and without prepayment.

The figure for weighted average contract or promissory note age was based on the number of months from and including the first monthly payment to and including __________ 1, 1999. Weighted averages are calculated by multiplying the relevant data for each receivable by the outstanding principal balance of that receivable, taking the sum of all of these products and dividing the total by the total outstanding principal balance of all the receivables in the trust.

Principal Parties:

Trust - BCI Consumer Receivable Trust 1999-1, a Delaware business trust, will issue the certificates.

Depositor - Bombardier Capital CF II Inc., a Delaware special purpose corporation, will form the trust and will deposit the receivables into the trust.


Seller - Bombardier Capital Inc. will sell the receivables to the depositor. See "Bombardier Capital Inc." in the prospectus.


Servicer - Bombardier Capital Inc. or its wholly-owned subsidiary will service the receivables on behalf of the trust.


Trustee - [_______________], a Delaware trust company, will act as trustee for the trust.


Insurer - _________________ will provide an irrevocable financial guaranty insurance policy which will unconditionally and irrevocably guaranty payments on the certificates as specified in "The Bond Insurance Policy."


Closing Date


We expect that the certificates will be issued and purchased by the underwriters on or about ________, 1999.

Distributions on the Certificates:


General


You will receive payments of interest and principal on the _____th day of each month or the first business day after the __th beginning ________, 1999.


Interest Payments


On each distribution date, you will be entitled to interest accrued on your certificates since the last distribution date. For the ____, 1999 distribution date, interest will accrue from the closing date.

Per Annum Interest Rates. The Class A-1 Certificates will accrue interest at a fixed rate per annum ; the Class A-2 Certificates at a variable rate per annum subject to a maximum rate of __%:

Class A-1            ___%
Class A-2 LIBOR plus ___%

        The Class A-1 Certificates will accrue interest on the basis of a 360-day year of twelve 30-day months. This means that on each distribution date, 30 days of interest will have accrued on the Class A-1 Certificates, regardless of the actual number of days since the last distribution date.


        The Class A-2 Certificates will accrue interest on the basis of the actual number of days in each year, divided by 360. This means that on each distribution date, the number of days of interest that will have accrued on the Class A-2 Certificates will be the actual number of days since the last distribution date.


Determination of LIBOR - For purposes of setting the interest rate on the Class A-2 Certificates, LIBOR is the rate for deposits in U.S. dollars for a one-month period which appears on the Dow Jones Telerate Page 3750 or similar replacement page as of 11:00 a.m., London time, on the related LIBOR determination date. See "Description of the Notes--Interest" in this prospectus supplement for a discussion of the determination of LIBOR if that rate does not appear on Dow Jones Telerate Page 3750 or similar replacement page. The LIBOR determination date is the second London business day prior to each distribution date and the closing date. On each distribution date, the interest rate on the Class A-2 Certificates will adjust based on that determination.


Principal Payments:


Amount of Principal Payable on Each Distribution Date. The trust will make payments of principal on the certificates on each distribution date. The principal payable on each distribution date will be based on the total principal collections on the receivables during the preceding calender month, plus the principal balance of defaulted receivables.

Payment Among Classes. Principal payments will be made on the certificates pro rata.

Stated Maturity Date. The trust is required to pay the outstanding principal amount of certificates to the extent not previously paid, by ___________ __,
_____.

Optional Redemption. The trust will redeem the outstanding certificates on any distribution date on which the depositor exercises its option to purchase the receivables. [Terms and conditions of redemption to be specified.] The depositor may purchase the receivables once the aggregate principal balance of the receivables has declined to [10]% or less of their balance as of _____ 1, 1999.


Credit Enhancement:

Bond Insurance Policy



You will have the benefit of an irrevocable financial guaranty insurance policy issued by [__________________]. See "The Insurer" in this prospectus supplement.

The bond insurance policy will permit claims to be made on it in circumstances where collections on the receivables and amounts in the reserve account are insufficient to pay interest due on the certificates on any distribution date or principal due at maturity. See "The Bond Insurance

Policy" for a description of procedures and conditions for claims on the policy.


Amounts held in the reserve account, and available amounts from collections on the receivables, must be exhausted before a claim can be made on the bond insurance policy. Unless it is in default under the bond insurance policy the insurer will control all certificateholder consents, approvals and directions under the pooling and servicing agreement.


Reserve Account


You will also have the benefit of funds held in the reserve account . The initial amount in the reserve account will be ___% of the principal balance of the certificates as of [date]. This amount will be deposited from [funds of the depositor] [offering proceeds]. The trustee will apply funds in the reserve account to make payments due on the certificates that are not covered by collections on the receivables. Amounts held in the reserve account must be exhausted before a claim can be made on the bond insurance policy.


Priority of Payments;
Overcollateralization

On each distribution date, the trustee will apply the trust's available funds as described in this document:

        first, to pay the premium on the bond insurance policy;

        second, if Bombardier Capital Inc. is no longer the servicer, the servicing fee;

        third, to reimburse the servicer for advances it has made;

        fourth, to pay interest on the certificates;

        fifth, to pay principal due on the certificates, pro rata;

        sixth, if necessary, to restore the reserve account to its required level;

        seventh, to pay Bombardier Capital Inc., if it is the servicer, the servicing fee; and



        eight, to pay the remainer to the holder of the Class B Certificates.



In the event that the trust's available funds are insufficient to pay the outstanding principal amount of the certificates, this shortfall will be met first by the nonpayment of principal on the Class B Certificates and then by the nonpayment of principal on the Class A-2 Certificates, as necessary.

The certificates will be overcollateralized since the principal balance of the receivables on _____1, 1999 will exceed the initial principal balance of the certificates by approximately $__________. This overcollateralization will be represented by the Class B Certificates.


Ratings


Before the certificates can be issued, we must obtain a rating on the certificates of "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. The ratings of the certificates will depend primarily on an assessment by these rating agencies of the claims-paying ability of the insurer. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.


Federal Income Tax Matters


In the opinion of Morgan, Lewis & Bockius LLP, for federal income tax purposes, the certificates will be characterized as debt, and the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation. See "Material Federal and State Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the prospectus.


ERISA Considerations


Subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and the prospectus, the certificates are eligible for purchase by employee benefit plans.

                                 Risk Factors


        The certificates are not suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class.

        The certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

Delinquency and losses on the receivables may be higher due to Bombardier capital Inc.'s limited experience in underwriting consumer loans.

        You will be relying on Bombardier Capital Inc. both for its origination and underwriting of the receivables securing the certificates and for its ongoing servicing of those receivables. Bombardier Capital Inc.'s Consumer Finance Division began underwriting and servicing retail installment contracts for consumer products and equipment in May 1997. The future performance of receivables underwritten and serviced by Bombardier Capital Inc. may entail a greater risk of delinquency and default than that of a company that has operated for a longer period of time. This is because underwriters and servicers with relatively less experience have a greater risk of performing below market averages. In addition, these underwriters and servicers have more limited historical delinquency and loss data available for an investor to assess. The result is an increase risk of delinquency and loss on the receivables that increases the risk of a loss on your certificates. There can be no assurance that the delinquency and loss experience on the receivables will not exceed industry norms. Bombardier Capital Inc. does not currently have extensive historical loss data on its consumer finance receivable portfolio which limits your ability to assess this risk.

The geographic concentration of receivables means certificate holders will be especially sensitive to economic conditions in particular states

        Approximately __%, __%, __% and __% of the receivables by principal balance as of ______ 1, 1999 are expected to be located in the states of ___, ___, ___ and ___. Consequently, losses and prepayments on the receivables and the resulting payments on the certificates may be affected significantly by adverse economic conditions or other factors particularly affecting these states. No more than [5]% of the receivables by aggregate principal balance as of ______ 1, 1999 will be located in any other state. [Revise depending on concentrations.]

The trust has limited assets from which to make payments on your certificates

        The trust will not have any significant assets or sources of funds to make payments on the certificates other than the receivables, the bond insurance policy and the reserve account. If for any reason the policy is unavailable, you will be relying for repayment of your certificates solely upon payments on the receivables and amounts, if any, in the reserve account. Although funds in the reserve account may be available to cover shortfalls in distributions of interest and principal on the certificates, the amounts available in the reserve account are limited. If the reserve account becomes depleted and the policy becomes unavailable, the trust will depend solely on current collections on the receivables to make payments on the certificates. In these circumstances, a decline in payments on the receivables could result in a loss on your certificates.

Because the timing of principal payments is uncertain, the return on your investment may be adversely affected

        Each receivable may be prepaid at any time at the option of the obligor and must be prepaid if the obligor sells the product securing the receivable. Prepayments may also occur as a result of defaults, damage to the related products, death of an obligor or other reasons. Also, the depositor and the seller may be required to repurchase one or more receivables from the trust as a result of breaches of representations and warranties, and the depositor will have the right to purchase all remaining receivables from the trust when their balance has declined to [10]% or less of the initial balance. Each prepayment, repurchase or purchase will shorten the average life of the certificates. Prepayment rates may be influenced by a variety of factors and cannot be predicted with any assurance.

        You may therefore receive principal payments on the certificates at a rate that is faster or slower than you expect. For example, you could receive principal payments on the certificates more quickly than expected at a time when the interest rate at which you can reinvest the principal returned to you is lower than the rate on the certificates. You will bear this and all other risks that the timing of principal payments on the certificates will prevent you from attaining your desired return.

The certificates may lack liquidity which may limit your ability to sell your certificates

        The underwriters intend to make a market for the purchase and sale of the certificates after their initial issuance but have no obligation to do so. There is no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates at a reduced price, if at all.

        The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity could have a severely adverse effect on the prices at which the certificates can be sold.

The lack of physical certificates may cause delays in payment and difficulties in pledging

        The certificates will be issued only in book-entry form through The Depository Trust Company, Euroclear or Cedelbank. Your ability to pledge a certificate to a person that does not participate in those systems may be limited because of the lack of a physical certificate. In addition, certificate payments will not be made directly to you. Instead, the trustee or its paying agent will send all distributions to The Depository Trust Company, which will then credit those distributions to the participating organizations. Those organizations must in turn credit accounts you have either directly or indirectly through indirect participants for you to receive your payments. This may cause you to experience some delay in receiving payments on the certificates.

A reduction in the rating of your certificates would have an adverse effect on the value of your certificates

        Any suspension, reduction or withdrawal in the ratings assigned to the certificates would reduce the market value of the certificates and may adversely affect your ability to sell them. The ratings of the certificates will depend primarily on an assessment by Moody's and S&P of the claims-paying ability of the insurer. Any reduction in the rating assigned to the claims-paying ability of the insurer would likely result in a corresponding reduction in the rating of the certificates. The rating by the rating agencies of the certificates is not a recommendation to you to purchase, hold or sell the certificates. For example, the rating does not comment as to the price at which the certificates are being offered to you or the suitability of the certificates for you. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In addition, ratings assess credit risk and do not address likelihood of prepayments.

The trust's interest in the receivables may not be protected if Bombardier Capital Inc. improperly delivers the receivables to another party

        Under the pooling and servicing agreement, the trust will grant an interest in the receivables under applicable state law to the trustee for your benefit.

Bombardier Capital Inc., as servicer, and not the trustee, will maintain custody of the receivable files. The contracts evidencing the receivables will not be stamped or otherwise marked to indicate that they have been sold to the trust and pledged to the trustee. If through inadvertence or otherwise, any of the contracts evidencing the receivables are sold or pledged to another party who takes physical possession of the contracts evidencing those receivables, under applicable state law governing the rights of parties in receivables, there is a risk that party will acquire an interest in those receivables superior to the interest of the trustee and the certificateholders. The party acquiring a superior interest could then deprive you of the benefits of those receivables. in that case you would be reliant on the reserve account, the bond insurance policy and any receivables not improperly delivered for payments on the certificates. This would cause a loss of principal on the certificates.

The value to the trust of its interest in the products securing the receivables is diminshed because the trust may not have an interest in the products which is superior to other creditors

        The documents which are filed with applicable state authorities showing Bombardier Capital Inc.'s interest in the products securing the receivables will not be amended to reflect the assignment of these interests in the products to the trustee. Without an amendment, in some states the trustee may not have a interest in the products securing the receivables superior to other parties which obtain an interest. In addition, Bombardier Capital Inc., as servicer, does not always take steps under applicable state law to cause its interest to be superior to other parties which could take an interest in the products. Thus the interest in a particular product that has been assigned to the trustee may not be superior to other parties' interests. Also, interests in the products created because of repair or unpaid taxes may be superior to the trustee's interest even if Bombardier Capital Inc. takes all legal steps to protect its interest. See "Description of the Trust Documents--Sale and Assignment of the Receivables" and " Material Legal Aspects of the Receivables" in the prospectus. If the trustee does not have an interest in a particular product which is superior to the interests of other parties in the products, then the receivables may not be secured, which increases the risk that you will not be paid all of the interest and principal due to you.

Collection on the receivables may be delayed or reduced if Bombardier Capital Inc. becomes insolvent

        Bombardier Capital Inc. and the depositor intend that the transfer of receivables to the depositor will constitute an absolute transfer and assignment, rather than a pledge of the receivables to secure indebtedness of the seller. For accounting purposes, Bombardier Capital Inc. and the depositor intend that the transfer of receivables be treated as a financing. If Bombardier Capital Inc. were to become a debtor under the federal bankruptcy code or similar applicable state laws, a creditor or trustee in bankruptcy of the seller or the seller as debtor-in-possession might attempt to include the receivables in the seller's bankruptcy estate. To do so it might argue that the transfer of receivables by Bombardier Capital Inc. was in fact a pledge of the receivables rather than an absolute transfer and assignment. Alternately or in addition, it might argue that the assets of the depositor, including the receivables, should be consolidated into Bombardier Capital Inc.'s bankruptcy estate. Either of these positions, if presented to or accepted by a court, could cause the trust to experience a delay in, or reduction of, collections on the receivables and could cause you to lose your entire investment.

The value of the trust of its interest in the products securing the receivables is diminished because the dollar amount of each receivable is high compared to the value of the product it finances

        The dollar amount owed on each receivable is almost equal to or exceeds the dollar value of the product which is financed. Because products quickly lose their value, the value of a product is likely to be less than the amount owed under the receivable. This increases the chance that if an obligor does not pay amounts that are owed, the trust will lose money on that receivable. This in turn increases the risk you will not receive all amounts due to you.

Year 2000 Readiness disclosure: you could be adversely affected in absence of Year 2000 Compliance


        Bombardier Capital Inc. has made efforts to identify, modify or replace computer systems which are not year 2000 compliant and to address other related issues associated with the change of the millennium, although there is no assurance these efforts will be fully successful. In the event that computer problems arise out of a failure to identify, modify or replace appropriate systems on time, or in the event that the computer systems of Bombardier Capital Inc., the trustee or material external suppliers are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the receivables could materially and adversely affect the holders of the certificates.

        Bombardier Capital Inc.'s efforts at year 2000 compliance seek to identify and address the effects of the change of the millennium on various information technology and non-information technology elements of its business. With the support of an outside analyst, Bombardier Capital Inc. has assessed four main areas where there would likely be a year 2000 impact: the information technology areas of hardware and software components, business applications and end-user applications and the non-information technology area of building facilities. The analyst assigned each of these elements a high, medium or low level of criticality and recommended actions which outlined the need to fix, replace, discard or further test that element. Most of the areas identified as needing adjustment for compliance purposes have at this time been made year 2000 compliant; those areas not yet year 2000 compliant are scheduled to be made so by the end of third quarter of 1999. It is however not possible to ensure that all aspects of remediation and testing will be successful.

        Bombardier Capital Inc. deals with many different manufacturing companies and dealerships. The divisions within Bombardier Capital Inc. which interface directly with these companies have been asked to ascertain their compliance status by sending Year 2000 letters and questionnaires. Bombardier Capital Inc.'s Consumer Finance Division deals only with dealers and individual consumers. Due to the large number of entities this represents and the low risk presented by each -- a single default on a loan at this level would not jeopardize the Consumer Finance Division's business -- Bombardier Capital Inc. has taken the view that sending questionnaires to every account would entail an unreasonable amount of effort. In the event that an unexpectedly large number of dealer and/or consumer defaults occurred in connection with the change of the millennium, collections on the receivables might not be enough to fund payments on your securities.

        The most likely worst case year 2000 scenario faced by the Consumer Finance Division would be a power outage. Part of the contingency plan for such an occurrence is the development of a "war room" which would allow the business to continue, if at a degraded capacity. A cost analysis is currently being put together for the reservation of a generator to run the computer rooms and the war room. With the implementation of this plan, telephone communication would remain viable and the Consumer Finance Division would continue to be in a position to accept applications. Contingency planning for the possibility of an operational disruption at this stage also anticipates the availability of support teams during the weekend of January 1, 2000 to ensure that facilities are operational, critical systems are intact, hardware and software are thoroughly tested, and key suppliers are contacted. Further elements, already completed, of this planning include the identification of manual processes that can be put in place in the event that operational systems have year 2000-related problems and the identification of alternate suppliers, including credit bureaus, to replace the existing suppliers should they be adversely affected by the change of millennium. Bombardier Capital Inc. has also formed a crisis management committee to develop plans and procedures that will prepare the organization to initiate effective and timely action in the instance of year 2000-related emergency situations.

        The Consumer Finance Division is also assessing suppliers that are deemed critical to sustained operations. This assessment involves appraising supplier understanding of compliance issues, as well as their ability to deliver products and services effectively throughout the year 2000 transition. The Consumer Finance Division currently utilizes two vendor packages for its operating systems. Bombardier Capital Inc. has secured written confirmation from these vendors of their respective systems' year 2000 compliance as well as a disclosure of their company contingency and disaster recovery plans. Bombardier Capital Inc. has also gathered information with respect to all significant vendors and third parties, either from the Internet or by written inquiries. The information collected indicates that approximately 79% of Bombardier Capital Inc.'s significant vendors and other business relations are presently year 2000 compliant. The remainder are in the process of reaching compliance, none scheduled for completion later than the end of the third quarter of 1999. Bombardier cannot confirm the accuracy of this information. There is no assurance all significant vendors and third parties will be year 2000 compliant.


        With respect to the year 2000 problem, The Depository Trust Company has informed members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions, including principal and interest payments, to certificate holders, book-entry deliveries, and settlement of trades within The Depository Trust Company, continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, The Depository Trust Company's plan includes a testing phase, which is expected to be completed within appropriate time frames. Bombardier has not independently verified the information provided to it by The Depository Trust Company.

        However, The Depository Trust Company's ability to perform properly its services is also dependent upon other parties, including but not limited to its participating organizations, through which you will hold your certificates, as well as the computer systems of third party service providers. The Depository Trust Company has informed the financial community that it is contacting and will continue to contact third party vendors from whom The Depository Trust Company acquires services to:

        impress upon them the importance of their services being year 2000 compliant; and

        determine the extent of their efforts for year 2000 remediation, and, as appropriate, testing, of their services.

        In addition, The Depository Trust Company has stated that it is in the process of developing these contingency plans as it deems appropriate.


        If problems associated with the year 2000 problem were to occur with respect to The Depository Trust Company and the services it provides, payments to you could be delayed or otherwise adversely affected.

                           Forward-Looking Statements

        In this prospectus supplement [and the accompanying prospectus], Bombardier Capital CF II Inc. uses forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Weighted Average Life of the Certificates." Forward-looking statements are also found elsewhere in this prospectus supplement and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are inherently subject to a variety of risks and uncertainties. Actual results differ materially from those we anticipate due to changes in, among other things:

        economic conditions and industry competition;

        political, social and economic conditions;

        the law and government regulatory initiatives; and

        interest rate fluctuations.

        Bombardier Capital CF II Inc. will not update or revise any forward-looking statements to reflect changes in its expectations or changes in the conditions or circumstances on which the statements were originally based.

                                    The Trust

General


        BCI Consumer Receivable Trust 1999-_ is a business trust formed under the laws of the State of Delaware by a trust agreement, dated as of ____ 1, 1999, between the depositor and ____________, as owner trustee under the trust agreement. The trust will be formed solely for the purpose of engaging in the transactions described in this prospectus supplement.

        Not including amounts in the reserve account, the trust will initially be capitalized with equity equal to approximately $[______________], which is the difference between the aggregate principal amount of the receivables in the trust as of the cut-off date of ________ 1, 1999 and the initial aggregate principal amount of the certificates. The equity in the trust, including the right to receive distributions from the reserve account, will be evidenced by the certificates issued by the trust to the depositor, which may then hold the equity or sell or otherwise transfer it. The net proceeds from the sale of the certificates will be used by the trust to purchase the receivables from the depositor in accordance with the pursuant to the receivables purchase agreement dated as of __________ 1, 1999, among the depositor, the trust and the servicer, which initially is Bombardier Capital Inc. Simultaneously, Bombardier Capital Inc., in its capacity as seller will have [contributed] [sold] and absolutely assigned the receivables to the depositor in accordance with a receivables purchase agreement, dated as of ____ 1, 1999, between the Bombardier Capital Inc., as seller, and the depositor.

        The trust's principal offices are in Wilmington, Delaware, at the address listed below under "--The Owner Trustee."


CAPITALIZATION OF THE TRUST


        The following table illustrates the capitalization of the trust as of the cut-off date, as if the issuance and sale of the certificates had taken place on that date:




Class A-1 Certificates....................             $___,___,___

Class A-2 Certificates....................              ___,___,___

                                                        ___,___,___

        Total.............................             $___,___,___
                                                       ============



The Trustee


        Trustee is the trustee under the pooling and servicing agreement _______________ is a banking corporation and its principal offices are located at ___________________________. The trustee will perform limited administrative functions under the pooling and servicing agreement. The trustee's liability in connection with the issuance and sale of the certificates is limited solely to the express obligations of the trustee as set forth in the pooling and servicing agreement.


                               THE TRUST PROPERTY


        The trust property will include:

                (1) the receivables in the trust;

                (2) all rights to receive payments due thereon on or after [DATE] but excluding insurance premiums, late fees and other servicing charges;

                (3) amounts held in the collection account and, the reserve account including all investments , and all income from the investment of funds in these accounts and all proceeds thereof;

                (4) an assignment of the security interests of Bombardier Capital Inc., as seller, in the products and equipment securing the related receivables in the trust;

                (5) an assignment of the right to receive proceeds from claims on insurance policies covering the products and equipment and the obligors;

                (6) an assignment of the right to receive proceeds from dealer recourse, meaning contractual recourse against dealers of the products in the event that certain representations made by the dealer as to the manner in which the products are sold have been breached; and

                (7) other rights under the  trust documents.

        The receivables in the trust will consist of retail installment sales contracts and promissory notes relating to the purchase of various consumer products including all terrain vehicles, including three and four-wheeled off-road vehicles, snowmobiles, personal watercraft, motorcycles, including street-legal motorcycles and dirt bikes, recreational vehicles, including motorhomes, hitch-mounted trailers and truck bed-mounted trailers and trucks used with trailers, trailers, including horse trailers, cargo trailers and boat trailers, boats, including inboard and outboard motored boats, neighborhood vehicles, which are electric vehicles similar to golf carts and generally used in gated communities, lawn and garden equipment, including lawn tractors, golf carts and keyboard instruments, including pianos and organs. The receivables are generated when a consumer of these goods elects to fund the purchase price by entering into a financing arrangement with the dealer of such goods. The dealers' rights to receive payments under these arrangements, whether originated by Bombardier Capital Inc. or acquired by it from a third party dealer, are conveyed by Bombardier Capital Inc. to the depositor and from the depositor to the trust.


        See "The Receivables" and "Description of the Trust Documents-- Collections" in the accompanying prospectus.


        The servicer, as custodian on behalf of the trust, will hold for each receivable in the trust a receivable file containing the original contract evidencing the receivable, as well as copies of documents and instruments relating to that receivable and evidencing the interest in the product or equipment securing that receivable. Under applicable state law, a buyer or pledgee of assets like the receivables protects its interest by making a filing in the state where the principal place of business of the seller of the receivables is located. State law provides the form of that filing and the office or offices within the state where the filing must occur. The form of that filing is known as a UCC-1 financing statement. Therefore, to protect the trust's ownership interest in the receivables in the trust under applicable state law, and the interests of certificateholders in the receivables under the pooling and servicing agreement, the depositor will file a UCC-1 financing statement in Nevada, the location of the depositor's principal place of business. To further protect the interests of the noteholders in the receivables and other trust property, the trust will in turn file a UCC-1 financing statement in Florida. State law provides further methods by which parties like the trust and the depositor may protect themselves in acquiring assets like the receivables. One method is for the contracts evidencing the receivables to be stamped or otherwise marked to indicate that they have been sold or pledged. Another method is for the contracts to be physically delivered, directly or through an agent, to the purchaser or the pledgee. However, the contracts evidencing the receivables will not be stamped or otherwise marked to indicate they have been sold to the trust and pledged to the indenture trustee. Nor will they be delivered to the indenture trustee as its agent. Because these additional steps will not have been taken, if through inadvertence or otherwise, any of the contracts evidencing the receivables are sold or pledged to another party who takes physical possession of the contracts evidencing those receivables, under applicable state law governing the rights of parties in receivables, there is a risk that party will acquire an interest in those receivables superior to the interest of the certificateholders. This would cause a loss of principal on the certificates.



                              THE RECEIVABLES POOL

GENERAL


        The information presented in this prospectus supplement relates to the receivables in the trust as of the cut-off date, which is ___________. All of the receivables in the trust will be purchased directly or indirectly by Bombardier Capital Inc., as seller, from dealers, brokers and finance companies who regularly originate and sell receivables to Bombardier Capital Inc. or an affiliate, or will be originated by Bombardier Capital Inc. or an affiliate directly.

Other Characteristics

        As of the cut-off date, the receivables in the trust:

                (1) had a remaining maturity of at least __ months, but not more than ___ months;

                (2) had an original maturity of at least __ months, but not more than ___ months;

                (3) had an original principal balance of at least $______ and not more than $---------;


                (4) had a remaining principal balance of at least $_______ and not more than $________;

                (5) had a contractual rate of interest of at least ___% and not more than ___%; and

                (6) [were for the purchase of new products for __% of the trust and were for the purchase of used products for __% of the trust.]

        [As of the cut-off date, __% of the receivables in the trust were in an interest deferral period and the average deferral period remaining was _ months.] Neither the depositor nor the servicer may substitute other receivables for the receivables in the trust.

                       CHARACTERISTICS OF THE RECEIVABLES


                   Geographic Concentration of the Receivables





                                  [TABLE]









(1) Based on the billing address of the obligor set forth in Bombardier Capital Inc.'s records.
* Indicates an amount greater than zero but less than ___% of the number of receivables in the trust based on the cut-off date principal balance of the initial receivables.

                         TYPES OF PRODUCTS AND EQUIPMENT

                                     [TABLE]

         DISTRIBUTION OF ORIGINAL PRINCIPAL BALANCES OF THE RECEIVABLES



                                                                                                       % of Initial
                                                                                                      Receivables by
                                                                           Aggregate                   Outstanding
                                               Number of                Principal Balance            Principal-Balance
    Original                               Receivables as of            Outstanding as of              as of Cut-off
Principal Balance                             Cut-off Date                Cut-off Date                      Date
-----------------                          -----------------            -----------------            -----------------

Less than $10,000....................                                      [TABLE]
Between $10,000 and
$19,999..............................
Between $20,000 and
$29,999..............................
Between $30,000 and
$39,999..............................
Between $40,000 and
$49,999..............................
Between $50,000 and
$59,999..............................
Between $60,000 and
$69,999..............................
Between $70,000 and
$79,999..............................
Between $80,000 and
$89,999..............................
Between $90,000 and
$99,999..............................
Between $100,000 and
$109,999.............................
Between $110,000 and
$119,999.............................
Between $120,000 and
$129,999.............................
Between $130,000 and
$139,999.............................
Between $140,000 and
$149,999.............................

Between $150,000 and
$159,999.............................
Between $160,000 and
$169,999.............................
Between $170,000 and
$179,999.............................
Between $180,000 and
$189,999.............................
Between $190,000 and
$199,999.............................
Between $200,000 and
$249,999.............................
Between $250,000 and
$299,999.............................
Between $400,000 and
$449,999.............................
Between $450,000 and
$499,999.............................
Between $500,000 and
$549,999.............................
Between $550,000 and
$599,999.............................
Between $600,000 and
$649,999.............................
Between $650,000 and
$699,999.............................
Between $700,000 and
$749,999.............................
Between $750,000 and
$799,999.............................
Between $800,000 and
$849,999.............................
Between $850,000 and
$899,999.............................
Between $900,000 and
$949,999.............................
Between $950,000 and
$999,999.............................

Over $999,999........................
-----------------                          -----------------            -----------------            -----------------

        Total........................
-----------------                          =================            =================            =================



                     Year of Origination of the Receivables


                                                                                               % of Initial
                                                                Aggregate Principal           Receivables by
                                         Number of              Balance Outstanding             Outstanding
                                     Receivables as of            as of Cut-off             Principal Balance as
Year of Origination                     Cut-off Date                  Date                    of Cut-off Date
-------------------                  -----------------          -------------------         --------------------
1997.........................
1998.........................
1999.........................
                                     -----------------          -------------------         --------------------

        Total................
                                     =================          ===================         ====================



---------------------------


* Indicates an amount greater than zero but less than ___% as of the statistical calculation date principal balance.



        Distribution of Original Loan-to-value Ratios of the Receivables



                                                                                               % of Initial
                                                               Aggregate Principal           Receivables by
                                           Number of           Balance Outstanding             Outstanding
        Loan-to-Value                 Receivables as of          as of Cut-off             Principal Balance as
            Ratio                        Cut-off-Date                Date                    of Cut-off Date
------------------------------        -----------------        -------------------         --------------------
Less than 61%................
From 61 to 65%...............
From 66 to 70%...............


From 71 to 75%...............
From 76 to 80%...............
From 81 to 85%...............
From 86 to 90%...............
From 91 to 95%...............
Over 95%.....................
                                      -----------------        -------------------         --------------------

        Total................
                                      =================        ===================         ====================




                          CONTRACTUAL RATES OF INTEREST




                                                                                                   % of Initial
                                                                                                 Receivables by
                                        Number of                Aggregate Principal               Outstanding
     Contractual Rate of            Receivables as of            Balance Outstanding           Principal Balance as
          Interest                     Cut-off-Date              as of Cut-off-Date              of Cut-off Date
-----------------------------       -----------------            -------------------           --------------------
Less than 7.001%.............
7.001% to 8.000%.............
8.001% to 9.000%.............
9.001% to 10.000%............
10.001% to 11.000%...........


11.001% to 12.000%...........
12.001% to 13.000%...........
13.001% to 14.000%...........
14.001% to 15.000%...........
15.001% to 16.000%...........
16.001% to 17.000%...........
Over 17.000%.................
                                    -----------------            -------------------           --------------------

        Total................
                                    =================            ===================           ====================

                 Remaining Months to Maturity of the Receivables



                                                                                                   % of Initial
                                                                                                 Receivables by
                                        Number of                Aggregate Principal               Outstanding
     Remaining Months               Receivables as of            Balance Outstanding           Principal Balance as
        to Maturity                    Cut-off-Date              as of Cut-off-Date              of Cut-off Date
-----------------------------       -----------------            -------------------           --------------------
Fewer than 31................
31 to 60.....................
61 to 90.....................
91 to 120....................
121 to 150...................
151 to 180...................
181 to 210...................
211 to 240...................
                                    -----------------            -------------------           --------------------

        Total................
                                    =================            ===================           ====================



                                              BOMBARDIER CAPITAL INC.

        The following information supplements the information in the prospectus under the heading "Bombardier Capital Inc."

DELINQUENCY, LOSS AND REPOSSESSION INFORMATION


        The following tables set forth information relating to Bombardier Capital Inc.'s delinquency, loss and repossession experience for each period indicated with respect to all financing to retail customer and equipment receivables it has purchased and continues to service, including receivables which do not meet the criteria for selection as a receivable to be held in the trust. Bombardier Capital Inc. began underwriting and servicing retail installment contracts for consumer products and equipment in May of 1997. Thus, contracts have not yet exhibited a delinquency and loss experience that is likely to be representative of the delinquencies that may be experienced over a longer period of time. In addition, because of the rapid growth of Bombardier Capital Inc.'s portfolio of consumer product and equipment receivables, the experience shown in more recent periods may not be indicative of the experience to be expected from a more seasoned portfolio. No representation is made as to the possible likelihood, amount, timing or severity of delinquencies and losses which might occur with respect to the receivables in the trust.

                             Delinquency Experience


                                          Quarter ended                Quarter ended                          Quarter ended
                                               June                        Sept.                                Dec. 31,
                                             30, 1998                    30, 1998                                 1998
                                   -----------------------------   ---------------------------        -----------------------------
                                                   % of total                      % of total                           % of total
                                                   receivable                      receivable                           receivable
                                       $ value       balance       $ value           balance            $ value           balance
                                    -----------    ----------   ------------       ----------           -------------   -----------
Receivables Outstanding........... $288,454,387                 $383,139,853                            $412,020,489
Receivables Delinquent

      30-59 Days.................. $  5,129,712      1.8%       $  11,123,677        3.0%               $ 14,498,182      3.5%

      60-89 Days.................. $  2,139,748      0.7%       $   4,622,979        1.2%               $  6,398,144      1.6%

      90-120 Days................. $    892,518      0.3%       $   2,397,348        0.6%               $  3,584,191      0.9%

  150 Days or More................ $    395,424      0.1%       $   1,224,276        0.3%               $  2,223,355      0.5%
                                   -------------     ----       -------------        ----               ------------      ----

Total Receivables Delinquent...... $  8,557,402      3.0%       $  19,368,280        5.2%               $ 26,703,872      6.5%
                                   ============     =====       =============        ====               ============      ====

                                                                                Quarter ended
                                                  Quarter ended                    June 30,
                                                 March 31, 1999                     1998
                                           -----------------------------   ---------------------------
                                                           % of total                      % of total
                                                           receivable                      receivable
                                               $ value       balance       $ value           balance
                                            -----------    ----------      ------------       ----------

Receivables Outstanding................... $424,217,773                     $510,714,769
Receivables Delinquent
      30-59 Days.......................... $ 13,616,962       3.2%          $ 25,246,961        4.9%
      60-89 Days.......................... $  5,933,147       1.4%          $  7,474,727        1.5%
      90-120 Days......................... $  3,442,014       0.8%          $  3,964,750        0.8%
   150 Days or more....................... $  2,445,510       0.6%          $  3,584,284        0.7%
                                           ------------       ----          ------------        ----
Total Receivables Delinquent.............. $ 25,437,632       6.0%          $ 40,270,722        7.9%
                                           ============       ====          ============        ====


                          LOSS/REPOSSESSION EXPERIENCE



                                        Quarter ended
                                          March 31,                     Quarter ended                       Quarter ended
                                            1998                         June 30, 1998                      Sept. 30, 1998
                                 -----------------------------   -----------------------------       -----------------------------
                                                 % of total                        % of total                          % of total
                                                 receivable                         receivable                          receivable
                                   $ value         balance         $ value           balance           $ value           balance
                                  -----------    ----------      ------------       ----------       ------------       ----------
Receivables Outstanding.......    $107,538,099                   $193,663,906                       $329,604,471
Gross Losses..................    $     30,595      0.11%        $245,872               0.25%       $  1,557,107          0.63%
Recoveries....................    $        256                   $  9,640                           $     80,844
Net Losses:...................    $     30,339      0.11%        $ 36,232               0.24%       $  1,476,263          0.60%





                                      Quarter ended                     Quarter ended                        Quarter ended
                                       Dec. 31, 1998                     March 31, 1999                      June 30, 1999
                                -----------------------------   -----------------------------       -----------------------------
                                                % of total                        % of total                          % of total
                                                receivable                         receivable                          receivable
                                  $ value         balance         $ value           balance           $ value           balance
                                 -----------    ----------      ------------       ----------       ------------       ----------


Receivables Outstanding.......   $384,350,586                  $399,443,833                          $446,246,487
Gross Losses .................   $  3,978,719      1.04%       $  5,994,489          6.00%           $6,094,898           2.73%
Recoveries:...................   $    469,475                  $  1,449,982                          $1,744,572
Net Losses....................   $  3,509,244      0.91%       $  4,544,507          4.55%           $4,350,326           1.95%





        The figures for "Receivables Outstanding" in the immediately preceding tables do not take not take into account receivables already in repossession. The periods of delinquency set out in the immediately preceding table are based on the number of days payments are contractually past due, assuming 30-day months. Consequently, a receivable due on the first day of a month is not 30 days delinquent until the first day of the next month.

        The data in this table reflect circumstances as of the end of the period indicated. Figures for "Receivables Liquidations" include receivables already in repossession. The information on "Receivable Liquidations" reflects this activity during each quarter, as a percentage of the total number of receivables being serviced as of period end. The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation during each quarter. Bombardier Capital Inc. currently writes off a receivable when it becomes 150 days delinquent, if the obligor has become deceased and the estate has been settled, if consumer fraud has occurred and Bombardier Inc. does not anticipate any recovery, or the obligor's obligations have been discharged in bankruptcy.

      There can be no assurance that the delinquency, loss or repossession experience of the trust with respect to the receivables in the trust will be better than, worse than or comparable to the experience set forth in the preceding tables. See "Risk Factors--Delinquency and losses on the receivables may be higher due to Bombardier Capital Inc.'s limited experience in underwriting consumer loans." Management is aware of several trends which may adversely affect the performance of consumer finance receivables. Increasing competition may cause lenders to increase the amount they are willing to lend on a product. This causes the potential loss on a receivable to be greater. Another trend that may adversely affect the receivables is the enactment of laws that limit the use of products. For example, laws restricting the use of all terrain vehicles have been proposed or enacted in a number of states. Laws that limit use may cause obligors not to honor their obligations and may cause the value of the products to decrease.



                    WEIGHTED AVERAGE LIFE OF THE CERTIFICATES


      The following information is given solely to illustrate the effect of prepayments on the receivables in the trust on the weighted average life of the certificates under the stated assumptions . This information is not a prediction of the prepayment rate that might actually be experienced by the receivables in the trust.

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the certificates will be influenced by the rate at which principal on the receivables in the trust is paid. Principal payments on the receivables in the trust may be in the form of scheduled amortization or prepayments, including, for this purpose, liquidations due to default. The rate of prepayments on the receivables in the trust may be influenced by a variety of social and other factors and cannot be predicted. In addition, the depositor has the option to purchase from the trust all remaining receivables in the trust, and cause an early redemption of the __________ on any distribution date when the principal balance of the receivables is 10% or less than the principal balance of the receivables on the cut-off date. See "Description of the Trust Documents--Termination" in the prospectus and "Description of the Trust Documents--Termination" in this prospectus supplement. Certificateholders will bear all reinvestment risks resulting from the timing of principal payments on the certificates. See "Yield and Prepayment Considerations" in the prospectus.

      The sample prepayment rates set forth in the following table are an example of the prepayment rates that may be experienced on the receivables in the trust. Because Bombardier Capital Inc. began originating and servicing receivables for many of the products and equipment only recently, the model is based in part on the rates of prepayment utilized for modeling purposes by other financial entities engaged in financing similar products rather than on Bombardier Capital Inc.'s experience. There can be no assurance that the receivables in the trust will experience prepayments at the sample prepayment rate, or that the receivables in the trust in the aggregate will experience prepayments similar to the overall prepayment rate or in the manner assumed in the sample prepayment rates.



                                                               Sample
Product                                                Constant Prepayment Rate
All Terrain Vehicles............... .............               18%
Snowmobiles......................................               18%
Personal Watercraft..............................               18%
Motorcycles......................................               30%
Recreation Vehicles..............................               18%
Trailers.........................................               18%
Boats............................................             0-14%
Neighborhood Vehicles............................               18%
Lawn and Garden Equipment........................               18%
Golf Carts.......................................               18%
Keyboard Instruments.............................               18%



      All prepayment rates set forth in this prospectus supplement represent an assumed constant prepayment rate. This means that the prepayment each month is assumed to be a constant fixed percentage of the outstanding principal balance of each applicable receivable. The sole exception to this method in this method in this prospectus supplement is that the prepayment speed for boats is assumed to increase from 0% to 14% during the first year and then stay at 14%. In all cases the sample constant prepayment rate is expressed as a per annum percentage of the outstanding principal balance of the receivables in the trust [as of ______________] secured by the particular types of products and equipment listed above.

      As used in the following tables, the columns headed __%, __%, ___%, ___% and ___% assume that prepayments on the receivables in the trust are made at the sample constant prepayment rates multiplied by __%, __%, ___%, ___% and ___%, respectively. For example, the __% and __% columns in the following tables assume that receivables in the trust related to horse trailers, power sport vehicles, keyboard instruments and recreational vehicles have been assumed to have a constant prepayment rate equal to __%, __%, __% and ___% , respectively. The sample constant prepayment rate does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables in the trust.


      The percentages and weighted average lives in the following tables were determined assuming that:


         (1) scheduled interest and principal payments on the receivables in the trust are received in a timely manner and prepayments are made at the percentages of the sample prepayment model set forth in the table;

         (2) the depositor exercises its right of optional termination ;

         (3) the aggregate principal balance of the receivables in the trust as of the cut-off date is $___,___,___.__ and the receivables in the trust have the characteristics described in the chart on the next page;

         (4) no interest shortfalls will arise in connection with prepayments in full of the receivables in the trust;

         (5) distributions are made on the certificates on the ___ day of each month commencing in [Date]; and

         (6) the certificates are issued on [Date].

      No representation is made that the receivables will not experience delinquencies or losses.

                         Assumed Characteristics of the
                       Receivables as of the cut-off date

                                             Weighted
                                              Average                Aggregate              Weighted              Weighted
                                              Balance                Principal              Average                Average
                                            Outstanding           Receivable Rate        Original Term         Remaining Term
                                            -----------           ---------------        -------------         --------------
All Terrain Vehicles...................
Snowmobiles............................
Personal Watercraft....................
Motorcycles............................
 Recreation
Vehicles...............................
Trailers ..............................
Boats..................................
Neighborhood Vehicles..................
Lawn and Garden Equipment..............
Golf Carts.............................
       Total...........................

--------


(1) Based on scheduled payments due after the cut-off date and assuming no prepayments on the receivables in the trust.

         Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each class of certificates and set forth the percentages of the original principal balance of each class that would be outstanding after each of the dates shown, at the indicated percentages of the sample prepayment rate. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement.

          Percentage of the Original Principal Balance of the Class A-1
                Certificates at the Respective Percentages of the
                    Sample Prepayment Model Set Forth Below:



               DATE                       __%              __%               __%              __%               __%
----------------------------------     ---------        ---------         ---------        --------           --------
Initial Percentage................

[DATE]............................
Weighted Average Life
Years.............................



The weighted average life of a Class A-1 Certificate set forth in the immediately preceding table is determined by adding the products of the amount of cash distributions in reduction of the principal balance of that certificate multiplied by the number of years from the date of issuance of the Class A-1 Certificate to the stated distribution date and dividing the sum by the initial principal balance of the Class A-1 Certificate.

          Percentage of the Original Principal Balance of the Class A-2
                Certificates at the Respective Percentages of the
                    Sample Prepayment Model Set Forth Below:



               DATE                       __%              __%               __%              __%               __%
----------------------------------     ---------        ---------         ---------        --------           --------
Initial Percentage..................
[DATE]..............................
[DATE]..............................
[DATE]..............................
Weighted Average
Life Years.....................



         The weighted average life of a Class A-2 Certificate set forth in the immediately preceding table is determined by adding the products of the amount of cash distributions in reduction of the principal balance of that certificate multiplied by the number of years from the date of issuance of the Class A-2 Certificate to the stated distribution date and dividing the sum by the initial principal balance of such Class A-2 Certificate.


Description of the Class A Certificates

General

The Class A Certificates will be issued pursuant to the terms of the pooling and servicing agreement, a form of which has been filed as an exhibit to the registration statement. A copy of the pooling and servicing agreement, as executed, will be filed with the Securities and Exchange Commission following the issuance of the certificates. The following summary describes the material terms of the certificates. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the certificates. The following summary supplements the description of the general terms and provisions of the certificates set forth in the accompanying prospectus . For information regarding these general terms, prospective certificateholders should refer to the description contained in the accompanying prospectus.


DISTRIBUTIONS


         Certificateholders will be entitled to receive distributions of interest and principal on each distribution date commencing in ____ __, to the extent that sufficient funds are available . Distributions on the certificates will be made from funds available first in respect of interest on the certificates, then in respect of principal on the certificates, in the manner and order of priority set forth below under "--Interest" and "--Principal".


INTEREST


         Interest on the principal balance of each class of certificates will accrue from [DATE], or from the most recent distribution date on which interest has been paid, to but excluding the following distribution date, at the interest rate for that class. The principal balance of any class of certificates as of any distribution date will be the original principal balance minus all amounts previously distributed to the certificateholders of that class in respect of principal.

         Interest on the Class A-1 Certificates will be calculated on the basis of a 360-day year of twelve 30-day months. Interest on the Class A-2 Certificates will be calculated on the basis of the actual number of days in each interest period. Each interest period will begin on and include a distribution date and end on but exclude the next distribution date; provided that the first interest period will begin on and include [DATE] and end on but exclude the next distribution date.

         Interest will be paid on the certificates on each distribution date to the extent of funds available on that date. In the event the funds available are not sufficient to make a full payment of interest on the certificates, the funds available will be applied pro rata to each class of certificates based on the amount payable to each class and the amount of the shortfall will be carried forward and added to the amount of interest payable on the next distribution date. Any amount carried forward will bear interest at the interest rate for that class, to the extent legally permissible.


Determination of LIBOR.


         LIBOR, for the purposes of calculating the Class A-2 Rate, will be determined as described in this paragraph. LIBOR with respect to any LIBOR interest period will be established by the trustee acting as calculation agent and will equal the offered rate for one month United States dollar deposits that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second business day prior to that LIBOR interest period which is also a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. The LIBOR interest periods will be the same as the interest periods used in the calculation of interest on the Class A-2 Certificates. Telerate Page 3750 means the display page so designated on the Dow Jones Telerate Service or such other page as may replace that page for the purpose of displaying London interbank offered rates of major banks on that service, or such other service as may be nominated as the information vendor. If such rate appears on Telerate Page 3750, LIBOR will be that rate. If on any day on which LIBOR is to be determined the offered rate does not appear on Telerate Page 3750, the trustee will request each of the reference banks , which shall be major banks that are engaged in transactions in the London interbank market selected by the trustee, to provide the trustee with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the trustee with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the trustee with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upwards, of the offered per annum rates that one or more leading banks in The City of New York selected by the trustee acting as calculation agent are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month. If such banks are not making such quotations, LIBOR for such date will be LIBOR applicable to the LIBOR interest period immediately preceding such LIBOR interest period.


Principal


         Certificateholders will be entitled to receive on each distribution date as payments of principal, in the manner and order of priority set forth below, an amount equal to its pro rata share of the amount of principal required to be distributed to the certificates for such distribution date.

         To the extent not paid in full prior to such date, the outstanding principal amount of each class of certificates will be payable on __________ __, _____. In the event that the trust property shall be insufficient to pay down the outstanding principal amount on all the Class A Certificates, such deficiency shall be covered:


                  (1)  by nonpayment of principal of the Class B Certificates;

                  (2) to the extent of any remaining deficiency after the nonpayment in (1) above, by nonpayment of principal of the Class A-2 Certificates; and

                  (3) to the extent of any remaining deficiency after the nonpayment in (1) and (2) above, by nonpayment of principal of the Class A-1 Certificates.

         The amount of principal required to be distributed on each distribution date is equal to the following:

                  (1) all scheduled payments of principal due on each outstanding receivable during the preceding calendar month -- after adjustments for previous partial principal prepayments and after any adjustments to a receivable's amortization schedule as a result of a bankruptcy or similar proceeding involving the related obligor;

                  (2) the amount of principal on a receivable received from Bombardier Capital Inc. because of any repurchase by it because of a breach of any representation or warranty regarding the receivable that Bombardier Capital Inc. made when it sold the receivable to the depositor;

                  (3) all partial principal prepayments applied and all principal prepayments in full received on receivables in the trust during the preceding calendar month;

                  (4) the remaining principal balance of each receivable that the servicer has determined that all amounts it expects to recover have been recovered during the preceding calendar month, plus the amount of any reduction in the outstanding principal balance of a receivable during such calendar month ordered as a result of a bankruptcy or similar proceeding involving the related obligor; and

                  (5) all collections in respect of principal on the receivables in the trust received during the preceding calendar month.

In the event the funds available to pay principal are not sufficient to pay the amount required to be paid, the amount of such deficiency will be added to the amount to be paid on the next distribution date.


Reserve Account


         The reserve account held by the trust for the benefit of the certificateholders will be created with an initial deposit by the depositor on [DATE] in the amount of $[REQUIRED RESERVE AMOUNT], which is ___% of the initial principal balance of the certificates.

         Amounts allocated from time to time to the reserve account will continue to be held for the benefit of certificateholders. On each distribution date, funds will be withdrawn from the reserve account to the extent that the amount available to be paid to the certificateholders with respect to the preceding calendar month is less than the sum of the interest due on the certificates plus the amount of principal required to be paid for such distribution date and will be paid to the certificateholders. The amount available to be paid to the certificateholders shall be determined after giving effect to the payment of the servicing fee [if Bombardier Capital Inc. is not the servicer] for such calendar month. On each distribution date, the reserve account will be reinstated up to an amount equal to $[REQUIRED RESERVE AMOUNT] to the extent of the portion, if any, of the amount available to be paid remaining after payment of the servicing fee [if Bombardier Capital Inc. is not the servicer] exceeds interest and principal due on the certificates.

         After giving effect to all deposits in or withdrawals from the reserve account on any distribution date, if the amount allocated to the reserve account is greater than $[REQUIRED RESERVE AMOUNT] for such distribution date, except as described in the next succeeding paragraph, such excess amount will be distributed to the depositor. Upon any distribution to the depositor of such amounts, the certificateholders will not have any rights in, or claims to, such amounts.

         After the payment in full, or the provision for such payment, of all interest and principal due on the certificates, any funds in the reserve account will be paid to the depositor.

         The reserve account is intended to enhance the likelihood of receipt by certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the certificateholders will experience losses. However, if draws are required to be made on the reserve account, the only source from which the reserve account may be replenished are collections on the receivables. There is no assurance that collections on the receivables will be sufficient for this purpose. Thus, the reserve account could be depleted. If the bond insurance policy were unavailable for any reason, and the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the receivables in the trust exceeds the amount then in the reserve account, certificateholders could incur losses or a temporary shortfall in the amounts distributed to the certificateholders could result, which could, in turn, increase the average life of the certificates.


Optional Redemption


         The certificates will be redeemed in whole, but not in part, on any distribution date on which the servicer exercises its option to purchase the receivables in the trust. The depositor may purchase the receivables in the trust when the aggregate principal due on the receivables has declined to [10]% or less of the aggregate principal due on the receivables as of the cut-off date, as described in the accompanying prospectus under "Description of the Trust Documents--Termination." Redemption would effect early retirement of the Class A Certificates. The redemption price will be equal to the unpaid principal amount of the Class A Certificates redeemed plus accrued and unpaid interest thereon.


                       Description of the Trust Documents


         The following summary describes
the material terms of the receivables purchase agreement and the pooling and servicing agreement. Forms of the receivables purchase agreement and the pooling and servicing agreement, as executed, have been filed as exhibits to the registration statement. Copies of the receivables purchase agreement and the pooling and servicing agreement will be filed with the Securities and Exchange Commission following the issuance of the certificates. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the receivables purchase agreement and the pooling and servicing agreement. The following summary supplements the description of the general terms and provisions of the receivables purchase agreement and the pooling and servicing agreement, as such terms are used in the accompanying prospectus and as set forth in the accompanying prospectus . For information regarding these general terms, you should refer to the description contained in the accompanying prospectus.

Accounts

         The servicer will establish and maintain one or more collection accounts, in the name of the trustee on behalf of the certificateholders, into which all payments made on or with respect to the receivables in the trust will be deposited. The servicer will establish and maintain an account, in the name of the trustee on behalf of the certificateholders, in which amounts released from the collection account for distribution to certificateholders will be deposited and from which all distributions to certificateholders will be made . See "Description of the Trust Documents---Collections" in the accompanying prospectus.


Distributions


         On each distribution date, the servicer shall instruct the trustee to distribute from the collection account the amount available to make payments in the following order of priority:

          1. [If Bombardier Capital Inc. or an affiliate is no longer the servicer, then] to the servicer, the monthly servicing fee for the preceding calendar month.

          2. To [INSURER], the premium due on the bond insurance policy.

          3. To the servicer, reimbursement for advances made with respect to delinquent payments that were recovered during the prior calendar month and with respect to advances no longer deemed collectible by the servicer out of proceeds of the related receivable.

          4. To the distribution account for the certificates, all accrued interest on the certificates.

          5. To the distribution account for the certificates, all principal due on the certificates for such distribution date.

          6. To the reserve account, the amount, if any, necessary to restore its balance to [REQUIRED RESERVE AMOUNT].

          7. To the administrator, the administrator fee.

          8. To Bombardier Capital Inc., any remaining amount as the monthly servicing fee.

          On each distribution date, the trustee or its paying agent will distribute all amounts on deposit in the distribution account for the certificates in payment of interest and principal on the certificates in accordance with this order of priority.

         The amount available to make payments with respect to any distribution date is the sum of:

         (1) payments on the receivables in the trust received during the preceding month;

         (2)      any advances made by the  servicer;

         (3) prepayments and other unscheduled collections received during the preceding month;

         (4)      any payments made under the bond insurance policy;

         (5) all earnings from the investment of funds in the collection account;

         (6) any amounts deposited with respect to receivables in the trust that Bombardier Capital Inc., as seller, or the depositor has become obligated to repurchase, or, under specified circumstances, has elected to repurchase, as a result of uncured breaches by Bombardier Capital Inc., as seller, or the depositor of representations or warranties that it made with respect to those receivables; and

         (7) any amounts deposited in respect of receivables in the trust that the servicer has become obligated to repurchase, or, under specified circumstances, has elected to repurchase, as a result of uncured breaches of the covenants made by it with respect to such receivables in the trust.


Statements to Securityholders


         On or prior to each distribution date, the servicer will prepare and provide to the trustee a statement to be delivered to the certificateholders. Each such statement to be delivered to certificateholders will include the following information as to the certificates, with respect to such distribution date or the period since the previous distribution date, as applicable:

         1. the amount of the distribution allocable to interest on or with respect to each class of certificates;

         2. the amount of the distribution allocable to principal on or with respect to each class of certificates;

         3. the aggregate outstanding principal balance for each class of certificates after giving effect to all payments reported under (2) above on such date;

         4. the amount of interest owing, but not paid, for each class of certificates, if any, and the change in such amounts from the preceding statement;

         5. the amount on deposit in the reserve account and the amount required to be in the reserve account;

         6. the amount of the monthly servicing fee paid to the servicer;

         7. the number and aggregate principal balances of delinquent receivables in the trust, the number of products and equipment repossessed and repossessed and remaining in inventory and the number of receivables in the trust that became liquidated receivables with respect to the immediately preceding calendar month; and

         8. the aggregate amount of advances made by the servicer with respect to that distribution date, and the aggregate amount paid to the servicer as reimbursement of advances made on prior distribution dates.

         Each amount set forth under subclauses (1) through (6) with respect to certificates will be expressed as a dollar amount per $______ of the initial principal amount of the certificates.

         Unless and until certificates are issued in definitive form to the certificateholders, rather than to The Depository Trust Company, such reports will be sent on behalf of the trust to Cede & Co., as registered holder of the certificates and the nominee of The Depositary Trust Company. Certificate owners, as opposed to certificateholders, may receive copies of such reports upon written request, together with a certification that they are certificate owners, and payment of any expenses associated with the distribution of such reports, from the trustee. See "Reports to Securityholders" in this prospectus supplement and "Reports to Securityholders" and " Material Information Regarding the Securities" in the accompanying prospectus.

         Within the required period of time after the end of each calendar year, the trustee will furnish to each person who at any time during such calendar year was a certificateholder, a statement as to the aggregate amounts of interest and principal paid to such certificateholder, information regarding the amount of servicing compensation received by the servicer and such other information as the depositor deems necessary to enable such certificateholder to prepare its tax returns. See " Material Federal Income Tax Consequences" in this prospectus supplement.

                            The Bond Insurance Policy

         The following information and the information under "--The Insurer" in this prospectus supplement have been supplied by [INSURER] for inclusion in this prospectus supplement. None of the underwriters, Bombardier Capital Inc., as seller, the servicer, the depositor nor any of their affiliates have checked the accuracy or completeness of such information.

         [INSURER], in consideration of the payment of the premium and subject to the bond insurance policy, unconditionally and irrevocably guarantees to any certificateholder that an amount equal to interest and principal due to the certificateholders but not available in the distribution account or the reserve account plus any amount that a trustee in bankruptcy of Bombardier Capital Inc. or the depositor recovers from the certificateholders because such payment was determined to be a voidable preference will be paid to the trustee on behalf of the certificateholders. [INSURER]'s obligations under the bond insurance policy with respect to any payment will be fulfilled when such amount is received by the trustee. No accelerated payments under the insurance policy shall be made regardless of any acceleration of the certificates, unless such acceleration is at the option of [INSURER].

         The bond insurance policy does not cover shortfalls, if any, attributable to the liability of the trust or the trustee for withholding taxes, if any, including any interest and penalties .

         [INSURER] will pay any amounts due because a trustee in bankruptcy of Bombardier

Capital Inc., or the depositor recovers payments from certificateholders because they are determined to be voidable preferences if [FISCAL AGENT] receives:


                  (1) a certified copy of the order requiring the return of a preference payment;


                  (2) an opinion of legal counsel satisfactory to [INSURER] that such order is final and not subject to appeal;

                  (3) an assignment in such form as is reasonably required by [INSURER], irrevocably assigning to [INSURER] all rights and claims of the certificateholders relating to or arising under the related certificates against Bombardier Capital Inc. or the depositor which made such preference payment; and

                  (4) appropriate instruments to effect the appointment of [INSURER] as agent for such certificateholder in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to [INSURER];

Payments will be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the certificateholder and not to any certificateholder directly unless such certificateholder has returned principal or interest paid on the related certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such certificateholder.

         Amounts due under the bond insurance policy will be disbursed by [FISCAL AGENT] or any successor fiscal agent to the trustee on behalf of the certificateholders by wire transfer of immediately available funds less any available amount held by the trustee for payment of voidable preference payments.

         [FISCAL AGENT] is, and any successor fiscal agent will be, the agent of [INSURER] only and neither [FISCAL AGENT] nor any successor fiscal agent shall in any event be liable to owners for any acts of [FISCAL AGENT] or any successor fiscal agent, respectively, or any failure of [INSURER] to deposit, or cause to be deposited, sufficient funds to make payments due under the bond insurance policy.

The bond insurance policy is being issued under and in accordance with and will be construed under, the laws of the State of New York.

         The insurance provided by the bond insurance policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.
         The bond insurance policy is not cancelable for any reason. The premium on the bond insurance policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the certificates.


                                   The Insurer


         ________________________________, the insurer, is a [ ] company.
[INSURER] is a [STATE] company and is licensed to do business in and is subject to regulations under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. New York has laws prescribing minimum capital requirements, limited classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by [INSURER], changes in control and transactions among affiliates. Additionally, [INSURER] is required to maintain contingency reserves on its liabilities in specifies amounts and for specified periods of time.

         The consolidated financial statements of [INSURER] and its subsidiaries as of December 31, 1998 and December 31, 1997 and for the three years ended December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of _______ for the year ended December 31, 1998 which was filed with the Securities and Exchange Commission on _________, 1999 and the consolidated financial statements of [INSURER] and its subsidiaries for the nine months ended September 30, 1999 and for the periods ending September 30, 1999 and September 30, 1998 included in the Quarterly Report on Form 10-Q of ________ for the period ending September 30,

1998 which was filed with the Security and Exchange Commission on __________, 1998, are incorporated by reference into , and shall be deemed to be a part of, this prospectus supplement. Any statement contained in a document incorporated by reference in this prospectus supplement shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         All financial statements of [INSURER] and its subsidiaries included in documents filed by _______ under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

         The tables below present selected financial information of [INSURER] determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles.



                                                                       Statutory Accounting Practices
                                                                  December 31, 1998          September 30, 1999
                                                              ------------------------   --------------------------
                                                                      (Audited)                  (Unaudited)
                                                                                  (In millions)
Admitted Assets...............................................
Liabilities...................................................
Capital and Surplus...........................................



                                                                     Generally Accepted Accounting Practices
                                                                  December 31, 1998          September 30, 1999
                                                              ------------------------   --------------------------
                                                                      (Audited)                  (Unaudited)
                                                                                  (In millions)
Assets........................................................
Liabilities...................................................
Shareholder's Equity..........................................




         Copies of the financial statements of [INSURER] incorporated by reference in this prospectus supplement and copies of [INSURER]'s 199_ year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from [INSURER]. The address of [INSURER] is _____________________________. The telephone number of [INSURER] is
____________.

         [INSURER] does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the bond insurance policy and [INSURER] set forth under the heading "Description of the Trust Documents --The Bond Insurance Policy" in this prospectus supplement. Additionally, [INSURER] makes no representation regarding the certificates or the advisability of investing in the certificates.

         Moody's Investors Service, Inc. rates the claims paying ability of [INSURER] "Aaa."

         Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., rates the claims paying ability of [INSURER] "AAA."

         [Fitch Investors Service, L.P. rates the claims paying ability of [INSURER] "AAA."]

         Each rating of [INSURER] should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of [INSURER] and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of these ratings may be obtained only from the applicable rating agency.

         These ratings are not recommendations to buy, sell or hold the certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of these ratings may have an adverse effect on the market price of the certificates. [INSURER] does not guaranty the market price of the certificates nor does it guaranty that the ratings on the certificates will not be revised or withdrawn.


RIGHTS OF THE INSURER


         The pooling and servicing agreement provides that the trustee is permitted to distribute amounts received from the insurer only for purposes of paying the certificateholders any amount for which a claim was made to [INSURER].

         In the event a payment is made under the insurance policy until [INSURER] has been fully reimbursed, [INSURER] will be subrogated to the rights of certificateholders to receive any payments on the certificates.

         Provided no insurer default has occurred and is continuing, [INSURER] shall have the right to direct specified actions of the servicer and trustee and shall control all certificateholder consents, approvals and directions under the pooling and servicing agreement.

         The bond insurance policy does not guarantee to the certificateholders any specified rate of principal prepayments.

                    Material Federal Income Tax Consequences

         The following is a discussion of the material federal and state income tax consequences relating to the purchase, ownership, and disposition of the certificates. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated under the Internal Revenue Code, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. For additional information regarding federal income tax consequences, see " Material Federal Income Tax Consequences--Owner Trust Series " in the prospectus.

         It is suggested that prospective investors consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the certificates. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed in this prospectus supplement or in the accompanying prospectus, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described in this prospectus supplement with respect to the trust, involving both debt and equity interests issued by a trust with terms similar to those of the certificates.

         In the opinion of Morgan, Lewis & Bockius LLP, for federal income tax purposes , the certificates will be characterized as debt and the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation. Each certificateholder, by the acceptance of a certificate, agrees to treat the certificates as debt for federal income tax purposes. The certificates will not be issued with original issue discount.

                              ERISA Considerations


         Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and some types of Keogh Plans, from engaging in specified transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to such benefit plan. A violation of these prohibited transaction rules may result in an excise tax or other penalties and liabilities under these laws for such persons. Title I of ERISA also requires that fiduciaries of a benefit plan subject to ERISA make investments that are prudent, diversified, except if prudent not to diversify, and in accordance with governing plan documents.

         Some transactions involving the purchase, holding or transfer of the certificates might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code if assets of the trust were deemed to be assets of a benefit plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquires an " equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The depositor believes that the certificates should be treated as indebtedness without substantial equity features for purposes of the regulation. However, without regard to whether the certificates are treated as an equity interest for such purposes, the acquisition or holding of certificates by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the trust, the trustee, the owner of certificates, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan. In such case, some exemptions from the prohibited transaction rules could be applicable, depending on the type and circumstances of the plan fiduciary making the decision to acquire a certificate. Included among these exemptions are: Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company general accounts; Prohibited Transaction Class Exemption 96-23, regarding transactions effected by in-house asset managers; and Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers."

         Employee benefit plans that are governmental plans, as defined in
Section 3(32) of ERISA, and specified church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. Such plans may, however, be subject to the provisions of other applicable federal and state laws, including, for any such governmental or church plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code, the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

         A plan fiduciary considering the purchase of certificates should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.


                                  Underwriting


         Each of the underwriters named below severally agreed, subject to the terms and conditions of the underwriting agreement among each of the underwriters and the depositor, to purchase from the depositor the respective principal amounts of certificates set forth opposite its name below:


                                                             Class A-1          Class A-2
                                                            Certificates       Certificates
                                                         -----------------   ------------------
Merrill Lynch, Pierce, Fenner &
Smith Incorporated.....................................  $                   $
[Underwriter]..........................................
Total..................................................
                                                         =================   ==================


         The depositor has been advised by the underwriters that they propose initially to offer the certificates to the public at the respective offering prices set forth on the cover page of this prospectus supplement and to some dealers at such price less a concession not in excess of the respective amounts set forth in the table below and which is expressed as a percentage of the principal balance of the applicable class of certificates. The underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to other dealers.


                                                   Selling               Reallowance
                 Class                           Concession                Discount
-----------------------------------------   --------------------      ------------------
A-1.....................................           %                       %
A-2.....................................           %                       %
----------------------------------------------------------------------------------------

         Until the distribution of the certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and specified selling group members to bid for and purchase the certificates. As an exception to these rules, the underwriters are permitted to engage in limited transactions that stabilize the price of the certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the certificates.

         If the underwriters create a short position in the certificates in connection with the offering, i.e., if they sell more certificates than are set forth on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing certificates in the open market.


         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.


         Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that these price stabilizing transactions may have on the prices of the certificates. In addition, neither the depositor nor any of the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The depositor does not intend to apply for listing of the certificates on a national securities exchange, but has been advised by the underwriters that the underwriters currently intend to make a market in the certificates, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the certificates and any such market may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the certificates.

         Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from an underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the depositor and the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus supplement and prospectus.

         The depositor and Bombardier Capital Inc. have agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  Legal Matters

         Matters with respect to the legality of the certificates and with respect to the federal and New York income tax matters discussed under " Material Federal and State Income Tax Consequences" will be passed upon for Bombardier Capital Inc. by Morgan, Lewis & Bockius LLP, New York, New York. The validity of the certificates will be passed upon for the underwriters by Brown & Wood LLP, New York, New York.

                     BCI Consumer Receivable Trust 1999-____
                           Asset-Backed Certificates,
                                 Series 1999-__


                          Bombardier Capital CF II Inc.
                                    Depositor

                             Bombardier Capital Inc.
                               Seller and servicer


              $___,___,___ ___% Asset Backed Certificates, Class A-1

         $___,___,___ Floating Rate Asset Backed Certificates, Class A-2



                               ------------------
                              PROSPECTUS SUPPLEMENT
                               ------------------


                               Merrill Lynch & Co.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.


         We are not offering the certificates in any state where the offer is not permitted.


         We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.


         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will deliver a prospectus supplement and prospectus until ________________, 1999.

Information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the SEC but has not yet been declared effective by the SEC. We may not sell these securities until the final prospectus, accompanied by a final prospectus supplement, is delivered. This prospectus does not constitute an offer to sell these securities in any state where it is not permitted.

                  SUBJECT TO COMPLETION DATED _______ __, 1999

PROSPECTUS

                    BOMBARDIER RECREATIONAL & CONSUMER TRUSTS

                                     issuers


                               ASSET-BACKED NOTES
                            ASSET-BACKED CERTIFICATES

                          BOMBARDIER CAPITAL CF II INC.

                                    depositor


                             BOMBARDIER CAPITAL INC.

The asset backed notes of a given series represent obligations of the related trust only. The asset backed certificates of a given series represent beneficial interests in the related trust only. Neither the asset backed notes nor the asset backed certificates represent obligations of or interests in, and are not guaranteed or insured by, Bombardier Capital CF II Inc. or Bombardier Capital Inc. or any of their respective affiliates.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

The Trusts--

     A new trust will be formed to issue each series of securities. The primary assets of each trust will be a pool of receivables.

     The receivables will be limited to retail installment sales contracts or promissory notes for the purchase of a variety of consumer products, as specified in the supplement to this prospectus.

     Each trust may also own monies on deposit in a pre-funding account, which will be used to purchase additional receivables for a specified time.

     The property of each trust will include an assignment of the interests in the consumer products financed under the trust's receivables, amounts on deposit in any trust accounts and any specified credit enhancements.


The Securities--

     Asset backed notes will represent indebtedness of the related trust. Asset backed certificates will represent beneficial interests in the related trust.


 The Securities will be paid only from the assets of the trust.

             Neither the SEC nor any state securities commission has
         approved these securities or determined that this prospectus is accurate or complete.
            Any representation to the contrary is a criminal offense.
                           ___________________, 199__

                                TABLE OF CONTENTS



Caption                                                                                                        Page
-------                                                                                                        ----
The Trusts........................................................................................................3
     The Trustee..................................................................................................4
The Receivables...................................................................................................5
The Depositor.....................................................................................................6
Bombardier Capital Inc............................................................................................6
     General......................................................................................................6
     Purchase of Receivables......................................................................................7
     Loss and Delinquency Information............................................................................10
Yield and Prepayment
Considerations...................................................................................................10
Use of Proceeds..................................................................................................11
The Notes........................................................................................................11
     General.....................................................................................................11
     Principal and Interest on the Notes.........................................................................11
     The Indenture...............................................................................................12
     The Indenture Trustee.......................................................................................18
The Certificates................................................................................................ 18
     General.................................................................................................... 18
     Distributions of Interest and
         Principal...............................................................................................19
 Material Information
     Regarding Holding and Transfer the
     Securities..................................................................................................20
Definitive Securities............................................................................................24
     Statements to Securityholders...............................................................................25
     Lists of Securityholders....................................................................................26
Description of the Trust Documents...............................................................................27
     Sale and Assignment of the
         Receivables.............................................................................................27
     Custody of Receivable Files.................................................................................30
     Collections.................................................................................................30
     Servicing Procedures........................................................................................32
     Servicing Compensation......................................................................................33
     Distributions...............................................................................................34
     Enhancement.................................................................................................34
     Advances....................................................................................................35
     Evidence as to Compliance...................................................................................36
     Certain Matters Regarding the
         Servicer................................................................................................36
     Indemnification and Limits on
         Liability...............................................................................................36
     Servicer Termination Events.................................................................................37
     Waiver of Past Defaults.....................................................................................38
     Amendment...................................................................................................39
     Termination.................................................................................................39
     The Trustee.................................................................................................40
     Duties of the Trustee.......................................................................................41
Administrator....................................................................................................41
Certain Legal Aspects of the
Receivables......................................................................................................42
     Rights in the Receivables...................................................................................42
      Rights in the
         Products other than
         Boats...................................................................................................42
     Security Interests in Boats.................................................................................44
     Repossession................................................................................................46
     Notice of Sale; Redemption Rights...........................................................................46
     Deficiency Judgments and
Excess Proceeds..................................................................................................46
     Soldiers' and Sailors' Civil Relief
         Act.....................................................................................................47
     Consumer Protection Laws....................................................................................47
     Other Limitations...........................................................................................48
 Material Federal Income Tax
Consequences.....................................................................................................48
ERISA Considerations.............................................................................................64
Plan of Distribution.............................................................................................65
Legal Matters................................................................................................... 66
Reports to Securityholders...................................................................................... 67
Where You Can Find More
     Information.................................................................................................67


                                   The Trusts

     A new trust will be formed by the depositor for each series of securities. The trust may be formed under a pooling and servicing agreement among the depositor, Bombardier Capital Inc., as servicer, and the trustee specified in the related supplement to this prospectus. In that case, the trust will be a grantor trust. The Trust may, in the alternative, be formed under a trust agreement between the depositor and the owner trustee specified in the related prospectus supplement. In that case, the trust will be an owner trust.

     A series of securities may include one or more classes of asset backed notes and/or one or more classes of asset backed certificates. The notes, if any, of a series will be issued by an owner trust under an indenture between the trust and the indenture trustee specified in the related prospectus supplement. A series of securities may, if it is issued by an owner trust, and will, if it is issued by a grantor trust, include one or more classes of asset backed certificates. Each certificate issued by a trust will represent an interest in the undivided property of that trust. Each certificate, if any, issued by an owner trust will be subordinate to the notes issued by the trust to the extent specified in the related prospectus supplement. Each note, if any, will represent an obligation only of the related trust and will be secured by the related trust property.

     Prior to the sale and assignment of the related receivables under the related trust documents, the trust will have no assets or obligations. Each grantor trust will acquire a pool of receivables under a pooling and servicing agreement among the trust, the depositor and the servicer. Each owner trust will acquire a pool of receivables under a sale and servicing agreement among the trust, the depositor, the servicer and the indenture trustee. In each case, the depositor will have acquired the pool of receivables from Bombardier Capital Inc., as seller of the receivables, by sale or contribution and absolute assignment under a transfer agreement between the depositor and the party identified in the related prospectus supplement. In each case, the receivables will have been acquired either directly or through one or more affiliates from Bombardier Capital Inc., as the seller of the receivables. The trust will not engage in any business activity other than acquiring and holding the trust property, issuing the certificates and the notes, if any, of the related series and distributing payments thereon.

     The assets of each trust will include, among other things:

         (1)    a  pool of receivables;

         (2) all monies paid or payable thereon on or after the series cut-off date specified in the related prospectus supplement;

         (3) those amounts held in one or more collection accounts established for the deposit of payments on the receivables, including all investment income;

         (4) an assignment of the security interests of Bombardier Capital Inc., as seller of the receivables, in the products securing the related receivables;

         (5) an assignment of the right to receive proceeds from claims on certain insurance policies covering the related products or obligors;

         (6) an assignment of the right to receive proceeds from dealer recourse, meaning contractual recourse against dealers of the products in the event that certain representations made by the dealer as to the manner in which the products are sold have been breached; and

         (7) any other trust accounts, credit enhancement or rights created under the related trust documents, and described in the related prospectus supplement.

See "The Receivables" and "Description of the Trust Documents--Collections." The trust property will also include, if so specified in the related prospectus supplement, funds on deposit in a pre-funding account to be established with the indenture trustee or the trustee. Any pre-funding account will be used to make purchases of receivables from the depositor during the pre-funding period specified in the related prospectus supplement. Any receivables so purchased will be included in the trust property. If specified in the related prospectus supplement, one or more forms of credit enhancement may be issued to or held by the trustee or the indenture trustee for the benefit of holders of one or more classes of the securities.

     To the extent provided in a prospectus supplement, a revolving period may be established for the related series of securities. Any revolving period will commence on the closing date and continue for a period of time specified in that prospectus supplement. During a revolving period, collections of principal on the receivables in the trust for the related series may be applied to purchase additional receivables from Bombardier Capital Inc. as seller for that series.

     The servicer will service the receivables held by each trust and will receive a servicing fee specified in the related prospectus supplement for those services. See "Description of the Trust Documents--Servicing Compensation." Unless otherwise specified in the related prospectus supplement, the servicer, on behalf of each trust, will hold the original installment sales contract or promissory note as well as receivables files containing copies of documents and instruments relating to each receivable and evidencing the security interest in the product securing each receivable. Applicable state law requires the filing of UCC-1 financing statements in the state where the principal place of business of the party conveying receivables is located in order to cause an interest in those receivables to be superior to the interest of other parties in that state. In order to protect the trust's ownership interest in the receivables, and the interests of noteholders in the receivables under the indenture, if any, the depositor will file UCC-1 financing statements relating to those receivables in Nevada, the location of its principal place of business. Because the trust will be formed under Delaware law, the trust will file UCC-1 financing statements in Delaware with respect to the trust property pledged in favor of the indenture trustee. Because the bulk of the trust's activities will involve the servicing of its receivables, and that activity will be conducted by the servicer, the trust's principal place of business may arguably be that of the servicer. For that reason the trust will also file a UCC-1 financing statement in Florida, where the servicing activity will principally be conducted.

The Trustee

     The trustee for each trust will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the securities of the related series will be limited solely to the express obligations of that trustee set forth in the related trust documents. A trustee may resign at any time, in which event the servicer or its successor will be obligated to appoint a successor trustee. The servicer may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the related trust documents or if the trustee becomes insolvent. In these circumstances, the servicer will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related prospectus supplement. In cases where separate discussion is required, the trustee of an owner trust will be referred to in the prospectus supplement as the "owner trustee" and the trustee of a grantor trust will be referred to as the "grantor trustee."


                                 The Receivables


     The receivables in each trust will be described in the related prospectus supplement. The receivables will consist of retail installment sales contracts and promissory notes to finance the purchase of consumer products. The receivables will be originated or purchased by Bombardier Capital Inc. on an individual basis in the ordinary course of business from dealers in the products. These dealers may be specialized or they may sell multiple products. They may also sell other goods and services. Bombardier Capital Inc. or its affiliates may provide floorplan financing or other financing to these dealers. See "Bombardier Capital Inc.--Purchase of Receivables." Unless specified in the related prospectus supplement, the receivables will be fully amortizing and will bear interest at a fixed or variable rate.

     The products financed by the receivables included in a pool of receivables may include all types of consumer products. Currently, Bombardier Capital Inc. has provided financing for the purchase of:

        all terrain vehicles, including three and four-wheeled off-road vehicles snowmobiles personal watercraft motorcycles, including street-legal motorcycles and dirt bikes recreational vehicles, including motorhomes, hitch-mounted trailers and truck bed-mounted trailers and trucks used with trailers trailers, including horse trailers, cargo trailers and boat trailers boats, including inboard and outboard motored boats neighborhood vehicles, which are electric vehicles similar to golf carts and generally used in gated communities lawn and garden equipment, including lawn tractors golf carts keyboard instruments, including pianos and organs

     Any trust whose securities are offered under this prospectus will include only receivables secured by one or more of the foregoing types of products. Information with respect to each pool of receivables will be set forth in the related prospectus supplement, including the types of products securing a pool of receivables, the relative concentrations of each of these types and the distribution of receivables by interest rate and geographic concentration. Because Bombardier Capital Inc. does not have extensive experience in underwriting and servicing receivables for items similar to these products, Bombardier Capital Inc. has no basis upon which to distinguish the expected delinquency, default or prepayment experience of receivables secured by different types of products.


                                  The Depositor


     Bombardier Capital CF II Inc., the depositor, was organized in the State of Delaware on July 7, 1999. Bombardier Capital CF II Inc. is a limited purpose corporation owned by Bombardier Capital Inc. Bombardier Capital CF II Inc. currently maintains its principal executive office at P.O. Box 200, 1600 Mountain View Drive, Colchester, Vermont 05446. Its telephone number is 802-655-2607. There are no legal proceedings to which the depositor is a party which could have a material adverse impact on the trust or the interests of potential investors.


                             Bombardier Capital Inc.

General


     Bombardier Capital Inc. is a financial services company incorporated in Massachusetts in 1974 and is a wholly-owned subsidiary of Bombardier Capital Holdings Inc., a Delaware corporation located in Jacksonville, Florida. Bombardier Capital Holdings Inc. is wholly-owned by Bombardier Corporation, an Idaho corporation, which in turn is wholly-owned by Bombardier Corporation (Delaware), a Delaware corporation. Bombardier Corporation (Delaware) is wholly-owned by Bombardier Inc., a Canadian corporation. Bombardier Capital Inc.'s executive office is located at 1600 Mountain View Drive, Colchester, Vermont 05446. The telephone number of the executive office is (802) 654-8100.

     Bombardier Capital Inc. services and underwrites its consumer finance division through Bombardier Capital Florida Inc., its wholly owned subsidiary. Bombardier Capital Florida Inc.'s offices are located at 12735 Gran Bay Parkway West, Suite 1000, Jacksonville, Florida 32258. The telephone number of the consumer finance division is
(888) 201-1865.

     Bombardier Capital Inc.'s business operations are carried on through five divisions. As of January 31, 1999, the Inventory Finance Division and the Commercial & Industrial Finance Division accounted for approximately [66.2]% of the managed assets of Bombardier Capital Inc. The Consumer Finance Division, the Mortgage Division and the Technology Management & Finance Division were created in 1997.

     The Inventory Finance Division, which has been in operation since the inception of Bombardier Capital Inc., provides financing to dealers selling recreational, commercial and consumer products. The Commercial & Industrial Finance Division has been in operation since 1991 and provides domestic and international lending, leasing and asset management services in connection with a range of business aircraft and other commercial and industrial products and provides factoring of accounts receivable and other financial services to affiliated Bombardier companies. Bombardier Capital Inc. has entered new market segments by launching its own consumer retail and manufactured housing financing operations through its Consumer Finance Division and Mortgage Division. In addition, Bombardier Capital Inc. has begun providing commercial leasing services relating to computer and telecommunications hardware and software and related equipment through its Technology Management and Finance Division. Bombardier Capital Inc. operates in highly competitive markets.

     As of January 31, 1997, January 31, 1998 and January 31, 1999, Bombardier Capital Inc.'s total assets under management -- primarily financing assets -- were approximately $[934] million, $[1,289] million and $_____ million, respectively, and shareholders' equity was approximately $[139] million, $[159] million and $_____ million, respectively. For the fiscal years ended 1997, 1998 and 1999, total Bombardier Capital Inc. revenues were approximately $[110] million, $[171] million and $_____ million, respectively.


     Bombardier Inc. is a Canadian corporation which, directly and through its subsidiaries, is engaged in design, development, manufacture and marketing in the aerospace, recreational products and transportation equipment industries. In addition, Bombardier Inc. and its subsidiaries offer support, maintenance and training services, as well as operations management in the public and private sectors. Through various subsidiaries, Bombardier Inc. is engaged in financial services and one division of Bombardier Inc. is involved in the development of real estate interests earmarked for new uses. Bombardier Inc. and its subsidiaries operate plants in Canada, Mexico, the United States, Austria, Belgium, the Czech Republic, Finland, France, Germany, Switzerland and the United Kingdom.


     Bombardier Inc.'s equity securities are publicly traded on The Montreal Exchange and The Toronto Stock Exchange, on the Brussels stock exchange in Belgium and on the Frankfurt Stock Exchange in Germany. Bombardier Inc. is a reporting issuer under the securities laws of various provinces in Canada, including Quebec and Ontario, and therefore makes various public filings with the securities commissions of those provinces, as well as filings with the exchanges on which its securities are traded. Bombardier Inc. does not have securities registered in the United States.


     The registered office of Bombardier Inc. is at 800 Rene-Levesque Boulevard West, Montreal, Quebec, Canada H3B 1Y8.

Purchase of Receivables


     Through its Consumer Finance Division, Bombardier Capital Inc. purchases contracts directly or indirectly from approximately 3000 third party originators -- dealers, brokers and finance companies located throughout the United States who initiate and sell contracts to Bombardier Capital Inc. under the terms of approved dealer retail agreements. No individual third party originator accounts for a material portion of the contracts purchased by Bombardier Capital Inc. Bombardier Capital Florida Inc.'s personnel contact dealers and explain Bombardier Capital Inc.'s available financing plans, terms, prevailing rates and credit and financing policies. Bombardier Capital Florida Inc.'s credit underwriting department is located in Jacksonville, Florida.

     All receivables that Bombardier Capital Inc. purchases are written on forms provided or approved by Bombardier Capital Inc. All of these receivables are purchased on an individually approved basis in accordance with Bombardier Capital Inc.'s guidelines. The third party originator submits the customer's credit application to Bombardier Capital Florida Inc.'s office where an analysis of the creditworthiness of the proposed buyer is made. Credit applications request information regarding the income, debt obligation and employment history of the applicant. Underwriting staff at Bombardier Capital Florida Inc. review these applications for completeness and compliance with Bombardier Capital Inc.'s underwriting policies for contracts purchased from third party originators. Bombardier Capital Florida Inc.'s underwriting staff are assigned to applications based on experience; less experienced underwriting staff are generally assigned to low dollar, high credit scoring applicants, while more experienced underwriters are typically assigned to underwrite high dollar or low credit scoring applicants.

     Bombardier Capital Inc.'s evaluation of credit applicants is intended to assess their individual creditworthiness. The assessment is based on a combination of the applicant's ability and willingness to pay the amounts due on the contract and the adequacy as collateral of the product financed rather than on the collateral value of the product financed alone.

     The maximum loan amount available for a purchaser of a product will depend on a variety of factors, which may include the type of product, whether the product is new or used, the purchaser's debt-to-income ratio, and the manufacturer's invoice or suggested retail price. For purposes of its credit evaluation, Bombardier Capital Inc. considers a recreational vehicle "new" if it is of the current model year or either of the previous two model years and it has never been sold. Bombardier Capital Inc. considers any other product "new" if it is of the current or the immediately preceding model year and it has never been sold. Products fitting any other description are considered "used." Calculations of maximum loan to value ratios for new boats, recreational vehicles, trailers and keyboard instruments are based on the manufacturer's invoice and the applicant's credit history and stability. New snowmobiles, personal watercraft, motorcycles, neighborhood vehicles, lawn and garden equipment, golf carts and all terrain vehicles rely on the manufacturer's suggested retail price, as stated in the National Automobile Dealers Association reference guide, for these calculations. For used products, maximum loan to value ratio is calculated based on the "clean wholesale" or "low retail" values found in the National Automobile Dealers Association reference guide or the BUC reference guides.

     Prior to April of 1999, the maximum loan to value ratio allowed for various products financed by Bombardier Capital Inc. was:

               125% of invoice for new boats, recreational vehicles, trailers and keyboard instruments;

               125% of low retail values found in National Automobile Dealers Association reference guide or BUC reference guide for used boats, recreational vehicles, trailers, and keyboard instruments;

               115% of manufacturer's suggested retail price for new snowmobiles, personal watercraft, motorcycles, neighborhood vehicles, lawn and gardening equipment, golf carts and all terrain vehicles; and

               115% of the clean wholesale values in the reference guides for used snowmobiles, personal watercraft, motorcycles, neighborhood vehicles, lawn and garden equipment, golf carts and all terrain vehicles;

Manufacturer's suggested retail price, as used to calculate maximum loan to value ratios for new snowmobiles, personal watercraft and all terrain vehicles is inclusive of tax, title, tag, and set up fees plus 10% for hard adds, such as accessories. In addition to the above, Bombardier Capital Inc. could finance soft adds, such as optional credit life, accident and health, extended warranty insurance, and service contracts for the term of the receivable up to a maximum of 10% of the invoice, manufacturer's suggested retail price, or other reference price, as the case may be, of the product.

     In April of 1999, changes were made to the risk based pricing matrix introduced in October of 1998 eliminating the previous percentage limitations on hard adds, accessories, soft adds and warranties, and setting a loan to value ratio limit in each product class based on the credit quality of the obligor. Also as of April 1999, Bombardier Capital Inc. introduced a $0 down payment requirement for its most creditworthy obligors and increased down payment requirements and lowered maximum advance rates for its customers with the lowest rankings.

     Beginning April 1999, the maximum loan to value ratio allowed for various products financed by Bombardier Capital Inc. is:

               typically 150% of dealer invoice inclusive of tax, title and all hard and soft adds for new boats, recreational vehicles, trailers, and keyboard instruments;
               135% of manufacturer's suggested retail price inclusive of tax, title and all hard and soft adds for new snomobiles, personal watercraft, motorcycles, neighborhood vehicles, lawn and garden equipment, golf carts, and all terrain vehicles;

               145% of dealer invoice inclusive of tax, title and all hard and soft adds for used boats, recreational vehicles, trailers and keyboard instruments; and

               145% of manufacturer's clean wholesaler price inclusive of tax, title and all hard and soft adds for used snowmobiles, personal watercraft, neighborhood vehicles, lawn and garden equipment, golf carts and all terrain vehicles.

Since the introduction in October, 1998 of a risk based pricing matrix, Bombardier Capital Inc. also adjusts maximum term and minimum down payment requirements based on obligor credit quality.

     In 1999, Bombardier Capital Inc. replaced its receivables origination system. The new system allows greater ability to set advanced credit controls, including the introduction of the latest consumer bankruptcy scorecards, in a matrix configuration with Bombardier Capital Inc.'s current application scorecards.

     Bombardier Capital Inc.'s current guidelines, which are based on credit scoring criteria, are intended to provide a basis for credit decisions. They are not meant to supersede the credit judgment of the credit analysts in deciding upon the approval or denial of an applicant. Consequently, certain contracts financed by Bombardier Capital Inc. may not comply exactly with all Bombardier Capital Inc.'s credit guidelines, but will be within prescribed limits for which exceptions to the guidelines are permitted.

     If the application meets Bombardier Capital Inc.'s guidelines and the credit is approved, Bombardier Capital Inc. purchases the receivable when the customer accepts delivery of the product.

     Each third party originator from which Bombardier Capital Inc. purchases contracts has been selected by Bombardier Capital Inc. based on the dealer's financial stability, credit worthiness and operating history. These dealers have made representations and warranties to Bombardier Capital Inc. with respect to the contracts and the security interests in the products relating thereto. These representations and warranties do not relate to the creditworthiness of the obligors or to the collectibility of the contracts. Bombardier Capital Inc. has a right of recourse against any dealers who breach these representations and warranties and may require them to repurchase those contracts. In determining whether to exercise this right, Bombardier Capital Inc. considers the prior performance of the dealer and other business and commercial considerations. Bombardier Capital
Inc. is obligated to enforce rights with respect to dealer agreements relating to the receivables only to the extent of standard customary practices.

     Bombardier Capital Inc. conducts collection activity on delinquent contracts through Bombardier Capital Florida Inc. in Jacksonville, Florida. In general, obligors are contacted after 15 days delinquency. Obligor contact is initiated by phone and mail to resolve the delinquency.

     More junior collectors begin the collection process at 15 days and follow the contract through 30 days delinquency. At that point, uncollected contracts are routed to senior collectors for further processing. Collection supervisors and managers work with collectors on contracts greater than 90 days delinquent as well as reviewing the work of the individual collectors on a regular basis.

     Currently, Bombardier Capital Inc.'s consumer finance division has financed the purchase of all terrain vehicles, including three and four-wheeled off-road vehicles, snowmobiles, personal watercraft, motorcycles, including street-legal motorcycles and dirt bikes, recreational vehicles, including motorhomes, hitch-mounted trailers and truck bed-mounted trailers and trucks used with such trailers, trailers, including horse trailers, cargo trailers and boat trailers, boats, including inboard and outboard motored boats, neighborhood vehicles which are electric vehicles similar to golf carts and generally used in gated communities, lawn and garden equipment, including lawn tractors, golf carts, keyboard instruments, including pianos and organs. The products financed by receivables included in any trust whose securities are offered under this prospectus will include only the products listed above.

Loss and Delinquency Information


     Each prospectus supplement will include Bombardier Capital Inc.'s loss and delinquency experience with respect to its entire servicing portfolio of consumer product receivables. However, there can be no assurance that this experience will be indicative of the performance of the receivables included in a particular pool of receivables.

                       Yield and Prepayment Considerations


     Unless otherwise specified in the related prospectus supplement, the receivables in each trust will be simple interest retail installment sales contracts and promissory notes. Payments on simple interest obligations are applied first to interest accrued through the payment date, then to reduce principal that is due, then to the payment of "non-sufficient funds fees," then to other fees, and any remainder is applied to further reduce the unpaid principal balance. Accordingly, if an obligor pays an installment before its due date, the portion of the payment allocable to interest for the period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance of the receivable will be paid more rapidly than scheduled. If an obligor pays an installment after its due date, the portion of the payment allocable to interest will be greater than if the payment had been made on the due date. Thus, the portion of the payment applied to reduce the principal balance will be less, and the principal balance will be paid more slowly than scheduled, in which case additional payments may be necessary and the last payment date would be extended. Any interest shortfalls resulting from early payment or prepayment of a receivable will be funded by collections on other receivables or, to the extent collections are insufficient, by payments under the applicable form of credit enhancement, if any, described in the related prospectus supplement.

     The receivables in the applicable trust will be prepayable, without premium or penalty, by obligors at any time. Prepayments or, for this purpose, equivalent payments to a trust, also may be caused by liquidations due to default, receipt of insurance proceeds, repurchases by Bombardier Capital Inc., as seller, due to breach of a representation or warranty, or as a result of the depositor exercising its option to purchase the pool of receivables. See "Description of the Trust Documents." The rate of prepayments on the receivables in the trust may be influenced by a variety of economic, social and other factors. No assurance can be given that prepayments on the receivables in the trust will conform to any estimated or actual historical experience. No prediction can be made as to the actual prepayment rates which will be experienced on the receivables in the trust. The noteholders and certificateholders will bear all reinvestment risk resulting from the timing of payments of principal on their respective securities.

     A prospectus supplement may provide for a revolving period during which principal collections on receivables will be used to purchase additional receivables for inclusion in the trust property rather than applied to make distributions on the related securities. Any application of this type would increase the life of these securities.

                                 Use of Proceeds




     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received by the applicable trust from the sale of each series of securities will be used by the depositor to pay for the receivables and to make the deposit of an amount into the pre-funding account, if any, to repay warehouse lenders and/or to provide for other forms of credit enhancement specified in the related prospectus supplement.


                                    The Notes

General


     A series of securities may include one or more classes of notes issued under the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the notes and the indenture, and the following summary will be supplemented by the related prospectus supplement.

     In most or all series, each class of notes will initially be represented by a single note registered in the name of the nominee of The Depository Trust Company or any successor depository selected by the depositor. See "Material Information Regarding the Securities--Book-Entry Registration." In most or all series, notes will be available for purchase in denominations of $1,000 and integral multiples thereof. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with the transfer or exchange. In most or all series, the indenture trustee will initially be designated as the registrar for the notes.


Principal and Interest on the Notes


     The timing and priority of payment, seniority, allocations of loss, interest rate and amount of or method of determining payments of principal and interest on the notes will be described in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of notes of the related series, or any class of certificates, as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, payments of interest on the notes will be made prior to payments of principal thereon. A series may include one or more classes of notes entitled to either principal payments with disproportionate, nominal or no interest payment, or interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different note interest rate, which may be a fixed, variable or adjustable interest rate, or any combination of the foregoing. The related prospectus supplement will specify the note interest rate for each class of notes, or the initial interest rate and the method for determining the note interest rate. One or more classes of notes of a series may be redeemable under the circumstances specified in the related prospectus supplement.

     The order of priority for payments of interest to noteholders of all classes within a series will be specified in the prospectus supplement. The amount available for these payments could be less than the amount of interest payable on the notes on any of the dates specified for payments in the related prospectus supplement, in which case each class of noteholders will receive an amount of interest calculated as specified in the prospectus supplement.

     In the case of a series of securities which includes two or more classes of notes, the order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the order and priority of payment, of each of these classes will be set forth in the related prospectus supplement. A series with notes may provide for a revolving period during which collections of principal in respect of the receivables in the owner trust are not applied to payments of principal of those notes but may be applied to purchase additional receivables, or may provide for a liquidity facility or similar arrangement that permits one or more classes of notes to be paid in planned amounts on scheduled dates.

The Indenture

     A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The depositor will provide a copy of the applicable indenture, without exhibits, upon request to a holder of notes issued thereunder.


Modification of Indenture Without Noteholder Consent.


     Each owner trust and related indenture trustee, on behalf of that owner trust, may, without consent of the related noteholders, enter into one or more supplemental indentures for any of the following purposes:


                (1) to correct or amplify the description of the collateral or to add additional collateral;

                (2) to provide for the assumption of the note and the indenture obligations by a permitted successor to the owner trust;

                (3) to add additional covenants for the benefit of the related noteholders;

                (4) to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

                (5) to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture;

                (6) to provide for the acceptance of the appointment of a successor indenture trustee or to add to or change any of the provisions of the indenture or any supplemental indenture which may be inconsistent with any other provision of the indenture as shall be necessary and permitted to facilitate the administration by more than one indenture trustee;

                (7) to modify, eliminate or add to the provisions of the indenture in order to comply with the Trust Indenture Act of 1939, as amended; and

                (8) to modify any of the provisions or

         the rights of noteholders under the indenture if the indenture trustee receives an opinion of counsel to the effect that such action will not adversely affect in any material respect the interests of any related noteholder. The indenture trustee shall not be required to provide this opinion if noteholder consent is obtained.


Modifications of Indenture With Noteholder Consent.

     With the consent of the holders representing a majority of the principal balance of the outstanding notes issued by a given owner trust, the owner trustee and the indenture trustee may execute a supplemental indenture to modify in any manner the rights of the related noteholders.

     However, without the consent of the holder of each affected note, no supplemental indenture may:

                (1) change the due date of any installment of principal of or interest on any note or reduce the principal amount of the note, the interest rate specified on the note or the redemption price of the note or change the manner of calculating any of these payments, any place of payment where, or the coin or currency in which any note or any interest on the note is payable;

                (2) impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;

                (3) reduce the percentage of the aggregate principal amount of the outstanding notes the consent of the holders of which is required for any waiver of compliance with the indenture's provisions or of defaults under the indenture and their consequences as provided for in the indenture;

                (4) modify the provisions of the indenture regarding the voting of notes held by the related owner trust, any other obligor on the notes, the depositor or an affiliate of any of them;

                (5) reduce the percentage of the aggregate amount of the outstanding notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the receivables in the owner trust if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

                (6) reduce the percentage of the aggregate principal amount of the outstanding notes the consent of the holders of which is required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the outstanding notes necessary to amend the indenture or certain other related agreements; or

                (7) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

Events of Default; Rights Upon Event of Default.


     With respect to each owner trust, unless otherwise specified in the related prospectus supplement, events of default under the related indenture will include:

                (1) a default for five days or more in the payment of any interest on any note;

                (2) a default in the payment of the principal of or any installment of the principal of any note issued by that owner trust when the same becomes due and payable;

                (3) a default in the observance or performance in any material respect of any covenant or agreement of the owner trust made in the indenture, or a breach of any representation or warranty made by the owner trust in the indenture or in any certificate delivered pursuant to the indenture or in connection with the indenture, and the continuation of the default or the failure to cure the breach for a period of 30 days after notice of the default or breach is given to the trust by the indenture trustee or to the owner trust and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding; or

                (4) certain events of bankruptcy, insolvency, receivership or liquidation of the owner trust.

The amounts available from receipts on the trust assets for any note payment date prior to maturity will generally determine the amount of principal due and payable on that class of notes on that note payment date. In that circumstance, an event of default can occur in the payment of principal of the notes prior to maturity only if there is a failure to distribute amounts collected on the trust assets in the manner prescribed by the indenture. On the maturity date of a class of notes, the entire outstanding principal balance of the notes will be due regardless of the amount collected on the trust assets. Therefore, unless otherwise specified in the related prospectus supplement, the failure to pay principal on a class of notes will not, except where there is a failure to distribute collections on the trust assets, result in the occurrence of an event of default until the maturity date for that class of notes.

     If an event of default occurs and is continuing, the related indenture trustee or the holders representing a majority of the principal balance of the outstanding notes of such series may declare the principal of the notes to be immediately due and payable.

     If the notes of any series have been declared due and payable following an event of default with respect to those notes, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party, sell the related receivables or elect to have the owner trust maintain possession of the receivables and continue to apply collections on these receivables as if there had been no declaration of acceleration. The indenture trustee, however, will be prohibited from selling the related receivables following an event of default, unless:

                (1) the holders of all the outstanding related notes consent to the sale;

                (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale; or

                (3) the indenture trustee determines that the proceeds of the receivables in the owner trust would not be sufficient on an ongoing basis to make all payments on the notes as they would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the notes.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with this request. Subject to the provisions for indemnification and limitations contained in the indenture, holders representing a majority of the principal balance of the outstanding notes in a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee. Such majority holders may, in certain cases, waive any default, except a default in the payment of principal or interest or a default of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

     No holder of a note of any series will have the right to institute any proceeding with respect to the related indenture, unless:

                 (1) the holder previously has given the indenture trustee written notice of a continuing event of default under the indenture;

                 (2) the holders of not less than 25% in principal amount of the outstanding notes of the series have made written request of the indenture trustee to institute a proceeding in its own name as indenture trustee;

                (3) the holder or holders have offered the indenture trustee reasonable indemnity;

                (4) the indenture trustee has for 60 days failed to institute a proceeding; and

                (5) no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by holders representing a majority of the principal balance of the outstanding notes of such series.

     Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the depositor or the related owner trust any bankruptcy, reorganization or other proceeding under any federal or state insolvency laws.

     Neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a certificate including, without limitation, the depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the related notes or for any agreement or covenant of the related owner trust contained in the indenture.

     If a third party such as a bond insurer provides credit enhancement for a series of notes, that enhancer may have the right to act in place of the noteholders in directing the trustee and in otherwise exercising the rights granted to noteholders in an event of default. The related prospectus supplement will state whether this is the case.

Material Covenants.

     Each indenture will provide that the related owner trust may not consolidate with or merge into any other entity, unless:


                (1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;


                (2) the entity expressly assumes the owner trust's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the owner trust under the indenture;

                (3) no event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation;

                (4) the owner trustee has been advised that the then current rating of the related notes or certificates then in effect would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation; and

                (5) the owner trustee has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the owner trust or to any related beneficial owner of notes or beneficial owner of certificates.

         Each owner trust will not, among other things:

                (1) except as expressly permitted by the trust-related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the owner trust;

                (2) claim any credit on or make any deduction from the principal and interest payable in respect of the related notes, other than amounts withheld under the Internal Revenue Code of 1986, as amended, or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the owner trust;


                (3) dissolve or liquidate in whole or in part;


                (4) permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the indenture except as may be expressly permitted thereby; or

                (5) except as expressly permitted by the trust-related documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the owner trust or any part of the owner trust, or any interest in or proceeds of the owner trust.

     No owner trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled "The Trust." No owner trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and the related indenture or otherwise in accordance with the trust-related documents.


Annual Compliance Statement.


     Each owner trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.


Indenture Trustee's Annual Report.


     The indenture trustee will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the owner trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as trustee and any action taken by it that materially affects the notes and that has not been previously reported. Beneficial owners of notes may receive these reports upon delivery of written request, together with certification that they are beneficial owners of notes and payment of reproduction and postage expenses, to the indenture trustee at the address specified in the related prospectus supplement.


Satisfaction and Discharge of Indenture.


     The indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of the series of notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of the notes.


The Indenture Trustee


     The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee may resign at any time, in which event the related owner trust will be obligated to appoint a successor trustee. The related owner trust may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. Any resignation or removal of the indenture trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related prospectus supplement and will not become effective until acceptance of the appointment by a successor trustee.



                                The Certificates

General


     With respect to each grantor trust or owner trust, one or more classes of certificates of a given series may be issued under trust documents to be entered into among the depositor, Bombardier Capital Inc., as servicer, and the applicable trustee, forms of which have been filed as exhibits to the registration statement of which this prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of the trust documents. Where particular provisions of or terms used in the trust documents are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.

     As described in the related prospectus supplement, if not issued in fully registered form, each class of certificates will initially be represented by a single certificate registered in the name of the nominee of The Depository Trust Company. See "Certain Information Regarding the Securities--Book-Entry Registration." Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with the transfer or exchange. In most or all series, the trustee will initially be designated as the registrar for the certificates.


Distributions of Interest and Principal


     The timing and priority of distributions, seniority, allocations of loss, the specified rate at which interest will accrue on the certificates and amount of or method of determining distributions with respect to principal and interest on the certificates of any series will be described in the related prospectus supplement. Distributions of interest on the certificates will be made on the certificate payment dates specified in the related prospectus supplement and, unless otherwise specified in the related prospectus supplement, will be made prior to distributions with respect to principal. A series may include one or more classes of certificates entitled to either distributions in respect of principal with disproportionate, nominal or no interest distributions, or interest distributions, with disproportionate, nominal or no distributions in respect of principal. Each class of certificates may have a different certificate interest rate, which may be a fixed, variable or adjustable interest rate, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of certificates, or the initial interest rate and the method for determining the certificate interest rate. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise specified in the related prospectus supplement, distributions in respect of the certificates will be subordinate to payments in respect of the notes, if any, as more fully described in the related prospectus supplement. Distributions in respect of principal of any class of certificates will be made on a pro rata basis among all of the certificateholders of that class.

     A series with certificates may provide for a period during which collections of principal on the receivables in the trust are not applied to distributions on the related securities but may be applied to purchase additional receivables.

     In the case of a series of certificates which includes two or more classes of certificates, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each of these classes shall be as set forth in the related prospectus supplement.

       Material Information Regarding Holding and Transfer the Securities

Book-entry Registration

     If not issued in fully registered form, each class of securities will be issued as book-entry securities. Holders of securities will hold their securities through The Depository Trust Company in the United States or Cedelbank or the Euroclear System in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems.

     The securities will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Cedelbank and the Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of The Depository Trust Company. Citibank, N.A. will act as depositary for Cedelbank and Morgan Guaranty Trust Company of New York will act as depositary for the Euroclear System.

     The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, and a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered according to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. Participants include the underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to The Depository Trust Company system also is available to indirect participants that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     A securityholder that is not a participant or indirect participant but desires to purchase, sell or otherwise transfer ownership of, or other interests in, securities can do so only through participants and indirect participants. In addition, securityholders will receive all distributions of principal of and interest on the securities from the owner trustee or grantor trustee, as applicable, through The Depository Trust Company and its participants. Under a book-entry format, securityholders will receive payments after the related distribution date because, while payments are required to be forwarded to Cede & Co., as nominee for The Depository Trust Company, on each of these dates, The Depository Trust Company will forward these payments to its participants which will then be required to forward them to indirect participants or to securityholders as owners of an interest in a security. It is anticipated that the only "securityholder" will be Cede & Co., as nominee of The Depository Trust Company. Securityholders will not be recognized by the applicable trustee as securityholders. Securityholders will only be permitted to exercise the rights of securityholders under the applicable indenture or trust documents, as the case may be, indirectly through The Depository Trust Company and its participants, who in turn will exercise their rights through The Depository Trust Company.

     Under the rules, regulations and procedures creating and affecting The Depository Trust Company and its operations, The Depository Trust Company is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of and interest on the securities. Participants and indirect participants with which securityholders have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit distributions of principal and interest on behalf of their respective securityholders.

     Because The Depository Trust Company can only act on behalf of participants, who in turn act on behalf of indirect participants and specified banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in The Depository Trust Company system, or otherwise take actions in respect of the securities, may be limited due to the lack of a physical certificate for the securities.

     The Depository Trust Company has advised the depositor that neither The Depository Trust Company nor Cede & Co. will consent or vote with respect to any action permitted to be taken by the securityholders under the related indenture or related trust documents, as the case may be. Under its usual procedures, The Depository Trust Company mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those participants to whose accounts the securities are credited on the record date, identified in a listing attached thereto.

     Cedelbank was incorporated in 1970 as a limited company under Luxembourg law, a societe anonyme. Cedelbank is owned by a parent corporation, Cedel International, societe anonyme, the shareholders of which are banks, securities dealers and financial institutions. Cedel International currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than twenty percent of Cedel International's stock. Cedelbank is registered as a bank in Luxembourg, and is therefore subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, which supervises Luxembourg banks. Cedelbank holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Cedelbank provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Cedelbank has established an electronic bridge with Morgan Guaranty Trust as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Cedelbank and Euroclear. Cedelbank currently accepts over 110,000 securities issues on its books. Cedelbank's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Cedelbank's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Cedelbank has approximately 2,000 customers located in over 80 countries, including all major European countries.

     The Euroclear System was created in 1968 to hold securities for participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with The Depository Trust Company described above. The Euroclear System is operated by the Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear System securities clearance accounts and the Euroclear System cash accounts are accounts with the Euroclear operator, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for the Euroclear System on behalf of Euroclear participants, securities brokers and dealers, other professional financial intermediaries and banks, including central banks.

Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. For this reason, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law. These terms, conditions and procedures govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to the securities held through Cedelbank or the Euroclear System will be credited to the cash accounts of Cedelbank customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See " Material Federal Income Tax Consequences."

     Cedelbank or the Euroclear operator, as the case may be, will take any action permitted to be taken by a securityholder under the applicable indenture or applicable trust documents, as the case may be, on behalf of a Cedelbank customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of its depositary to effect these actions on its behalf through The Depository Trust Company.

     Transfers between participants of The Depository Trust Company will occur in accordance with The Depository Trust Company rules. Transfers between Cedel participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and directly or indirectly through Cedel participants or Euroclear participants, on the other, will be effected in The Depository Trust Company in accordance with The Depository Trust Company rules on behalf of the relevant European international clearing system by its depositary. These cross-market transactions, however, will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established European time deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Cedel participants and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time zone differences, credits of securities received in Cedelbank or the Euroclear System as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following The Depository Trust Company settlement date. These credits or any transactions in these securities settled during this processing will be reported to the relevant the Euroclear System or Cedelbank customers on that business day. Cash received in Cedelbank or the Euroclear System as a result of sales of securities by or through a Cedelbank customer or Euroclear participant to a participant will be received with value on The Depository Trust Company settlement date but will be available in the relevant Cedelbank or Euroclear System cash account only as of the business day following settlement in The Depository Trust Company. For information with respect to tax documentation procedures relating to the securities, see "Material Federal Income Tax Consequences--Foreign Investors."

     Although The Depository Trust Company, Cedelbank and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of The Depository Trust Company, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. For a discussion of issues concerning global clearance, settlement and tax documentation procedures as they relate to securities held by The Depository Trust Company, please see Annex I to this prospectus, which is incorporated by reference into this prospectus.




Definitive Securities


     Securities initially issued in book-entry form will be issued in fully registered, certificated form to you or your nominees rather than to The Depository Trust Company or its nominee, only if:

                (1) the depositor advises the owner trustee or grantor trustee, as applicable, that The Depository Trust Company is no longer willing or able to discharge properly its responsibilities with respect to the securities and the depositor is unable to locate a qualified successor;

                (2) the depositor, at its option, advises the applicable trustee that it elects to terminate the book-entry system with respect to the securities through The Depository Trust Company; or

                (3) after the occurrence of a servicer default under the applicable indenture or applicable trust documents, as the case may be, securityholders representing not less than

         50% of the aggregate unpaid principal amount of the securities or of a class of the securities advise the applicable trustee and The Depository Trust Company through participants in writing that the continuation of a book-entry system through The Depository Trust Company, or a successor thereto, is no longer in the best interests of those securityholders.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the applicable trustee is required through The Depository Trust Company to notify all securityholders of the availability through The Depository Trust Company of definitive securities. Upon surrender by The Depository Trust Company of the securities held by it or its nominee representing the certificates and notes, as applicable, and upon receipt by the applicable trustee of instructions for registration, the applicable trustee will issue the securities in the form of definitive securities. After this issuance the applicable trustee will recognize the holders as securityholders under the applicable indenture or applicable trust documents, as the case may be.

     Distributions of principal of and interest on the securities will be made by the applicable trustee directly to holders of definitive securities in accordance with the procedures set forth under the caption "Description of the Securities--Book-entry Registration" in this prospectus and in the applicable indenture or applicable trust documents, as the case may be. Distributions on each distribution date will be made to holders in whose names the definitive securities were registered at the close of business on the last day of the preceding month. Distributions will be made by wire transfer to the address of each holder as it appears on the register maintained by the applicable trustee. The final distribution on any security, whether definitive securities or in the name of Cede & Co., will be made only upon presentation and surrender of that security on the final payment date at the office or agency as is specified in the notice of final distribution to securityholders. The applicable trustee will provide this notice to registered securityholders not later than the fifth day of the month of the final distribution.

     Definitive securities will be transferable or exchangeable at the offices of the applicable trustee. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with such registration, transfer or exchange.


Statements to Securityholders


     On or prior to each date for distributions on the certificates, the servicer will prepare and provide to the applicable trustee a statement to be delivered to the related certificateholders on that certificate payment date.
On or prior to each note payment date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the related noteholders on that note payment date. These statements will be based on the information in the related servicer's certificate setting forth certain information required under the trust documents. Each of these statements to be delivered to securityholders will include the following information as to the certificates or notes, as applicable, with respect to that certificate or note payment date, or the period since the previous certificate or note payment date, as applicable:

                (1) the amount of the distribution allocable to interest on or with respect to each class of securities;

                (2) the amount of the distribution allocable to principal on or with respect to each class of securities;

                (3) the aggregate outstanding principal balance for each class of certificates and for each class of notes and a pool factor that expresses the principal balance of the security remaining after that payment date as a fraction, in decimal form, of its original principal balance;

                (4) the amount of the servicing fee paid to the servicer with respect to the calendar month, or months, as the case may be, preceding that note payment date or certificate payment date, as applicable;

                (5) the amount of advances made by the servicer with respect to that certificate payment date or note payment date, as applicable, and the amount paid to the servicer on that certificate payment date or note payment date as reimbursement of advances made on previous certificate payment dates or note payment dates, as applicable;

                (6) the amount, if any, distributed to certificateholders and noteholders applicable to payments under the related form of credit enhancement, if any; and

                (7) any other information as may be specified in the related prospectus supplement.

     Each amount set forth under subclauses (1), (2), (4) and (5) with respect to certificates or notes will be expressed as a dollar amount per $1,000 of the initial principal balance of the certificates or the initial principal balance of the notes, as applicable.

     Unless and until definitive certificates or definitive notes are issued, the reports with respect to a series of securities will be sent on behalf of the related trust to the trustee, the indenture trustee and Cede & Co., as registered holder of the certificates and the notes and the nominee of The Depository Trust Company. Beneficial owners of certificates and beneficial owners of notes may receive copies of these reports upon written request, together with a certification that they are beneficial owners of certificates or beneficial owners of notes, as the case may be, and payment of reproduction and postage expenses associated with the distribution of these reports, from the trustee or the indenture trustee, as applicable. See "Reports to Securityholders" and "--Book-Entry Registration" above.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a trust, the trustee and the indenture trustee, as applicable, will mail to each holder of a class of securities who at any time during that calendar year has been a securityholder, and received any payment thereon, a statement containing certain information for the purposes of that securityholder's preparation of federal income tax returns. The Depository Trust Company will convey this information to its participants, who in turn will convey this information to their related indirect participants in accordance with arrangements among The Depository Trust Company and these participants. Beneficial owners of certificates and beneficial owners of notes may receive these reports upon written request, together with a certification that they are beneficial owners of certificates or beneficial owners of notes and payment of reproduction and postage expenses associated with the distribution of this information, from the trustee, with respect to beneficial owners of certificates, or from the indenture trustee, with respect to beneficial owners of notes, at the addresses specified in the related prospectus supplement. See " Material Federal Income Tax Consequences."


Lists of Securityholders


     With respect to each series of certificates, at the time, if any, as definitive certificates have been issued, the trustee will, upon written request by three or more certificateholders or one or more holders of certificates evidencing not less than 25% of the aggregate principal balance of the related certificates, within five business days after provision to the trustee of a statement of the applicants' desire to communicate with other certificateholders about their rights under the related trust documents or the certificates and a copy of the communication that the applicants propose to transmit, afford those certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders with respect to their rights under the trust documents. The trust documents will not provide for holding any annual or other meetings of certificateholders.

     With respect to each series of notes, if any, at the time, if any, as definitive notes have been issued, the indenture trustee will, upon written request by three or more noteholders or one or more holders of notes evidencing not less than 25% of the aggregate principal balance of the related notes, within five business days after provision to the indenture trustee of a statement of the applicants' desire to communicate with other noteholders about their rights under the related indenture or the notes and a copy of the communication that the applicants propose to transmit, afford these noteholders access during business hours to the current list of noteholders for purposes of communicating with other noteholders with respect to their rights under the indenture. Unless otherwise specified in the related prospectus supplement, the indenture will not provide for holding any annual or other meetings of noteholders.


                       Description of the Trust Documents


     Except as otherwise specified in the related prospectus supplement, the following summary describes the material terms of the trust documents. The trust documents shall consist of either:

          the pooling and servicing agreements to be entered into between Bombardier Capital CF II Inc., as depositor, Bombardier Capital Inc., as servicer, and the grantor trust specified in the related prospectus supplement or the sale and servicing agreements to be entered among Bombardier Capital CF II, as depositor, Bombardier Capital Inc., as servicer, the indenture trustee and the owner trust specified in the related prospectus supplement and the trust agreements to be entered between the depositor and such owner trustee.

Under these agreements, a trust will be created, the depositor will assign the receivables to the trust, the servicer will agree to service the receivables on behalf of the trust, and certificates will be issued. Forms of the trust documents have been filed as exhibits to the registration statement of which this prospectus forms a part. The depositor will provide a copy of these agreements, without exhibits, to a holder of securities described therein upon request of such holder. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the trust documents. Where particular provisions or terms used in the trust documents are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.


Sale and Assignment of the Receivables


         On or prior to the closing date specified in the prospectus supplement for a trust, Bombardier Capital Inc., as seller under a transfer agreement, will sell or contribute and absolutely assign to the depositor, without recourse, its entire interest in the related receivables, including its security interests in the products financed. On or prior to that closing date, the depositor will transfer and assign to the related trust, without recourse, under a sale and servicing agreement or pooling and servicing agreement, as applicable, its entire interest in the related receivables and the proceeds thereof, including its security interest in the related products. Each receivable transferred by the depositor to the trust will be identified in a schedule appearing as an exhibit to the related trust documents. Concurrently with this sale and assignment, the owner trustee or grantor trustee, as applicable, will execute and deliver the related certificates, if any, to or upon the order of the depositor, and the owner trustee will execute and the indenture trustee will authenticate and deliver the notes, if any, to or upon the order of the depositor.

         The depositor will make warranties in the trust documents with respect to each receivable as of the closing date specified in such prospectus supplement, including, unless otherwise specified in the related prospectus supplement, that:

                (1) as of the series cut-off date, the most recent scheduled payment was made or was not delinquent more than 59 days;

                (2) no provision of a receivable has been waived, altered or modified in any respect, except by instruments or documents contained in the receivable files;

                (3) each receivable is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms; except as may be limited by laws affecting creditors' rights generally;

                (4) no receivable is subject to any right of rescission, set-off, counterclaim or defense;

                (5) for receivables with an original balance greater than $25,000, the related product is covered by insurance naming Bombardier Capital Inc. as an additional insured party;

                (6) each receivable has been originated by a third party originator or Bombardier Capital Inc. in the ordinary course of that third party originator's, or Bombardier Capital Inc.'s business and, if originated by a third party originator, was purchased by Bombardier Capital Inc. in the ordinary course of business;

                (7) no receivable was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the receivable or an interest therein to the trustee under the trust documents or under the notes or certificates unlawful;

                (8) each receivable complies with all requirements of law;

                (9) no receivable has been satisfied, subordinated to a lower lien ranking than its original position in whole or in part or rescinded and the product has not been released from the lien of the receivable in whole or in part;

                (10) each receivable other than receivables with respect to pianos and organs creates a valid and enforceable first priority security interest in favor of Bombardier Capital Inc., as seller, in the product covered thereby and that security interest has been assigned by Bombardier Capital Inc. to the depositor and by the depositor to the related trustee;

                (11) all parties to each receivable had capacity to execute the receivable;

                (12) no receivable has been sold, assigned or pledged to any other person and prior to the transfer of the receivables by Bombardier Capital Inc., as seller, to the depositor, Bombardier Capital Inc. had good and marketable title to each receivable free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer the receivable to the depositor;

                (13) as of the series cut-off date, there was no default, breach, violation or event permitting acceleration under any receivable, except for payment delinquencies permitted by clause (1) above;

                (14) as of the closing date there were, to the best of Bombardier Capital Inc.'s knowledge, no liens or claims which have been filed for work, labor or materials affecting the product securing a receivable, which are or may be liens prior or equal to the lien of the receivable;

                (15) each receivable provides for level payments over the term of the receivable and will have terms that will cause the receivable to be paid in full;

                (16) each receivable contains customary and enforceable provisions that give the holder of each receivable rights and remedies that will adequately protect that holder's ability to collect on the receivable and/or to enforce its interest in the receivable;

                (17) the description of each receivable set forth in the schedule of receivables delivered to the trustee is true and correct; and

                (18) there is only one original of each receivable.

         The warranties of Bombardier Capital Inc., as seller, will be made as of the execution and delivery of the related trust documents and will survive the sale, transfer and assignment of the related receivables and other trust property to the related trust but will speak only as of the date made. The warranties will be assigned by the depositor to the related trust, and if applicable, by the related trust to the indenture trustee.

         If a breach of any representation or warranty has occurred that materially adversely affects the trust's interest in any receivable, then Bombardier Capital Inc. will be required to repurchase that receivable on the second business day prior to the first certificate payment date or note payment date, as applicable, which is more than 90 days after Bombardier Capital Inc. becomes aware, or should have become aware, of such breach if the breach has remained uncured. Bombardier Capital Inc. will be obligated to repurchase any such receivable for an amount equal to the remaining principal amount outstanding plus accrued and unpaid interest at the receivable's interest rate. This repurchase obligation constitutes the sole remedy available to the trust and the securityholders for a breach of a representation or warranty under the trust documents with respect to the receivables in the trust.

         Upon the purchase by Bombardier Capital Inc. of a receivable due to a breach of a representation or warranty, the trustee will convey that receivable and the related trust property to Bombardier Capital Inc.


Custody of Receivable Files


         Unless otherwise specified in the related prospectus supplement, the servicer initially will be appointed to act as custodian for the receivable files of each trust. Bombardier Capital Inc., as servicer, may hold files at its subsidiary Bombardier Capital Florida Inc. Prior to the appointment of any custodian other than the servicer, the trust and the institution specified in the related prospectus supplement shall enter into a custodian agreement under which that institution will agree to hold the receivable files on behalf of the related trust. Any custodian agreement of this type may be terminated by the trust on 30 days' notice to that institution.


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



         To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the servicer's possession. Uniform Commercial Code financing statements will be filed in Nevada reflecting the sale and assignment of the receivables to the Trustee, and the servicer's accounting records and computer systems will also reflect this sale and assignment. The receivables that are in the servicer's possession will not be stamped or otherwise marked to indicate that these receivables have been sold to the related trust. If, through inadvertence or otherwise, any of the receivables were sold to another party, or if a security interest in the receivables were granted to another party that purchased or took the security interest in any of these receivables in the ordinary course of its business and took possession of these receivables, the purchaser or secured party would acquire an interest in the receivables superior to the interest of the related trust if the purchaser or secured party acquired or took a security interest in the receivables for new value and without actual knowledge of that Trust's interest. See " Material Legal Aspects of the Receivables--Rights in the Receivables."


Collections


         With respect to each trust, the servicer will establish one or more collection accounts in the name of the applicable trustee or, in the case of any series including one or more classes of notes, in the name of the indenture trustee for the benefit of the related securityholders. With respect to any series including one or more classes of certificates, if so specified in the related prospectus supplement, the trustee will establish and maintain for each series a certificate distribution account, in the name of the trustee on behalf of the related certificateholders. Amounts released from the collection account and any pre-funding account and any amounts received from any source of credit enhancement for distribution to these certificateholders will be deposited and from which all distributions to these certificateholders will be made. With respect to any series including one or more classes of notes, the indenture trustee will establish and maintain for each series a note distribution account, in the name of the indenture trustee on behalf of the related noteholders. Any amounts released from the collection account and any pre-funding account and any amounts received from any source of credit enhancement for payment to these noteholders will be deposited and from which all distributions to these noteholders will be made. Any other accounts to be established with respect to a trust will be described in the related prospectus supplement.

         Each of the collection account, certificate distribution account and note distribution account will be an account maintained with the trustee, the indenture trustee and/or other depository institutions and will be:

                (1) an account maintained with any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund, currently administered by the Federal Deposit Insurance Corporation, whose short-term deposits have been rated in one of the two highest rating categories or any other rating category as will not adversely affect the ratings assigned to the securities of that series;


                (2) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;


                (3) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the trustee, which depository institution or trust company (a) has capital and surplus of not less than $50,000,000, or, if that depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company is not less than $50,000,000, and (b) the securities of the depository institution or trust company has a credit rating from each rating agency rating the series of notes and/or certificates in one of its generic credit rating categories which signifies investment grade, or, if the depository institution or trust company is a subsidiary of a bank holding company system and the depository institution's or trust company's securities are not rated, the securities of the bank holding company has a credit rating from each rating agency rating the series of notes and/or certificates which signifies investment grade; or

                (4) an account that will not cause any rating agency to downgrade or withdraw its then-current rating assigned to the securities, as confirmed in writing by each rating agency.

On the closing date specified in the related prospectus supplement, the servicer will cause to be deposited in the collection account all payments on the receivables received by the servicer after the series cut-off date and on or prior to the second business day preceding that closing date.

         The servicer will deposit all payments on the receivables held by any trust received directly by the servicer from obligors and all proceeds of receivables collected directly by the servicer during each calendar month into the collection account no later than two business days after receipt. Notwithstanding the foregoing and unless otherwise provided in the related prospectus supplement, the servicer may utilize an alternative remittance schedule, if the servicer provides to the trustee and the indenture trustee written confirmation from each rating agency that this alternative remittance schedule will not result in the downgrading or withdrawal by that rating agency of its rating of the securities. The depositor will, for each receivable to be purchased by it for breach of a representation or warranty, deposit into the collection account on or before the certificate payment date or note payment date, as applicable, an amount equal to the principal balance of that receivable plus any unpaid interest thereon at the interest rate of that receivable.

         For any series of securities, funds in the collection account, the certificate distribution account, and the note distribution account, as applicable, and any other accounts identified in the related prospectus supplement will be invested, as provided in the related trust documents, at the direction of the servicer in eligible investments, including United States government securities and other high-quality investments meeting the criteria specified in the related trust documents. These eligible investments shall mature no later than the certificate payment date or note payment date, as applicable, they will be required to be distributed. Investments in these eligible investments will be made in the name of the trustee or the indenture trustee, as the case may be, and these investments will not be sold or disposed of prior to their maturity.

         Unless otherwise specified in the related prospectus supplement, collections or recoveries on a receivable, other than late fees or certain other similar fees or charges, received during a given calendar month and amounts owed by the depositor in respect of its breach of representations or warranties relating to a receivable and deposited with the trustee prior to a note payment date or certificate payment date will be applied first to any outstanding advances made by the servicer with respect to the receivable, and then to interest and principal on the receivable in accordance with the terms of the receivable.


Servicing Procedures


         The servicer will make reasonable efforts, consistent with the customary servicing procedures employed by the servicer with respect to secured consumer loans owned or serviced by it, to collect all payments due with respect to the receivables held by any trust. Also in a manner consistent with the trust documents, the servicer will follow its customary collection procedures with respect to secured consumer loans that it services for itself and others.

         Under the trust documents the servicer will be required to use its best efforts to repossess any product securing a receivable if the servicer determines that payments are unlikely to resume after a default. The servicer will be authorized under the trust documents to follow its normal collection practices. The servicer may repossess and sell the product securing that receivable at judicial sale, or take any other action permitted by applicable law. See " Material Legal Aspects of the Receivables." The servicer will be entitled to recover all reasonable expenses incurred by it in connection with repossessing and selling a product. The proceeds after expenses will be deposited in the collection account at the time and in the manner described above under "--Collections."

         The trust documents will provide that the servicer will indemnify and defend the trustee, the indenture trustee, the trust and the securityholders against any liabilities, including reasonable fees and expenses of counsel and expenses of litigation, because of any action taken or failed to be taken by the servicer regarding the trust property in violation of the provisions of the trust documents. The servicer's obligations to indemnify the trustee, the indenture trustee, the trust and the securityholders for the servicer's actions or omissions will survive the servicer's removal. A servicer is not responsible for any action or omission of a successor servicer.


Servicing Compensation

         Unless a different percentage is specified in the related prospectus supplement, for each series of securities, the servicer will be entitled to the servicing fee for each calendar month in an amount equal to the product of one-twelfth of 1.0% and the aggregate principal balance of the receivables in the trust as of the first day of that calendar month.
         As long as Bombardier Capital Inc. is the servicer, the servicing fee and any additional servicing compensation will be paid out of collections on the receivables in the trust after the required distributions to noteholders and certificateholders. If BCI is no longer the servicer, the servicing fee and any additional servicing compensation will be paid out of collections on the receivables in the trust prior to distributions to certificateholders and noteholders.

         With the exception of expenses incurred in connection with collecting upon the receivables, Bombardier Capital Inc., as servicer, will be required to pay all expenses incurred by it in connection with its servicing activities, including fees, expenses and disbursements of the trustee, the indenture trustee, the custodian and independent accountants, taxes imposed on the servicer and expenses incurred in connection with distributions and reports to certificateholders and noteholders.


Distributions


         With respect to each trust, beginning on the certificate payment date or note payment date, as applicable, specified in the related prospectus supplement, distributions of principal and/or interest, as applicable, on each class of securities will be made by the trustee or the indenture trustee, as applicable, to the certificateholders and the noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each class of certificateholders and all payments to each class of noteholders will be set forth in the related prospectus supplement.

         On the third business day prior to each certificate payment date or note payment date, as applicable, or on such other date as may be specified in the prospectus supplement, the servicer will determine the amount available for distribution and the amounts to be distributed on the notes and certificates for that certificate payment date or note payment date, as applicable. The amount available for distribution on any certificate payment date or note payment date, as applicable, will be specified in the related prospectus supplement and is expected to be equal to:

                (1) the funds on deposit in the collection account at the close of business on the last day of the calendar month prior to the certificate payment date or note payment date, plus

                (2) any advances to be made by the servicer with respect to delinquent payments, plus

                (3) any amounts deposited by the depositor because of repurchases due to a breach of a representation or warranty, minus

                (4) any amounts paid on the receivables in the calendar month prior to the certificate payment date or note payment date that by the receivables' terms are to be applied in respect of a regular monthly payment due in a subsequent calendar month or that represent more than one month's accrued interest on the receivables, minus

                (5) any amounts incorrectly deposited in the collection account.

         Except as otherwise specified in the related prospectus supplement, on each certificate payment date or note payment date, as applicable, prior to making distributions in respect of the notes and certificates, the amount available for distribution will be applied, first, if Bombardier Capital Inc. is no longer the servicer, to pay the servicing fee to the successor servicer, and second, to reimburse the servicer, including Bombardier Capital Inc. for any advances made and not yet recovered by the servicer that relate to a liquidated receivable or that the servicer has determined are otherwise uncollectible from payments that are expected to be made on the receivables.


Enhancement


         The amounts and types of enhancement arrangements and the enhancement provider, if applicable, with respect to each class of securities will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, enhancement may be in the form of a financial guaranty insurance policy, letter of credit, cash reserve fund, derivative product, or other form of enhancement, or any combination thereof, as may be described in the related prospectus supplement. If specified in the applicable prospectus supplement, enhancement for a class of securities of a series may cover one or more other classes of securities in that series, and accordingly may be exhausted for the benefit of a particular class and thereafter be unavailable to those other classes. Further information regarding any provider of enhancement, including financial information when material, will be included in the related prospectus supplement.

         Enhancement may be structured to serve a variety of purposes, including any combination of the following:

                to enhance the likelihood of receipt by the certificateholders and the noteholders of the full amount of principal and interest due on their certificates or notes;

                to decrease the likelihood that the certificateholders and the noteholders will experience losses; and

                to provide protection against changes in interest rates or against other risks,

to the extent and under the conditions specified in the related prospectus supplement. The enhancement for a class of securities usually will not provide protection against all risks of loss and will not guarantee repayment of the entire amount of principal and interest owed to that class. If losses occur which exceed the amount covered by any enhancement or which are not covered by any enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of enhancement covers more than one class of securities of a series, securityholders of any of those classes will be subject to the risk that the enhancement will be exhausted by the claims of securityholders of other classes.


Advances


         The servicer will be obligated to make advances each month for each receivable in an amount equal to the product of the principal balance of the receivable as of the first day of the related collection period described in the prospectus supplement, which is expected to be the calendar month prior to any such advance, and one-twelfth of its interest rate minus the amount of interest actually received on the receivable during the calendar month prior to the certificate payment date or note payment date, as applicable. In addition, if a receivable is liquidated, the amount of accrued and unpaid interest, not including interest for the current collection period, shall, up to the amount of outstanding advances for that receivable, be withdrawn from the collection account and paid to the servicer to reimburse it for outstanding advances. In addition, the servicer will be obligated to make an advance on a delinquent receivable only to the extent that it determines in its sole discretion that this advance will be recoverable from subsequent collections or recoveries on the receivable. No advances of principal will be made.


Evidence as to Compliance


         Annually, the servicer will deliver to each trustee and each indenture trustee a report of a nationally recognized accounting firm stating that the firm has examined certain documents and records relating to the servicing of receivables serviced by the servicer under pooling and servicing agreements or sale and servicing agreements similar to the trust documents and stating that, on the basis of these procedures, the servicing has been conducted in compliance with the applicable trust documents, except for any exceptions set forth in that report. A copy of that statement may be obtained by any beneficial owner of certificates or beneficial owner of notes upon compliance with the requirements described above under "Material Information Regarding the Securities--Statements to Securityholders."


Certain Matters Regarding the Servicer


         Bombardier Capital Inc.'s appointment as servicer under the related trust documents will continue until it resigns or is terminated as servicer because a servicer termination event occurs under the related trust documents. The related trust documents will provide that the servicer may not resign from its obligations and duties as servicer, except upon a determination, evidenced by an opinion of independent counsel, delivered and acceptable to the trustee and the indenture trustee, that by reason of a change in legal requirements its performance of these duties would cause it to be in violation of those legal requirements in a manner which would result in a material adverse effect on the servicer. No resignation of this type will become effective until a successor servicer has assumed the servicing obligations.

         Any corporation or other entity into which the servicer is merged or consolidated, or which results from any merger or consolidation to which the servicer is a party or which acquires by conveyance, transfer or lease substantially all of the assets of the servicer or which succeeds to all or substantially all the business of the servicer, where the servicer is not the surviving entity and where corporation or other entity assumes every obligation of the servicer under each trust document, will be the successor to the servicer under the related trust documents. This entity must be an eligible servicer under the terms of the related trust documents, and immediately after giving effect to that transaction, no servicer termination event may be continuing.


Indemnification and Limits on Liability


         The trust documents will provide that the servicer will be liable only to the extent of its specific obligations under the trust documents. The trust documents will provide that neither the servicer nor any of its directors, officers, employees and agents will have any liability to the trust, the certificateholders or the noteholders, except as provided in the trust documents, for any action taken or not taken, other than any liability because of the servicer's breach of the trust documents or willful misfeasance, bad faith or negligence including errors in judgment in the performance of its duties, or by reason of reckless disregard of obligations and duties under the trust documents or any violation of law.

         The servicer may delegate duties under the related trust documents to any of its affiliates and perform duties like repossessing products through subcontractors. No delegation of these duties by the servicer shall relieve the servicer of its responsibility with respect to these obligations. Bombardier Capital Inc. subservices all servicing and underwriting of the receivables to Bombardier Capital Florida Inc., its wholly owned subsidiary.


Servicer Termination Events


         Except as otherwise specified in the related prospectus supplement, servicer termination events under the trust documents will include:

                (1) any failure by the servicer to deliver to the applicable trustee for distribution to the securityholders any required payment which continues unremedied for 5 days, or any other period specified in the related prospectus supplement, after the giving of written notice;

                (2) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the trust documents that materially and adversely affects the interests of securityholders, which, in either case, continues unremedied for 30 days after the giving of written notice of this failure or breach;

                (3) any assignment or delegation by the servicer of its duties or rights under the trust documents, except as specifically permitted under the trust documents, or any attempt to make this type of assignment or delegation;

                (4) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the servicer; and

                (5) the servicer is no longer an eligible servicer as defined in the trust documents.

Notice as used herein shall mean notice to the servicer by the trustee, the indenture trustee, if any, or the depositor, or to the depositor, the servicer, the indenture trustee, if any, and the trustee by the holders of securities representing interests aggregating not less than 25% of the outstanding principal balance of the securities issued by the related trust.

         Unless otherwise specified in the related prospectus supplement, if a servicer termination is continuing, the trustee, the indenture trustee, if any, or the holders of at least 25% in aggregate principal balance of the outstanding securities issued by the related trust, by notice then given in writing to the servicer, and to the trustee and the indenture trustee if given by the securityholders, may terminate all of the rights and obligations of the servicer under the trust documents. Immediately upon the giving of this notice, and, in the case of a successor servicer other than the trustee, the acceptance by the successor servicer of its appointment, all authority of the servicer will pass to the trustee or other successor servicer. The trustee, the indenture trustee and the successor servicer may set off and deduct any amounts owed by the servicer from any amounts payable to the outgoing servicer.

         On and after the time the servicer receives a notice of termination, the trustee or other successor servicer specified in the related prospectus supplement as the backup servicer will be the successor in all respects to the servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the servicer under the related trust documents. The successor servicer has no liability with respect to any obligation which was required to be performed by the prior servicer or is based on any alleged action or inaction of the prior servicer. Even after such a termination, the servicer shall be entitled to payment of some amounts payable to it prior to this termination, for services rendered prior to this termination. This termination will not affect in any manner the depositor's obligation to repurchase receivables for breaches of representations or warranties under the trust documents. In the event that the trustee would be obligated to succeed the servicer but is unwilling or unable to do so, it may appoint, or petition to a court of competent jurisdiction for the appointment of a servicer. Pending this appointment, the trustee is obligated to act in that capacity. The trustee and the successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the servicer under the trust documents.

         Upon any termination of, or appointment of a successor to, the servicer, the trustee and the indenture trustee, if any, will each give prompt written notice to the certificateholders and noteholders, respectively, at their addresses appearing in the certificate register or the note register and to each rating agency.


Waiver of Past Defaults


         With respect to each trust that has issued notes, the holders of notes evidencing at least a majority in principal amount of the then outstanding notes of the related series or the holders of the certificates of that series evidencing not less than a majority of the outstanding principal amount of those certificates, in the case of any servicer termination event which does not adversely affect the related indenture trustee or those noteholders may, on behalf of all those noteholders and certificateholders, waive any default by the servicer in the performance of its obligations, except a default in making any required deposits to or payments from any of the collection account, the certificate distribution account, or the note distribution account.

         With respect to each trust that has not issued notes, holders of certificates of that series evidencing not less than a majority of the principal amount of those certificates then outstanding may, on behalf of all those certificateholders, waive any default by the servicer in the performance of its obligations, except in the case of a servicer termination event related to a default by the servicer in making any required deposits to or payments from the collection account or the certificate distribution account in accordance with that pooling and servicing agreement. No waiver of this type will impair these noteholders' or certificateholders' rights with respect to subsequent defaults.


Amendment


         The trust documents may be amended by the depositor, the servicer, the trustee and the indenture trustee, if any, but without the consent of any of the securityholders, to cure any ambiguity or to correct or supplement any provision therein, provided that this action will not, in the opinion of counsel, which may be internal counsel to the depositor or the servicer, or any of their affiliates, reasonably satisfactory to the trustee and the indenture trustee, materially and adversely affect the interests of the securityholders. The trust documents may also be amended by the depositor, the servicer and the trustee and the indenture trustee, if any, and holders representing a majority of the principal balance of the outstanding related certificates, if applicable, and holders representing a majority of the principal balance of the outstanding related notes, if applicable, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust documents or of modifying, in any manner, the rights of the certificateholders or the noteholders. No amendment of this type may:

                increase or reduce in any manner the amount of, or accelerate or delay the timing of collections of payments on the related receivable,

                increase or reduce in any manner the amount of or accelerate or delay the timing of distributions required to be made on any related certificate or note, increase or reduce in any manner the amount of or accelerate or delay the related interest rate, or reduce the percentage of the aggregate principal amount of certificates or of the aggregate principal amount of notes then outstanding required to consent to any amendment of this type,

without the consent of the holders of all certificates or all notes, as the case may be, then outstanding.


Termination


         The obligations created by the trust documents will terminate upon the date calculated as specified in the trust documents, upon:

                the later of the final payment or other liquidation of the last receivable and the disposition of all property acquired upon repossession of any product and the payment to the securityholders of all amounts held by the servicer or the trustee and required to be paid to the securityholders under the trust documents.

         Unless otherwise provided in the related prospectus supplement, with respect to each series of securities, in order to avoid excessive administrative expense, the depositor will be permitted, at its option, to purchase from the trust, on any certificate payment date or note payment date, as applicable, immediately following any calendar month as of the last day of which the aggregate principal balance of receivables in the trust is equal to or less than [15%], or another percentage as may be specified in the related prospectus supplement, of the initial principal balance of the receivables, all remaining receivables in the related trust and the other remaining trust property at a price equal to the aggregate of the principal balances of those receivables plus any unpaid interest on those receivables at their respective interest rates and the appraised value of any other remaining trust property. The exercise of this right will effect an early retirement of the related certificates and notes.

         With respect to each series of securities, the trustee will give written notice of the final distribution with respect to the certificates to each certificateholder of record and the indenture trustee will give written notice of the final payment with respect to the notes, if any, to each noteholder of record. The final distribution to any certificateholder and the final payment to any noteholder will be made only upon surrender and cancellation of that holder's certificate or note at the office or agency of the trustee, with respect to certificates, or of the indenture trustee, with respect to notes, specified in the notice of termination. The certificateholders and noteholders, by acceptance of their certificates and notes, will waive any rights with respect to any funds remaining in the trust, after the trustee or the indenture trustee has taken certain measures to locate a certificateholder or noteholder, as the case may be, and those measures have failed.

     The Trustee


         The grantor trustee or owner trustee, as applicable, for each trust will be specified in the related prospectus supplement. The applicable trustee, in its individual capacity or otherwise, and any of its affiliates may hold certificates or notes in their own names or as pledgees. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the applicable trustee, with the consent of the servicer, shall have the power to appoint co-trustees or separate trustees of all or any part of the related trust. In the event of this appointment, all rights, powers, duties and obligations conferred or imposed upon the applicable trustee by the related trust documents will be conferred or imposed upon the applicable trustee and that separate trustee or co-trustee jointly, or, in any jurisdiction where the applicable trustee is incompetent or unqualified to perform certain acts, singly upon that separate trustee or co-trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the applicable trustee.

         The trustee of any trust may resign at any time, in which event the servicer or its successor will be obligated to appoint a successor trustee. The servicer may also remove the trustee, if the trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In these circumstances, the servicer will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


     Duties of the Trustee


         Other than its execution of the certificates and the notes, as applicable, the trustee will make no representation as to the validity or sufficiency of any trust document, the certificates or the notes, the receivables or any related documents, and will not be accountable for the use or application by the servicer of any funds paid to the servicer in respect of the certificates, the notes or the receivables in the trust prior to deposit in the related collection account.

         The trustee will be required to perform only those duties specifically required of it under the trust documents. Those duties will include the receipt of the various certificates, reports or other instruments required to be furnished by the servicer to the trustee under the trust documents, in which case it will only be required to examine those certificates, reports or instruments to determine whether they conform substantially to the requirements of the trust documents.

         The trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust documents or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the certificateholders or noteholders, unless those certificateholders or noteholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No certificateholder nor any noteholder will have any right under the related trust documents to institute any proceeding with respect to those trust documents, unless the holder has given the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the aggregate principal balance of certificates then outstanding or the holders of notes evidencing not less than 25% of the aggregate principal balance of the notes then outstanding, as the case may be, have made written request to the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 30 days after the receipt of this notice, request and offer to indemnify has neglected or refused to institute the requested proceedings.



                                  Administrator


         If an administrator is specified in the related prospectus supplement, the administrator will enter into an administration agreement under which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the related indenture and the trust agreement. Unless otherwise specified in the related prospectus supplement with respect to any trust, as compensation for the performance of the administrator's obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee in the amount as may be set forth in the related prospectus supplement.


                    Certain Legal Aspects of the Receivables

     Rights in the Receivables


         Under applicable state law, an interest in a receivable may be made superior to any other interest in that receivable by filing an appropriate form in the state where the seller's principal executive office is located. Thus, to evidence the depositor's sale of the receivables deposited into the trust, filings covering the receivables will be made in Nevada.

         The servicer will be obligated to take those actions which are necessary to evidence the trust's ownership of the receivables deposited into that trust. The depositor will warrant in the trust documents that the receivables it deposits to the trust have not been sold, pledged or assigned by the depositor to any other person and that no one has an interest in the receivables when they were transferred to the trust. If this is untrue and it materially and adversely affects the related trust's, certificateholders' or noteholders' interest in any receivable, the depositor will be obligated to repurchase that receivable.

         Bombardier Capital Florida on behalf of Bombardier Capital Inc., as servicer, and will hold the receivable files at its offices in Jacksonville, Florida on behalf of each trust. To facilitate servicing and save administrative costs, the documents will not be set apart from other similar documents that are in Bombardier Capital Florida Inc.'s possession. Bombardier Capital Inc.'s accounting records and computer systems will also reflect this sale and assignment. The receivables will not be stamped or otherwise marked to indicate that those receivables have been sold to the related trust. If, through inadvertence or otherwise, any other party takes an interest in the receivables and takes the contracts creating the receivables, its interest will come before the trust's interest. See "Description of the Trust Documents--Custody of Receivable Files."

      Rights in the Products other than Boats

         Some states require a lender's interest in a product to be noted in a certificate of title.

     In other states, a filing with the appropriate secretary of state is necessary in order to protect a lender's interest. If a product is a consumer good, some states do not require a filing in order for a lender to protect its interest in the product. The practice of Bombardier Capital Inc. is to take any actions required to protect its interest under the laws of the state in which the product is located against other parties which might take an interest in the product. In the event of clerical errors, administrative delays or otherwise, such actions may not be taken and the interest of the trust in the products may be subordinate to the interests of, among others, subsequent purchasers of the products, anyone who takes an interest in the product, and a bankruptcy trustee if the obligor becomes bankrupt. Also, if Bombardier Capital Inc. did not file because Bombardier Capital Inc. thought the product was a "consumer good," a subsequent purchaser of the product may acquire the product free of Bombardier Capital Inc.'s and the trust's interest. Such events would, however, obligate the depositor to repurchase the affected receivable if the interests of the related certificateholders, noteholders or trust were materially and adversely affected. Bombardier Capital Inc. will not take any steps to make sure its interest in any piano or organ is superior to another interest.

         Bombardier Capital Inc. will assign to the depositor and the depositor will assign to the trust its interests in the products. Because of the administrative burden and expense that would be entailed in doing so, no one will amend the certificates of title or filings to identify the trustee as the owner of the interest in the products. Bombardier Capital Inc. will continue to be named as the party having the interest in the product on the certificates of title or other filings relating to the products. The servicer will note the interest of the related trust on the certificates of title for the products or amend filings only upon a servicer termination event. In most states, an assignment such as that under the related trust documents should be an effective transfer of the interest without amendment of any lien noted on the related certificate of title or filing. In the absence of fraud or forgery by the obligor or administrative error by state recording officials, the notation of the lien of Bombardier Capital Inc. on the certificate of title or the filing should be sufficient to protect the related trust against the rights of subsequent purchasers of a product or subsequent lenders who take an interest in the related product. In the absence of such an amendment, the interest of the related trust in the related products might be defeated by, among others, the trustee in bankruptcy of Bombardier Capital Inc. or the obligor. Such failure would require the depositor to repurchase the affected receivable if the interests of the related certificateholders, noteholders or trust were materially and adversely affected.

         If an obligor or the financed product is moved to another state, the trust's interest in the product may not be superior to any other interest. If a product is moved to another state, in order to maintain the interest in the product, a lender must perform whatever steps are required to protect an interest in a product in the new state. If the servicer does not know of the move to another state, it will not be able to take these steps.

         In the ordinary course of servicing its consumer receivable portfolio, Bombardier Capital Inc. will take steps to file or take appropriate steps to keep the trust's interest superior to other person's interest in the products.

         Under the laws of most states, liens for repairs performed on a product and liens for unpaid taxes take priority over a lender's interest in a product. Subject to the preceding sentence, the depositor will represent in the related trust document that, immediately prior to the sale, assignment and transfer thereof to the related trust, each receivable held by such trust was secured by an interest in the product which has been properly created under state law. Liens for taxes, judicial liens or liens arising by operation of law could arise at any time during the term of a receivable which would come before the trust's interest. The laws of certain states and federal law permit the confiscation of motor vehicles and certain other consumer products by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's interest in the confiscated product. No notice will be given to the owner trustee, indenture trustee, certificateholders or noteholders in the event such a lien or confiscation arises, and if such lien arises or confiscation occurs after the date of issuance of any series of certificates and notes, neither the depositor nor the servicer will be required to repurchase or purchase the related receivable.


     Security Interests in Boats


         Generally, a lender's interest in a boat may be made superior to anyone else taking an interest in one of four ways:

                (1) in "title" states, by notation of the interest on the certificate of title issued by an applicable state motor vehicle department or other appropriate state agency;

                (2) in other states, by filing in an appropriate state office or offices;

                (3) without any filing in some states if the boat is considered a "consumer good"; and

                (4) if a boat qualifies for documentation under federal law, a federal preferred mortgage may be obtained by filing the mortgage with the Secretary of Transportation.

     Vessels five net tons or greater qualify for documentation under federal law. Such documentation is discretionary if the vessel is being used solely for recreational purposes. If documented, the boat becomes a "vessel of the United States" and the exclusive method for recording an interest in a "vessel of the United States" is to comply with federal law. A federal preferred mortgage is superior to an interest recorded under state law.

         Bombardier Capital Inc. will represent that it has taken steps necessary to record its interest in each financed boat under the laws of the state in which the financed boat is registered or by filing a federal preferred mortgage, as applicable. Typically, in states which record interests by noting interests on a certificate of title, a dealer will make prompt application to any applicable state motor vehicle department or other appropriate state agency to have a notation of the lien made on the certificate of title of each financed boat at the time of sale. In states where a filing is made with a secretary of state's office, the dealer is required to obtain the necessary signatures on the documents that need to be filed. If under federal or state law a filing or other action is required and if Bombardier Capital Inc., because of clerical error or otherwise, fails to take such action, Bombardier Capital Inc.'s interest in the financed boat may be subordinate to the interest of, among others, subsequent purchasers of the financed boat, parties that take interests in the boat and the bankruptcy trustee of the obligor. Bombardier Capital Inc.'s state law interest may also be subordinate to other parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or if the financed boat is documented under federal law.

         Federal law allows documentation under The Ship Mortgage Act of all boats measuring over five net tons. If a qualifying financed boat is not documented or if the documentation, because of clerical error or otherwise, fails to comply with applicable procedures under federal regulations, Bombardier Capital Inc. will not have a federal preferred mortgage on the financed boat. If the financed boat is later documented by a third party, if Bombardier Capital Inc. has an interest filed under state law, it will cease to exist, and Bombardier Capital Inc. will be subordinated to the interests of, among others, subsequent purchasers of the financed boat, parties that take an interest in the boat under federal law and the trustee-in-bankruptcy of the obligor.

         Interests filed under state law may have to be refiled if the obligor moves to another state.

         Under the laws of many states, liens for storage and repairs or other labor performed on a boat and certain tax liens take priority over the interest of lender. As noted above, a federal preferred mortgage is superior to an interest created under state law. However, under the Ship Mortgage Statutes, a federal preferred mortgage is subordinate to liens resulting from storage, repair and taxes.

         Unless otherwise specified in the related prospectus supplement, due to the administrative burden and expense of making the necessary filings, the trust's interest in the boats will not be filed with any state or federal agency.

         In the case of "title" states, if the filing showing the transfer of the interest to the trust is not made, there exists a risk that the trust's interest may in some states be subordinate to claims of other creditors of the obligor or the receiver of Bombardier Capital Inc. if it becomes insolvent. Also, if fraud or negligence occurs, the interest of the trust could be released by Bombardier Capital Inc.

         Bombardier Capital Inc. will not make any filing noting the trust's interest in the boat under federal law. Because of this, the trust's interest in federally documented financed boats is subordinate to creditors of Bombardier Capital Inc. and any bankruptcy trustee of Bombardier Capital Inc. if it becomes bankrupt. In addition, under federal law, an interest of a lender can be subordinate to maritime liens, including maritime liens arising prior to any recording of a federal preferred mortgage, liens for necessaries such as goods and services incurred prior to the recording of a federal preferred mortgage, liens for crew wages, salvage and general damages arising out of tort claims, general average and stevedore charges.

         The validity of a federal preferred mortgage or a state law security interest in a financed boat that has ever been operated other than for pleasure could be challenged if securityholders having a controlling interest in the trust were determined to be nationals of, or under the control of entities in, the specific countries that the U.S. Maritime Administration has named under applicable regulations as being contrary to United States foreign policy interests, or were determined to be foreign nationals or subject to foreign control in time of war or national emergency, and in connection therewith transfers of securities to such nationals or entities could also be challenged.

         The holder of a lien who arrests a boat under federal law to enforce that lien is required to give notice of the suit to all lienholders of record. However, if the holder of a federal preferred mortgage does not receive notice of the suit and consequently does not intervene in the arrest action, the boat can be sold free and clear of the federal preferred mortgage. If the holder of the federal preferred mortgage does not arrest the boat and foreclose the mortgage under federal law in federal court, but rather repossesses and resells the boat under state law, no maritime liens on the boat are terminated by such sale and may impair the federal preferred mortgage holder's ability to transfer clear title to the boat.

     Repossession

     If an obligor defaults, the owner of a receivable has all the remedies of a secured party under applicable state law. The remedies of a secured party under applicable state law generally includes the right to repossession by self-help, unless self-help would cause a breach of the peace. Self-help repossession is the method employed by Bombardier Capital Inc. in many cases and is accomplished by taking possession of the product. Some states require that the obligor be notified of the default and be given time to cure the default. If the obligor objects to repossession, or if otherwise required by applicable state law, a court order must be obtained and the product must then be repossessed in accordance with that order. If a breach of the peace cannot be avoided, judicial action is required. A party may be held responsible for damages caused by a wrongful repossession of a product, including a wrongful repossession conducted by its agent.

     Notice of Sale; Redemption Rights

         State laws require someone who repossesses collateral to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to buy collateral by paying the entire unpaid balance of the obligation, less any unaccrued finance charges, plus accrued default charges, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided in the financing documents, reasonable attorneys' fees, or in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.


     Deficiency Judgments and Excess Proceeds


         The proceeds of resale of products will be applied first to the expenses of repossession and resale and then to pay the related receivable. Some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness. Bombardier Capital Inc. generally seeks to recover any deficiency existing after repossession and sale of a product. Any deficiency judgment would be a personal judgment against the obligor. A defaulting obligor can be expected to have very little capital or sources of income. Therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all.


     Soldiers' and Sailors' Civil Relief Act


         The Soldier's and Sailor's Civil Relief Act of 1940, as amended, imposes limitations upon the actions of creditors against persons serving in the Armed Forces of the United States and against their dependents and their guarantors and sureties of debt. An obligation incurred by a person prior to entering military service cannot bear interest at a rate in excess of 6% during the person's term of military service, unless a court determines that the person's military service does not impair his or her ability to pay interest at a higher rate. Further, a lender may not repossess a product without court action while the person is serving. The Soldier's and Sailor's Relief Act imposes penalties for knowingly repossessing property in violation of its provisions. Dependents of military personnel are also entitled to the protection, upon application to a court, if such court determines the obligation of such dependent has been materially impaired by reason of the military service. To the extent an obligation is unenforceable against the person in military service or a dependent, any guarantor or surety will not be liable for performance.

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

     Consumer Protection Laws


         Numerous federal and state consumer protection laws and related regulations impose requirements upon lenders and servicers involved in consumer finance. Some of the federal laws and regulations include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, and the Federal Reserve Board's Regulations B and Z.

         In addition to federal law, state consumer protection statutes regulate, among other things, the terms and conditions of the agreements creating the receivables. These laws place limits on the amount that a creditor may charge in connection with financing the purchase of a consumer product. These laws also impose other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply. In some cases, this liability could affect the ability of the trust to receive amounts owed on contracts such as the ones creating the receivables. The Credit Practices Rule of the Federal Trade Commission imposes additional restrictions on contract provisions and credit practices.

         The Federal Trade Commission's holder-in-due-course rule has the effect of subjecting persons that finance consumer credit transactions and their assignees to all claims and defenses which the purchaser could assert against the seller of the goods and services. Accordingly, each trust, as assignee of the related receivables, will be subject to claims or defenses, if any, that the purchaser of the related product may assert against the seller of such product.

         Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from paying amounts that the obligor owes.

         The depositor will warrant in the related trust document that when each receivable was created it complied with all requirements of applicable law in all material respects. If such trust's interest in a receivable is materially and adversely affected by a violation of any such law, the depositor will repurchase the receivable unless the breach is cured. See "Description of the Trust Documents--Sale and Assignment of the Receivables."


     Other Limitations


         Numerous other statutory provisions, including federal bankruptcy laws and related state laws, may limit the ability of a lender to repossess products and collect amounts owed. For example, in a proceeding under Chapter 13 of the U.S. Bankruptcy Code, a court may prevent a lender from repossessing collateral and might reduce the amount of the secured indebtedness to the market value of the collateral at the time of bankruptcy as determined by the court. This leaves the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable, change the rate of interest and time of repayment of the indebtedness or substitute collateral securing such indebtedness.

         If Bombardier Capital Inc. or a third party originator from which Bombardier Capital Inc. buys a receivable were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee takes the position that the sale of receivables (to either the depositor or to Bombardier Capital Inc.) should instead be treated as a pledge to secure a borrowing of such debtor, then delays in payments of collections on receivables could occur. If the court rules in favor of any such trustee, debtor or creditor, the amount of such payments could be reduced.

                    Material Federal Income Tax Consequences

         The following discussion represents the opinion of Morgan, Lewis & Bockius LLP, counsel to the depositor, as to the material federal income tax consequences relating to the purchase, ownership, and disposition of the securities. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The discussion does not deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. We suggest that investors consult their own tax advisors with respect to the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the securities.

         If securities of a series being issued as certificates or notes are structured as indebtedness secured by the assets of the trust, assuming compliance with all provisions of the related documents and applicable law, Morgan, Lewis & Bockius LLP is of the opinion that the securities will be treated as debt for United States federal income tax purposes, and at the time such securities are issued will deliver an opinion generally to that effect. Such an opinion, however, is not binding on the IRS or the courts. The opinion of Morgan, Lewis & Bockius LLP will specifically address only those issues specifically identified below as being covered by such opinion; however, the opinion of Morgan, Lewis & Bockius LLP also will state that the additional discussion set forth below accurately sets forth Morgan, Lewis & Bockius LLP's advice with respect to material tax issues. No ruling on any of the issues discussed below will be sought from the IRS.

         Many aspects of the federal tax treatment of the purchase, ownership and disposition of the securities of any series will depend upon whether the trust created with respect to such series is structured as an owner trust--treated for federal income tax purposes as either a disregarded entity not separate from the certificateholder if there is only one certificateholder or as a partnership if there are two or more certificateholders--or as a grantor trust. The prospectus supplement for each series of securities will indicate whether the trust created for such series will be treated as a disregarded entity, as a partnership or as a grantor trust. The following discussion deals first with series with respect to which the trust has been structured as an owner trust, treated either as a disregarded entity or as a partnership, and then with series with respect to which the trust has been structured as a grantor trust.


     Owner Trust Series

     Tax Status of the Trust


         There is no definitive judicial or administrative authority relating to transactions involving a trust issuing both debt and equity interests with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of this discussion. However, with respect to each series of securities which includes both notes and at least one class of certificates, Morgan, Lewis & Bockius LLP [will deliver] its opinion that the trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, in the opinion of Morgan, Lewis & Bockius LLP, the trust itself will not be subject to federal income tax but, instead, the certificateholder, or each certificateholder if there are two or more certificateholders, will be required to take into account its distributive share of items of income and deduction, including deductions for distributions of interest to the noteholders, of the trust as though such items had been realized directly by the certificateholder. This opinion will be based on the assumption that the terms of the trust agreement and trust-related documents will be complied with, and on counsel's conclusion that the nature of the income of the trust will exempt it from the rule that may result in a publicly traded partnerships being taxed as corporations. The trust may instead make an election under the Internal Revenue Code whereby the trust will qualify as a financial asset securitization trust. For the federal income tax effect of such an election, see "Treatment of Trust as a FASIT" in this prospectus.

         If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the receivables in the trust, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates.


     Tax Consequences to Noteholders

     Treatment of the Notes as Indebtedness.


         No definitive judicial or administrative authority relating to the characterization of an instrument as debt addresses instruments such as the notes, and courts at times have held that obligations purporting to be debt constituted equity of the issuer for tax purposes. As a result, the IRS may disagree with all or a part of this discussion. However, Morgan, Lewis & Bockius LLP [will deliver] its opinion that the notes will be classified as debt for federal income tax purposes. In addition, the owner trustee, on behalf of the trust, will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

     Interest Income on the Notes.


         Interest on the notes will be taxable as ordinary interest income when received by noteholders utilizing the cash-basis method of accounting and when accrued by noteholders utilizing the accrual method of accounting. Under the applicable regulations, the notes would be considered issued with original issue discount if the stated redemption price at maturity of a note--equal to its principal amount as of the date of issuance plus all interest other than qualified stated interest payable prior to or at maturity--exceeds the original issue price, in this case, the initial offering price at which a substantial amount of the notes are sold to the public. Any original issue discount would be considered de minimis under the original issue discount regulations if it does not exceed 1/4% of the stated redemption price at maturity of a note multiplied by the number of full years until its maturity date. It is anticipated that the notes will not be considered issued with more than de minimis original issue discount. Under the original issue discount regulations, an owner of a note issued with a de minimis amount of original issue discount must include such original issue discount in income, on a pro rata basis, as principal payments are made on the note.

         While it is not anticipated that the notes will be issued with more than de minimis original issue discount, it is possible that they will be so issued or will be deemed to be issued with original issue discount. This deemed original issue discount could arise, for example, if interest payments on the notes are not deemed to be "qualified stated interest" because the notes do not provide for default remedies ordinarily available to holders of debt instruments or do not contain terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Based upon existing authority, however, the trust will treat interest payments on the notes as qualified stated interest under the original issue discount regulations. If the notes are issued or are deemed to be issued with original issue discount, all or a portion of the taxable income to be recognized on the notes would be includible in the income of noteholders as original issue discount. Any amount treated as original issue discount would not, however, be includible again when the amount is actually received. If the yield on a class of notes were not materially different from its coupon, this treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income with respect to the notes in advance of the receipt of cash attributable to such income.

         A noteholder must include original issue discount in income as interest over the term of the notes under a constant yield method. Original issue discount must be included in income in advance of the receipt of cash representing that income. We suggest that each noteholder consult its own tax advisor regarding the impact of the original issue discount rules if the notes are issued with original issue discount.

     Market Discount.


         The notes, whether or not issued with original issue discount, will be subject to the "market discount rules" of Section 1276 of the Internal Revenue Code. These rules provide that if a noteholder purchases the not at a market discount--that is, a discount from its original issue price plus any accrued original issue discount--that exceeds a de minimis amount specified in the Internal Revenue Code, and thereafter recognizes gain upon a disposition, the lesser of such gain or the accrued market discount will be taxed as ordinary interest income. Market discount also will be recognized and taxable as ordinary interest income as payments of principal are received on the notes to the extent that the amount of such payments does not exceed the accrued market discount. The accrued market discount will be the total market discount on the note multiplied by a fraction, the numerator of which is the number of days the noteholder held the note and the denominator of which is the number of days after the date the noteholder acquired the note until and including its maturity date. The noteholder may elect, however, to determine accrued market discount under the constant-yield method, which election shall not be revoked without the consent of the IRS.

         Limitations imposed by the Internal Revenue Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder may elect to include market discount in gross income as it accrues and, if such noteholder makes such an election, is exempt from this rule. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition. Any such election to include market discount in gross income as it accrues shall apply to all debt instruments held by the noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the IRS.


     Amortizable Bond Premium.


         If a noteholder purchases a note at a premium--that is, an amount in excess of the amount payable upon the maturity thereof--such noteholder will be considered to have purchased such note with "amortizable bond premium" equal to the amount of such excess. Such noteholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the note. Such noteholder's tax basis in the note will be reduced by the amount of the amortizable bond premium deducted. Amortizable bond premium with respect to a note will be treated as an offset to interest income on such note, and a noteholder's deduction for amortizable bond premium with respect to a note will be limited in each year to the amount of interest income derived with respect to such note for such year. Any election to deduct amortizable bond premium shall apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by the noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a noteholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.


     Disposition of Notes.


         If a noteholder sells a note, the noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the noteholder's cost for the note, increased by any market discount, original issue discount and gain previously included by such noteholder in income with respect to the note and decreased by principal payments previously received by such noteholder and the amount of bond premium previously amortized with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income, and will be short-term or long-term capital gain or loss depending upon whether the note was held for more or less than one year. Capital losses may be used only to offset capital gains.


     Foreign Holders.


         Interest paid to a noteholder that is a non-U.S. person as defined below, and that has no connection with the United States other than owning the note, will not be subject to U.S. withholding or income tax with respect to the note provided such noteholder (1) is not a "10-percent shareholder", related to the certificateholder if there is only one certificateholder, or related to the trust if there is more than one certificateholder, within the meaning of Internal Revenue Code Section 871(h)(3)(B) or a controlled foreign corporation, related to a certificateholder, or related to the trust if there is more than one certificateholder, described in Internal Revenue Code Section 881(c)(3)(C), and (2) provides an appropriate statement, signed under penalties of perjury, identifying the noteholder and stating, among other things, that the noteholder is a non-U.S. person. If these conditions are not met, a 30% withholding tax will apply to interest, including original issue discount, unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such noteholder. In the latter case, such noteholder will be subject to United States federal income tax with respect to all income from the note at regular U.S. tax rates then applicable to U.S. taxpayers, and in the case of a corporation, possibly also the branch profits tax.

         The term non-U.S. person means any person other than a U.S. person. A U.S. person is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including the District of Columbia, unless provided otherwise by future Treasury regulations, any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust, or an estate that is subject to U.S. federal income tax regardless of the source of its income. Notwithstanding the second to last clause of the preceding sentence, to the extent provided in Treasury regulations, trusts in existence on August 20, 1996, and treated as U.S. persons prior to such date, may elect to continue to be U.S. persons.


     Tax Administration and Reporting.


         The indenture trustee will furnish to each noteholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. Reports will be made annually to the IRS and to holders of record that are not excepted from the reporting requirements regarding such information as may be required with respect to interest and original issue discount, if any, with respect to the notes.


     Backup Withholding.


         A noteholder may be subject to backup withholding at a 31% rate. Backup withholding may apply to a noteholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the indenture trustee. Backup withholding may apply to a noteholder who is a foreign person if the noteholder fails to provide the indenture trustee or the noteholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the note. Backup withholding, however, does not apply to payments on a note made to exempt recipients, such as corporations and tax-exempt organizations, and to foreign persons. Noteholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a note.

         On October 6, 1997, the Treasury Department issued new regulations which make modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards, and will be effective for payments made after December 31, 2000, subject to transition rules. We suggest that prospective investors consult their own tax advisors regarding the new regulations.


     Possible Alternative Treatment of the Notes.


         If, contrary to the opinion of Morgan, Lewis & Bockius LLP, the IRS successfully asserted that the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, and if the trust were treated as a partnership, the noteholders would be treated as owning an equity interest in such partnership and the noteholders would be taxed on their pro-rata share of the trust's income as partners in a partnership. In the alternative, if the trust were treated as an association taxable as a corporation, (1) the trust would be subject to tax on its net income at corporate tax rates and
     (2) if the noteholders were treated as owning equity interests, the noteholders would be taxed on distributions from the trust as

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

     dividends to the extent of their share of the trust's earnings and profits and the trust would not be entitled to an interest deduction in determining taxable income.


     Tax Consequences to Certificateholders


         The following discussion is applicable only to the extent that there are two or more certificateholders.


     Treatment of the Trust as a Partnership.


         The depositor and the owner trustee will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. The proper characterization of the arrangement involving the trust, the certificates, the notes, the depositor and the servicer, however, is not certain because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the certificates have features characteristic of debt, the certificates might be considered debt of the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, which is described in the following paragraph. The following discussion assumes that the certificates represent equity interests in a partnership.


     Partnership Taxation.


         As a partnership, the trust would not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the receivables in the trust, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the receivables in the trust. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of the receivables in the trust.

         The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury regulations and the partnership agreement which in this case is the trust agreement and trust-related documents. The trust agreement will provide that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of:

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

                (1) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the certificate interest rate for such month and interest on amounts previously due on the certificates but not yet distributed;

                (2) any trust income attributable to discount on the receivables in the trust that corresponds to any excess of the principal amount of the certificates over their initial issue price;

                (3) prepayment premium payable to the certificateholders for such month; and

                (4) any other amounts of income payable to the certificateholders for such month.

     Although it is not anticipated that the certificates will be issued at a price which exceeds their principal amount, such allocations of trust income to the certificateholders will be reduced by any amortization by the trust of premium on receivables in the trust that corresponds to any such excess of the issue price of certificates over their principal amount. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire certificate interest rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders and certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

         A certificateholder's share of expenses of the trust, including fees to the servicer but not interest expense, will constitute miscellaneous itemized deductions. An individual, an estate, or a trust that holds a certificate either directly or through a pass-through entity will be allowed to deduct such expenses under Section 212 of the Internal Revenue Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the certificateholder. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions, including those provided for in Section 212 of the Internal Revenue Code, otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount determined under the Internal Revenue Code will be reduced by the lesser of:


                (1) 3% of the excess of adjusted gross income over the specified threshold amount and

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
                (2) 80% of the amount of itemized deductions otherwise allowable for such taxable year.


     To the extent that a certificateholder is not permitted to deduct servicing fees allocable to a certificate, the taxable income of the certificateholder attributable to that certificate will exceed the net cash distributions related to such income. Certificateholders may deduct any loss on disposition of the receivables in the trust to the extent permitted under the Internal Revenue Code.


     Discount and Premium.


         It is believed that the receivables were not issued with original issue discount, and, therefore, the trust should not have original issue discount income. The purchase price paid by the trust for the receivables may exceed the remaining principal balance of the receivables at the time of purchase. If the trust is deemed to acquire the receivables at such a premium or at a market discount, the trust will elect to offset any such premium against interest income on the receivables or to include any such discount in income currently as it accrues over the life of the receivables. The trust will make this premium or market discount calculation on an aggregate basis but may be required to recompute it on a receivable-by-receivable basis. As indicated above, a portion of such premium deduction or market discount income may be allocated to certificateholders.


     Section 708 Termination.


         Under Section 708 of the Internal Revenue Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under Treasury regulations, if such a termination occurs, the trust will be considered to have contributed the assets of the trust, as a deemed partnership, to a new partnership in exchange for interests in this new partnership. Such interests would be taken to have been distributed to the deemed partners of the trust in liquidation thereof, which would not constitute a sale or exchange for United States federal income tax purposes.

     Distributions to Certificateholders.

         Certificateholders will not recognize gain or loss with respect to distributions from the trust except in the following circumstances. A certificateholder will recognize gain, however, to the extent that any money distributed exceeds the certificateholder's adjusted basis in its certificates, as described in the following paragraph, immediately before the distribution. A certificateholder will recognize loss upon termination of the trust or termination of the certificateholder's interest in the trust if the trust only distributes money to the certificateholder and the amount distributed is less than the certificateholder's adjusted basis in the certificates. Any such gain or loss will be capital gain or loss if the certificates are held as capital assets and will be long-term gain or loss if the holding period of the certificates is more than one year.


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

     Disposition of Certificates.


         If a certificateholder sells a certificate, the certificateholder will recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale and the depositor's tax basis in the certificate. A certificateholder's tax basis in a certificate will equal the certificateholder's cost increased by the certificateholder's share of trust income and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificate and the amount realized on a sale of a certificate would include the certificateholder's share of the notes and other liabilities of the trust. A certificateholder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold, rather than maintain a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

         Any gain on the sale of a certificate attributable to the certificateholder's share of unrecognized accrued market discount on the receivables would be treated as ordinary income to the certificateholder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income--not including income attributable to disallowed itemized deductions described above--over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess should give rise to a capital loss upon the retirement of the certificates.


     Allocations Between Transferors and Transferees.


         The trust's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the related record date. As a result, a certificateholder purchasing a certificate may be allocated tax items, which will affect the certificateholder's tax liability and tax basis, attributable to periods before the certificateholder actually owns the certificate. The use of such a convention may not be permitted by existing regulations. If a monthly convention is not permitted, or if it only applies to transfers of less than all of the certificateholder's interest, taxable income or losses of the trust may be reallocated among the certificateholders.


     Section 754 Election.


         In the event that a certificateholder sells a certificate at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificate than the selling

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

     certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such election. As a result, certificateholders may be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.


     Administrative Matters.


         Under the administration agreement described under "Administrator" above, the trustee will monitor the performance of the following responsibilities of the trust by other service providers. The trust is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trust will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to certificateholders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with certain required information statements relating to identification of beneficial owners of certificates and such nominees will be required to forward such information to such beneficial owners. Generally, certificateholders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the certificateholder notifies the IRS of all such inconsistencies.

         Bombardier Capital Inc. or a subsidiary identified in the related prospectus supplement will be designated as the tax matters partner in the trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.


     Tax Consequences to Foreign Certificateholders.


         It is not clear whether the trust will be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust will be engaged in a trade or business

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


     in the United States for such purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. It is expected that the trust will withhold on the portion of its taxable income that is allocable to foreign certificateholders under Section 1446 of the Internal Revenue Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a certificateholder's nonforeign status, the trust may rely on IRS Form W-8, IRS Form W-9 or the certificateholder's certification of nonforeign status signed under penalties of perjury.

         Each foreign certificateholder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the Trust's income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the trust on IRS Form W-8 or its successor form in order to assure appropriate crediting of the taxes withheld. A foreign certificateholder will be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes are due because the trust is not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.


     Backup Withholding.


         A certificateholder may be subject to backup withholding at a 31% rate. See the discussion above under "Tax Consequences to Noteholders--Backup Withholding."


     Grantor Trust Series

     Tax Status of the Trust


         With respect to each series of securities which includes only certificates, unless otherwise specified in the related prospectus supplement, Morgan, Lewis & Bockius LLP will deliver its opinion that the trust will be classified as a grantor trust for federal income tax purposes and not as an association which is taxable as a corporation. The trust will be classified as a trust regardless of whether the depositor is considered to retain an interest in the receivables, as discussed below. While such a retained interest might be viewed as a second class of beneficial interest in the trust and while Treasury Regulations Section 301.7701-4(c) provides that an investment trust with more than one class of ownership interest will be classified as an association taxable as a corporation or a partnership, that regulation would treat the trust as a grantor trust because there will be no power under the pooling and servicing agreement to vary the investment of the certificateholders, the purpose of the trust will be to facilitate direct investment in the receivables, and the existence of multiple classes of ownership interests in the trust will be incidental to that purpose.

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

     Tax Consequences to Certificateholders


         Because the trust will be classified as a grantor trust, each certificateholder, including any holder of a subordinated certificate, will, in the opinion of Morgan, Lewis & Bockius LLP, be treated for federal income tax purposes as the owner of an undivided interest in the receivables in the trust and other trust property. Accordingly, subject to the discussion below of limitations on deductions and the stripped bond rules of the Internal Revenue Code, each certificateholder must report on its federal income tax return its pro rata share of the entire income from the receivables in the trust and other trust property, and may deduct its pro rata share of the fees paid by the trust, at the same time as such items would be reported under the certificateholder's tax accounting method if it held directly a pro rata interest in the assets of the trust and received and paid directly the amounts received and paid by the trust. A certificateholder's share of expenses of the trust will be miscellaneous itemized deductions subject to limits on deductibility. See the discussion above under "Owner Trust Series--Tax Consequences to Certificateholders-- Partnership Taxation."

         A purchaser of a certificate will be treated as purchasing an interest in each receivable in the trust at a price determined by allocating the purchase price paid for the certificate among all receivables in the trust in proportion to their fair market values at the time of purchase of the certificate. To the extent that the portion of the purchase price of a certificate allocated to a receivable is greater than or less than the portion of the principal balance of the receivable allocable to the certificate, that interest in the receivable will be deemed to have been acquired with premium or discount, respectively. See the discussions above under "Owner Trust Series--Tax Consequences to Noteholders--Market Discount" and "--Amortizable Bond Premium."

         The treatment of any discount will depend on whether the discount represents original issue discount or market discount. It is not anticipated that the receivables will have original issue discount, unless they are subject to the "stripped bond" rules of the Internal Revenue Code described on the next page under the heading "Stripped Certificates". If the receivables are subject to the stripped bond rules of the Internal Revenue Code, the market discount rules discussed above may not apply.


     Subordinated Certificates.


         If the subordinated certificateholders receive distributions of less than their share of the trust's receipts of principal or interest because of the subordination of the subordinated certificates, holders of subordinated certificates would probably be treated for federal income tax purposes as if they had:


               received as distributions their full share of such receipts;

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


               paid over to the senior certificateholders an amount equal to the amount of such shortfall in distributions; and

               retained the right to reimbursement of such amounts to the extent available from future collections on the receivables in the trust.


         Under this analysis,


                (1) subordinated certificateholders would be required to accrue as current income any interest or original issue discount income of the trust that was a component of the amount of such shortfall in distributions, even though such amount was in fact paid to the senior certificateholders;

                (2) a loss would only be allowed to the subordinated certificateholders when their right to receive reimbursement of such shortfall in distributions became worthless--that is, when it becomes clear that that amount will not be available from any source to reimburse such loss; and

                (3) reimbursement of the amount of such shortfall prior to such a claim of worthlessness would not be taxable income to subordinated certificateholders because such amount was previously included in income.

     Those results should not significantly affect the inclusion of income for subordinated certificateholders on the accrual method of accounting, but could accelerate inclusion of income to subordinated certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear.

         Under current IRS interpretations of applicable Treasury Regulations, the depositor would be able to sell or otherwise dispose of any subordinated certificates. Accordingly, the depositor may offer subordinated certificates for sale to investors.


     Stripped Certificates.


         One or more classes of certificates may be subject to the stripped bond rules of Section 1286 of the Internal Revenue Code and for purposes of this discussion will be referred to as stripped certificates. A stripped certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a receivable from ownership of the right to receive some or all of the related interest payments. Certificates will constitute stripped certificates and will be subject to these rules under various circumstances, including the following:


                (1) if any servicing compensation is deemed to exceed a reasonable amount;

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

                (2) if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the receivables in the trust; or

                (3) if certificates are issued which represent the right to interest only payments or principal only payments.

         Although the issue is not entirely clear, each stripped certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount.
     Original issue discount with respect to a stripped certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "Owner Trust Series--Tax Consequences to Noteholders--Interest Income on the Notes" above. For purposes of applying the original issue discount provisions of the Internal Revenue Code, the issue price of a stripped certificate will be the purchase price paid by the holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the stripped certificate whether or not denominated as interest. The amount of original issue discount with respect to a stripped certificate may be treated as zero under the original issue discount de minimis rules described above. Under rules similar to those provided in Revenue Procedure 91-49, applicable only to mortgages secured by real property, a certificateholder may be required to account for any discount on a stripped certificate as market discount rather than original issue discount if either the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or no more than 100 basis points, including any amount of servicing in excess of reasonable servicing, is stripped off of the receivables in the trust.

         When an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes such classes of stripped certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

         It is possible that the IRS may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a stripped certificate may be treated as the owner of as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each receivable or of a separate installment obligation for each receivable representing the stripped certificate's pro rata share of principal and/or interest payments to be made with respect thereto. In addition, if a trust issues more than one class of certificates with different interest rates, a holder of such a certificate may be treated as the owner of a stripped bond with a rate equal to the lowest such interest rate and a stripped coupon representing the excess, if any, of the interest rate on such certificate over the lowest interest rate. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

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


         The servicing fee to be received by the servicer and the fee for the enhancement, if any, provided with respect to a series of certificates may be questioned by the IRS with respect to certificates or receivables as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made on the receivables. In this event, a certificate might be treated as a stripped certificate subject to the stripped bond rules of Section 1286 of the Internal Revenue Code and the original issue discount provisions rather than to the market discount and premium rules.


     Disposition of Certificates.


         If a certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the certificateholder's adjusted tax basis in the certificate. See the discussion above under "Owner Trust Series--Tax Consequences to Noteholders--Disposition of Notes."


     Foreign Holders.


         A certificateholder that is not a U.S. person, as defined under "Owner Trust Series--Tax Consequences to Noteholders--Foreign Holders" above, and that is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a certificate will not be subject to United States income or withholding tax in respect of a certificate, assuming the underlying transactions with respect to the receivables were originated after July 18, 1984, if the certificateholder provides an appropriate statement, signed under penalties of perjury, identifying the certificateholder and stating, among other things, that the certificateholder is not a U.S. person. If these conditions are not met, a 30% withholding tax will apply to interest, including original issue discount, unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such certificateholder. Income effectively connected with a U.S. trade or business will be subject to United States federal income tax at regular rates then applicable to U.S. taxpayers and, in the case of a corporation, possibly also the branch profits tax. See the discussion above under "Owner Trust Series--Tax Consequences to Noteholders--Foreign Holders."


     Tax Administration and Reporting


         The trustee will furnish to each certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the trustee will furnish, within a reasonable time after the end of each calendar year, to each certificateholder who was a certificateholder at any time during such year, information regarding the amount of servicing compensation received by the servicer and such other factual information as the depositor deems necessary to enable certificateholders to prepare their tax returns. Reports will be made annually to the IRS and to holders of record that are not excepted

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

     from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the certificates.


     Backup Withholding


         A certificateholder may be subject to "backup withholding" at a 31% rate. See the discussion above under "Owner Trust Series--Tax Consequences to Noteholders--Backup Withholding."


     Treatment of Trust as a FASIT


          Bombardier Capital Inc., as seller of the receivables, may make an election whereby the trust will qualify as one or more "financial asset securitization investment trusts" under the relevant provisions of the Internal Revenue Code. Under such provisions, a financial asset securitization investment trust avoids federal income taxation and can issue "regular interests," which are treated as debt for federal income tax purposes. Further, if the trust qualifies as a financial asset securitization investment trust for federal income tax purposes, the trust will not be treated as an association, or publicly traded partnership, taxable as a corporation. If the trust fails to comply with the relevant provisions of the Internal Revenue Code for any taxable year, however, the trust may be subject to the imposition of a corporate tax on all or part of its income. If Bombardier Capital Inc. makes the financial asset securitization investment trust election, the federal tax consequences will be explained in more detail in the applicable prospectus supplement.


                              ERISA Considerations


         Section 406 of ERISA, and Section 4975 of the Internal Revenue Code prohibit a pension, profit sharing or other employee benefit or other plan like an individual retirement account from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to the benefit plan. ERISA also imposes certain prohibitions and certain duties, including the requirements of investment prudence and diversification, and the requirement that investments of such a benefit plan be made in accordance with the documents governing the benefit plans on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally any person who exercises any authority or control with respect to the management or disposition of the assets of a benefit plan is considered to be a fiduciary of such plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code for such persons.

         Certain transactions involving the related trust might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue

     Code with respect to a benefit plan that purchased securities if assets of the related trust were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, the assets of a trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquired an "equity interest" in the trust and none of the exceptions contained in the regulation was applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of notes and certificates will be discussed in the related prospectus supplement.

         Employee benefit plans that are governmental plans, as defined in
     Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements.

         A benefit plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.


                              Plan of Distribution


         On the terms and conditions set forth in an underwriting agreement with respect to each trust, the depositor will agree to sell to each of the underwriters named in that underwriting agreement and in the related prospectus supplement, and each of such underwriters will together agree to purchase from the depositor, the principal amount of each class of securities of the related series.

         In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that underwriting agreement, to purchase all the securities described in that underwriting agreement which are offered by the related prospectus supplement together with this prospectus. In the event of a default by any such underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased, or the underwriting agreement may be terminated.

         Each prospectus supplement will either set forth the price at which each class of securities being offered by the prospectus supplement will be offered to the public and any concessions that may be offered to dealers participating in the offering of such securities or will specify that the related securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any securities, the public offering price and such concessions may be changed.

         Each underwriting agreement will provide that the depositor will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

         The indenture trustee, if any, may, from time to time, invest the funds in the collection account, the certificate distribution account, and the note distribution account, as applicable, in eligible investments, including United States government securities and other high-quality investments meeting the criteria specified in the related trust documents, acquired from the underwriters.

         Under each underwriting agreement, the closing of the sale of any class of securities subject to that agreement will be conditioned on the closing of the sale of all other such classes.

         The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.


                                  Legal Matters


         Certain matters with respect to the validity of the certificates and the notes will be passed upon for the depositor by Morgan, Lewis & Bockius LLP. The validity of the certificates and the notes will be passed upon for the underwriters named in the related prospectus supplement by the counsel for the underwriters identified in the applicable prospectus supplement.



                 Important notice about the information in this
              prospectus and the accompanying prospectus supplement


         Information about the offered securities is contained in this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:


              the timing of interest and principal payments;

              financial and other information about the  receivables;

              information about enhancement for each  class;

              the ratings for each  class; and

              the method for selling the securities.




         You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.


         This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

                           Reports to Securityholders


         The servicer will prepare monthly and annual reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive securities are issued, the reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the securities. No financial reports will be sent to you. See "Material Information Regarding the Securities--Book-Entry Registration," "--Statements to Securityholders" and "Description of the Trust Documents--Evidence as to Compliance" in this prospectus.


                       Where You Can Find More Information


         We filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

         The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about each trust.


         You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).


         The SEC allows us to "incorporate by reference" information we filed with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust until we terminate our offering of the securities.

                                     ANNEX I

                          GLOBAL CLEARANCE, SETTLEMENT
                        AND TAX DOCUMENTATION PROCEDURES


         This Annex I is part of the prospectus. Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in sameday funds.


         Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through The Depository Trust Company will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary crossmarket trading between CEDEL or Euroclear and The Depository Trust Company Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and The Depository Trust Company Participants.

         Non U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

     INITIAL SETTLEMENT


         All Global Securities will be held in book-entry form by The Depository Trust Company in the name of Cede & Co. as nominee of The Depository Trust Company. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in The Depository Trust Company. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as The Depository Trust Company Participants.


         Investors electing to hold their Global Securities through The Depository Trust Company will follow the settlement practices applicable to prior debt issues. Investors' securities custody accounts will be credited with their holdings against payment in sameday funds on the settlement date.

         Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lockup" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in sameday funds.

     SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.


         Trading between The Depository Trust Company Participants. Secondary market trading between The Depository Trust Company Participants will be settled using the procedures applicable to book-entry securities in sameday funds.


         Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in sameday funds.


         Trading between The Depository Trust Company seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a The Depository Trust Company Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to The Depository Trust Company Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be backvalued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.


         CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process sameday funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.


         Since the settlement is taking place during New York business hours, The Depository Trust Company Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to The Depository Trust Company seller on the settlement date. Thus, to The Depository Trust Company Participant a crossmarket transaction will settle no differently than a trade between two Participants of The Depository Trust Company.

         Trading between CEDEL or Euroclear seller and The Depository Trust Company purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through their respective Depositaries, to a Participant of The Depository Trust Company. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the bonds to The Depository Trust Company Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be backvalued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the backvaluation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from The Depository Trust Company Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from The Depository Trust Company Participants no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from The Depository Trust Company Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.


           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS


         A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through The Depository Trust Company if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless
     (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                Exemption of non-U.S. Persons (Form W8). Beneficial owners of Notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W8 (Certificate of Foreign Status). If the information shown on Form W8 changes, a new Form W8 must be filed within 30 days of such change.

                Exemption for non-U.S. Person with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

                Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W8. Form 1001 may be filed by the beneficial owner of Notes or such owner's agent.


                Exemption for U.S. Persons (Form W9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W9 (Payer's Request for Taxpayer Identification Number and Certification).

                U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

         This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses to be incurred in connection with the offering of the Asset-Backed Certificates and the Asset-Backed Notes, other than underwriting discounts and commissions, described in this Registration Statement:

     Securities and Exchange Commission Registration Fee...............
     Printing and Engraving............................................
     Legal Fees and Expenses...........................................
     Blue Sky Filing and Counsel Fees..................................
     Accounting Fees and Expenses......................................
     Trustee Fees and Expenses.........................................
     Rating Agencies' Fees.............................................
     Miscellaneous Expenses............................................
         Total.........................................................

     ---------------

     * All fees and expenses, other than the Securities and Exchange Commission Registration Fee, are estimated.

     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is incorporated under the laws of Delaware. Section 145 of the General Corporation Law of Delaware provides that a Delaware corporation may indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was an officer or director of the corporation, or is or was serving at the request of the corporation as an officer or director of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. A corporation may also indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no such indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. If an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses (including attorneys' fees) actually and reasonably incurred by such officer or director in connection therewith.


         Article Fourteenth of the Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware General Corporate Law.




     ITEM 16.  EXHIBITS.

         The Exhibits filed as part of this Registration Statement are:


      *1.1  --Form of Underwriting Agreement (for Grantor Trusts).
      *1.2  --Form of Underwriting Agreement (for Owner Trusts).
      *3.1  --Certificate of Incorporation of the Depositor.
      *3.2  --Restated By-Laws of the Depositor.
      *4.1  --Form of Pooling and Servicing Agreement among Bombardier
              Capital CF Inc., as Depositor, Bombardier Capital Inc., as
              Servicer, and the Owner Trustee (for Grantor Trusts).
      *4.2  --Form of Sale and Servicing Agreement relating to Owner Trusts.
      *4.3  --Form of Trust Agreement relating to Owner Trusts.
      *4.4  --Form of Indenture between the Trust and the Indenture Trustee, including form of Note.
      *5.1  --Opinion and consent of Morgan, Lewis & Bockius LLP with respect to legality.
      *8.1  --Opinion and consent of Morgan, Lewis & Bockius LLP with respect to tax matters.
     *23.2  --Consent of Morgan, Lewis & Bockius LLP (included as part of
              Exhibit 5.1).
     *23.3  --Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 8.1).
     *25.1  --Form of T-1 Statement of Eligibility under the Trust Indenture
              Act of 1939 of the Indenture Trustee.

     --------
     *To be filed by amendment.

     ITEM 17.  UNDERTAKINGS.

         The undersigned registrant on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Owner Trust's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new
                                       76
     registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes:


         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

     Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


      Pursuant to the Requirements of the Securities Act of 1933, the Registrant Certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of Vermont, on the 14th day of September, 1999.


                                            BOMBARDIER CAPITAL CF II INC.


                                            By      /s/ George W. Calver
                                              -------------------------------
                                               Name:  George W. Calver
                                               Title: President



          Pursuant to the Requirements of the Securities Act, this Amendment No. 1 to this Registration Statement Has Been Signed by the Following Persons in the Capacities and on the Date Indicated.



              SIGNATURE                             TITLE                                   DATE
              ---------                             -----                                   ----

       /s/ George W. Calver                    President (Principal                    September 14, 1999
      -------------------------                 Executive Officer) and
           George W. Calver                     Director


       /s/ James Dolan                         Treasurer (Principal                    September 14, 1999
      -------------------------                 Financial and Accounting
           James Dolan                          Officer)


       /s/ Blaine H. Filthaut*                 Director                                September 14, 1999
      -------------------------
           Blaine H. Filthaut

       /s/ R. William Crowe*                   Director                                September 14, 1999
      -------------------------
           R. William Crowe

    *  By: /s/ George W. Calver
      -------------------------
          George W. Calver
          Attorney-in-Fact



    Note: Power of Attorney appointing George Calver and Andrew Baranowsky, and either of them acting singly, to execute the Registration Statement and any amendments thereto on behalf of the above-named individuals, were previously filed with the Securities and Exchange Commission.

                                INDEX TO EXHIBITS

                                                                                           Page
                                                                                           ----

      *1.1  --Form of Underwriting Agreement (for Grantor Trusts).

      *1.2  --Form of Underwriting Agreement (for Owner Trusts).

      *3.1  --Certificate of Incorporation of Bombardier Capital CF II Inc.

      *3.2  --Restated By-Laws of Bombardier Capital CF II Inc.

      *4.1  --Form of Pooling and Servicing Agreement among Bombardier Capital
                CF II Inc., as Depositor, Bombardier Capital Inc., as
                Servicer, and the Owner Trustee (for Grantor Trusts).

      *4.2  --Form of Sale and Servicing Agreement relating to Owner
                Trusts.

      *4.3  --Form of Trust Agreement relating to Owner Trusts.

      *4.4  --Form of Indenture between the Trust and the Indenture
                Trustee, including form of Note.

      *5.1 --Opinion and consent of Morgan, Lewis & Bockius LLP with respect to legality.

      *8.1 --Opinion and consent of Morgan, Lewis & Bockius LLP with respect to tax matters.

     *23.2  --Consent of Morgan, Lewis & Bockius LLP (included as part of
                Exhibit 5.1).

     *23.3  --Consent of Morgan, Lewis & Bockius LLP (included as part of
                Exhibit 8.1).

     *25.1  --Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee.

     --------
     *To be filed by amendment.